Exhibit 10.1

Execution Version

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of October 30, 2023 (this “Amendment”) is among HPS CORPORATE LENDING FUND, a Delaware statutory trust (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”) and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Senior Secured Revolving Credit Agreement, dated as of June 23, 2022 (the “Existing Credit Agreement” and, as amended by this Amendment and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, the Collateral Agent and the Administrative Agent; and

WHEREAS, the parties hereto have agreed to make certain amendments to the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Definitions. Capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

ARTICLE II

AMENDMENT TO CREDIT AGREEMENT

SECTION 2.1.  Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3.1 hereof, effective on and as of the First Amendment Effective Date (as hereinafter defined), the Borrower, each of the Lenders and the Administrative Agent hereby agree that the Existing Credit Agreement shall be amended as set forth in the pages of the Credit Agreement attached hereto as Exhibit A.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

SECTION 3.1.  First Amendment Effective Date. This Amendment shall become effective on the date each of the following conditions have been satisfied (the “First Amendment Effective Date”):

(a) Documents. Administrative Agent shall have received each of the following documents with respect to the Borrower, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

1.

Executed Counterparts. From the Borrower either (1) a counterpart of this Amendment signed on behalf of the Borrower or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page to this Agreement) that the Borrower has signed a counterpart of this Amendment.

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2.	Guarantee and Security Agreement Confirmation. The Guarantee and Security Agreement Confirmation, duly executed and delivered by each of the parties to the Guarantee and Security Agreement.

3.

Opinion of Counsel to the Borrower. A customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) of Dechert LLP, New York counsel for the Borrower, covering such matters relating to the Borrower, this Agreement or the Transactions as the Administrative Agent may reasonably request.

4.

Opinion of Counsel to the Obligors. A customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) of Dechert LLP, Luxembourg counsel for the Borrower, covering such matters relating to the Obligors, this Agreement or the Transactions as the Administrative Agent may reasonably request.

5.

Opinion of Special New York Counsel to JPMCB. An opinion, dated the First Amendment Effective Date, of Milbank LLP, special New York counsel to JPMCB (and the Administrative Agent hereby instructs such counsel to deliver such opinion to the Lenders).

6.

Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions as each relates to the Borrower.

7.

Officer’s Certificate. A certificate from the Borrower, dated the First Amendment Effective Date and signed by the President, a Vice President, the Chief Executive Officer or any other Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02 of the Credit Agreement.

8.	Borrowing Base Certificate. A Borrowing Base Certificate as of the First Amendment Effective Date.

(b) Fees and Expenses. The Administrative Agent shall have received evidence of the payment by the Borrower of all fees due and payable to the Lenders and the Joint Lead Arrangers on the First Amendment Effective Date that the Borrower has agreed to pay in connection with this Amendment (including any fee letter or commitment letter entered into between the Borrower and the Administrative Agent and the Collateral Agent). The Borrower shall have paid all

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reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket legal fees of Milbank LLP) in connection with this Amendment for which invoices have been presented at least two (2) Business Days prior to the First Amendment Effective Date and the Borrower has agreed to pay in connection with this Amendment.

(c) Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Borrower and such search shall reveal no liens on any of the assets of the Borrower or such other Obligor except for liens permitted under Section 6.02 of the Credit Agreement or liens to be discharged on or prior to the First Amendment Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(d) Financial Statements. The Administrative Agent and the Lenders shall have received prior to the execution of this Agreement the unaudited consolidated statements of financial condition, operations, changes in net assets, cash flows and schedule of investments of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended September 30, 2023. The Administrative Agent and Lenders acknowledge having received the financial statements referred to above.

(e) Valuation Policy. A copy of the Borrower’s Valuation Policy.

(f) Know Your Customer Documentation. Upon the reasonable request of the Administrative Agent or any Lender at least five (5) Business Days prior to the First Amendment Effective Date, documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations.

(g) Other Documents. The Administrative Agent shall have received from the Borrower such other documents as the Administrative Agent or any Lender or special New York counsel to the Administrative Agent may reasonably request from the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1.  Borrower Representations and Warranties. To induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent on the First Amendment Effective Date that the representations and warranties contained in Article III of the Credit Agreement are true and correct as of the date hereof.

ARTICLE V

MISCELLANEOUS

SECTION 5.1.  Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 5.2.  Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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SECTION 5.3.  Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Articles VIII and IX thereof.

SECTION 5.4.  Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.5.  Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.6.  Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise and whether at law or in equity) based upon or arising out of this Amendment and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5.7.  Submission to Jurisdiction. Each party to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York in Manhattan, and any appellate court from any thereof, in any action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against the Borrower or its properties in the courts of any jurisdiction.

SECTION 5.8.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

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OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.9.  Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other terms or provisions of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents. The parties hereto acknowledge and agree that (a) this Amendment and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the obligations for principal, interest or fees of the Borrower under the Existing Credit Agreement as in effect on the First Amendment Effective Date immediately prior to the effectiveness of this Amendment and which remain outstanding; and (b) except for any of the Borrower’s obligations under the Existing Credit Agreement which are expressly contemplated to be repaid on the First Amendment Effective Date and to the extent are in fact so repaid, the obligations of the Borrower under the Existing Credit Agreement (as amended and restated hereby and which are on and after the date hereof subject to the terms herein) are in all respects continuing, and shall continue to be secured as provided in the Security Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BORROWER:	HPS CORPORATE LENDING FUND

	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer

HLEND Amendment No. 1

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Alfred Chi
Name:	Alfred Chi
Title:	Executive Director

HLEND Amendment No. 1

BANK OF AMERICA, N.A.,
as an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Sidmima Daruka
Name:	Sidmima Daruka
Title:	Director

HLEND Amendment No. 1

GOLDMAN SACHS BANK USA,
as an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Amanda DeRoche
Name:	Amanda DeRoche
Title:	Authorized Signatory

HLEND Amendment No. 1

SUMITOMO MITSUI BANKING CORPORATION,
as an Issuing Bank, a Swingline Lender and a Lender

By:	/s/ Shane Klein
Name:	Shane Klein
Title:	Managing Director

HLEND Amendment No. 1

BNP PARIBAS,
as a Lender

By:	/s/ Marguerite L. Lebon
Name:	Marguerite L. Lebon
Title:	Vice President

By:	/s/ Philippo Bano
Name:	Philippo Bano
Title:	Director - FIC

HLEND Amendment No. 1

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Colleen Osborne
Name:	Colleen Osborne
Title:	Authorized Signatory

HLEND Amendment No. 1

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Troy Pierce
Name:	Troy Pierce
Title:	Director

HLEND Amendment No. 1

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Alison Lugo
Name:	Alison Lugo
Title:	Vice President

By:	/s/ Douglas Darman
Name:	Douglas Darman
Title:	Director

HLEND Amendment No. 1

NATIXIS, NEW YORK BRANCH,
as a Lender

By:	/s/ Ray Meyer
Name:	Ray Meyer
Title:	Managing Director

By:	/s/ Jordan Leung
Name:	Jordan Leung
Title:	Associate

HLEND Amendment No. 1

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

HLEND Amendment No. 1

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Grant Barr
Name:	Grant Barr
Title:	Senior Vice President
Institutional Lending – Credit Services

HLEND Amendment No. 1

MUFG BANK, LTD.,
as a Non-Extending Lender

By:	/s/ Jacob Ulevich
Name:	Jacob Ulevich
Title:	Director

HLEND Amendment No. 1

EXHIBIT A

[Attached]

Conformed through Amendment No. 1

dated as of October 30, 2023

SENIOR SECURED

REVOLVING CREDIT AGREEMENT

dated as of

June 23, 2022

among

HPS CORPORATE LENDING FUND,

as Borrower

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent and

as Collateral Agent

$~~925,000,000~~1,275,000,000

JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A.,

GOLDMAN SACHS BANK USA~~,~~

and

~~MUFG BANK, LTD.,~~

~~ROYAL BANK OF CANADA,~~

SUMITOMO MITSUI BANKING CORPORATION

as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		1

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~54~~57
SECTION 1.03.	Terms Generally	~~54~~57
SECTION 1.04.	Accounting Terms; GAAP	~~55~~57
SECTION 1.05.	Currencies; Currency Equivalents.	~~54~~58
SECTION 1.06.	Divisions	~~57~~60
SECTION 1.07.	Interest Rates; Benchmark Notification	~~57~~60

ARTICLE II THE CREDITS		~~58~~60

SECTION 2.01.	The Commitments	~~58~~61
SECTION 2.02.	Loans and Borrowings	~~58~~61
SECTION 2.03.	Requests for Borrowings	~~59~~62
SECTION 2.04.	Swingline Loans	~~60~~63
SECTION 2.05.	Letters of Credit	~~63~~66
SECTION 2.06.	Funding of Borrowings	~~69~~72
SECTION 2.07.	Interest Elections	~~70~~73
SECTION 2.08.	Termination, Reduction or Increase of the Commitments	~~71~~74
SECTION 2.09.	Repayment of Loans; Evidence of Debt	~~74~~77
SECTION 2.10.	Prepayment of Loans	~~76~~79
SECTION 2.11.	Fees	~~81~~85
SECTION 2.12.	Interest	~~83~~87
SECTION 2.13.	Alternate Rate of Interest	~~84~~88
SECTION 2.14.	Computation of Interest	~~88~~91
SECTION 2.15.	Increased Costs	~~88~~92
SECTION 2.16.	Break Funding Payments	~~89~~93
SECTION 2.17.	Taxes	~~90~~94
SECTION 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~93~~97
SECTION 2.19.	Defaulting Lenders	~~95~~99
SECTION 2.20.	Mitigation Obligations; Replacement of Lenders	~~97~~101
SECTION 2.21.	Maximum Rate	~~98~~102
SECTION 2.22.	German Bank Separation Act.	~~98~~103

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~100~~104

SECTION 3.01.	Organization; Powers	~~100~~104
SECTION 3.02.	Authorization; Enforceability	~~100~~104
SECTION 3.03.	Governmental Approvals; No Conflicts	~~100~~105
SECTION 3.04.	No Material Adverse Change	~~100~~105
SECTION 3.05.	Litigation; Actions, Suits and Proceedings	~~100~~105

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SECTION 3.06.	Compliance with Laws and Agreements	~~102~~105
SECTION 3.07.	Anti-Corruption Laws and Sanctions	~~102~~106
SECTION 3.08.	Taxes	~~102~~106
SECTION 3.09.	ERISA	~~102~~106
SECTION 3.10.	Disclosure	~~102~~106
SECTION 3.11.	Investment Company Act; Margin Regulations	~~103~~107
SECTION 3.12.	Material Agreements and Liens	~~103~~107
SECTION 3.13.	Subsidiaries and Investments	~~104~~107
SECTION 3.14.	Properties	~~104~~108
SECTION 3.15.	Affiliate Agreements	~~105~~108
SECTION 3.16.	Security Documents	~~105~~109
SECTION 3.17.	Affected Financial Institutions	~~105~~109

ARTICLE IV CONDITIONS		~~105~~109

SECTION 4.01.	Original Effective Date	~~105~~109
SECTION 4.02.	Each Credit Event	~~107~~111

ARTICLE V AFFIRMATIVE COVENANTS		~~108~~111

SECTION 5.01.	Financial Statements and Other Information	~~108~~112
SECTION 5.02.	Notices of Material Events	~~111~~115
SECTION 5.03.	Existence; Conduct of Business	~~111~~115
SECTION 5.04.	Payment of Obligations	~~112~~115
SECTION 5.05.	Maintenance of Properties; Insurance	~~112~~116
SECTION 5.06.	Books and Records; Inspection Rights	~~112~~116
SECTION 5.07.	Compliance with Laws	~~112~~116
SECTION 5.08.	Certain Obligations Respecting Subsidiaries; Further Assurances	~~113~~116
SECTION 5.09.	Use of Proceeds	~~115~~119
SECTION 5.10.	Status of RIC and BDC	~~116~~119
SECTION 5.11.	Investment and Valuation Policies	~~116~~120
SECTION 5.12.	Portfolio Valuation and Diversification, Etc.	~~116~~120
SECTION 5.13.	Calculation of Borrowing Base	~~122~~126

ARTICLE VI NEGATIVE COVENANTS		~~131~~136

SECTION 6.01.	Indebtedness	~~132~~136
SECTION 6.02.	Liens	~~134~~138
SECTION 6.03.	Fundamental Changes and Dispositions of Assets	~~135~~139
SECTION 6.04.	Investments	~~137~~141
SECTION 6.05.	Restricted Payments	~~138~~143
SECTION 6.06.	Certain Restrictions on Subsidiaries	~~139~~144
SECTION 6.07.	Certain Financial Covenants	~~140~~144
SECTION 6.08.	Transactions with Affiliates	~~140~~145
SECTION 6.09.	Lines of Business	~~141~~145
SECTION 6.10.	No Further Negative Pledge	~~141~~145
SECTION 6.11.	Modifications of Certain Documents	~~141~~146
SECTION 6.12.	Payments of Other Indebtedness	~~142~~146

ARTICLE VII EVENTS OF DEFAULT		~~143~~148

ARTICLE VIII THE ADMINISTRATIVE AGENT		~~148~~152

ARTICLE IX MISCELLANEOUS		~~152~~157

SECTION 9.01.	Notices; Electronic Communications	~~152~~157
SECTION 9.02.	Waivers; Amendments	~~154~~159
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	~~157~~163
SECTION 9.04.	Successors and Assigns	~~160~~165
SECTION 9.05.	Survival	~~164~~169
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~164~~170
SECTION 9.07.	Severability	~~165~~170
SECTION 9.08.	Right of Setoff	~~165~~170
SECTION 9.09.	Governing Law; Jurisdiction; Etc.	~~166~~171
SECTION 9.10.	WAIVER OF JURY TRIAL	~~166~~172
SECTION 9.11.	Judgment Currency	~~166~~172
SECTION 9.12.	Headings	~~166~~173
SECTION 9.13.	Treatment of Certain Information; Confidentiality	~~166~~173
SECTION 9.14.	USA PATRIOT Act	~~170~~175
SECTION 9.15.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~170~~175
SECTION 9.16.	No Fiduciary Duty	~~171~~176
SECTION 9.17.	Certain ERISA Matters	~~171~~178
SECTION 9.18.	Acknowledgement Regarding Any Supported QFCs	~~172~~179
SECTION 9.19.	Termination	~~173~~180

SCHEDULE I	–	Commitments and Issuing Banks
SCHEDULE II	–	Material Agreements and Liens
SCHEDULE III	–	~~Permitted Indebtedness~~[Reserved]
SCHEDULE IV	–	Subsidiaries and Investments
SCHEDULE V	–	Transactions with Affiliates
SCHEDULE VI	–	Moody’s Industry Classification Group List
SCHEDULE VII	–	Approved Dealers and Approved Pricing Services
SCHEDULE VIII	–	Excluded Assets

EXHIBIT A	–	Form of Assignment and Assumption
EXHIBIT B	–	Form of Borrowing Base Certificate
EXHIBIT C	–	Form of Borrowing Request
EXHIBIT D	–	Form of Interest Election Request
EXHIBIT E	–	Form of Promissory Note
EXHIBIT F	–	Lender NDA

SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of June 23, 2022 (this “Agreement”), among HPS CORPORATE LENDING FUND, a Delaware statutory trust (the “Borrower”), the LENDERS party hereto (the “Existing Lenders”) , and JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent.

The Borrower has requested that the Lenders provide the credit facilities described herein. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ 2025 Notes” means the Borrower’s 8.37% unsecured notes due November 14, 2025 outstanding on the Effective Date, in the principal amount of $170,000,000.

“ 2026 Notes” means the Borrower’s 8.12% unsecured notes due March 15, 2026 outstanding on the Effective Date , in the principal amount of $276,000,000.

“ 2027 Notes” means, collectively, the 2027-1 Notes and the 2027-2 Notes.

“ 2027-1 Notes” means the Borrower’s 8.43% unsecured notes due November 14, 2027 outstanding on the Effective Date , in the principal amount of $155,000,000.

“ 2027-2 Notes” means the Borrower’s 8.67% unsecured notes due September 14, 2027 in the principal amount of $75,000,000, outstanding on the Effective Date.

“ 2028 Notes” means, collectively, the 2028-1 Notes and the 2028-2 Notes.

“ 2028-1 Notes” means the Borrower’s 8.17% unsecured notes due March 15, 2028 outstanding on the Effective Date, in the principal amount of $124,000,000.

“ 2028-2 Notes” means the Borrower’s 8.80% unsecured notes due September 14, 2028 in the principal amount of $250,000,000, outstanding on the Effective Date.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans constituting such Borrowing are, denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Debt Amount” means, as of any date, the greater of (a) $50,000,000 and (b) an amount equal to 5% of Shareholders’ Equity.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling, and (ii) with respect to any RFR Borrowing denominated in CHF, an interest rate per annum equal to the Daily Simple RFR for CHF, provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of calculating such rate.

“Adjusted EURIBOR Rate” means the EURIBOR Rate, as adjusted for statutory reserve requirements for eurocurrency liabilities; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of calculating such rate.

“Adjusted Gross Borrowing Base” means the Gross Borrowing Base plus the amount of any cash held in a “collection” (or similar) account of any Excluded Asset that is a “collateralized loan obligation” (a “CLO”) or is otherwise subject to a third-party financing whereby a trustee or similar third party administers the “collection” (or similar) account and periodic “waterfall” payments therefrom, in each case, that is reflected on a “payment date schedule” (or similar distribution statement and, in each case, which may be a draft so long as the amount to be distributed has been finalized) to be (subject only to the lapse of time for a period not to exceed 30 days from the date of such schedule or statement) irrevocably distributed, directly or indirectly, to an Obligor on the next payment date or similar distribution date for such CLO or other Excluded Asset.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period, plus 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by a specified Person in the ordinary course of business.

“Affiliate Agreements” means that certain (a) amended and restated investment advisory agreement, dated ~~January 20~~June 30 , ~~2022~~2023, by and ~~between~~among the HPS Advisor, HPS Investment Partners, LLC and the Borrower ~~and~~, (b) the ~~administrative~~second amended and restated administration agreement, dated ~~January 20~~June  30, ~~2022~~2023, by and between HPS Advisor and ~~the Borrower.~~HPS Investment Partners, LLC, (c) the amended and restated expense support and conditional reimbursement agreement, dated June 30, 2023, by and among the HPS Advisor, HPS Investment Partners, LLC and the Borrower, and (d) the sub-administration agreement, dated August 28, 2023, by and among the Borrower, HPS Investment Partners, LLC, and Harmonic Fund Services.

“Agreed Foreign Currency” means, at any time, Sterling, Euros, AUD, Canadian Dollars, NZD, DKK, CHF and any additional currencies determined after the Effective Date by mutual agreement of the Borrower, Multicurrency Lenders, each Multicurrency Issuing Bank and Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.

“Agreement” has the meaning assigned to such term in the preamble.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement.

“Amendment No. 1 ” means that certain amendment no. 1 to this Agreement, dated as of October 30, 2023 among the Borrower, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.

“Applicable Dollar Percentage” means, with respect to any Dollar Lender, the percentage of the total Dollar Commitments represented by such Dollar Lender’s Dollar Commitment. If the Dollar Commitments have terminated or expired, the Applicable Dollar Percentages shall be determined based upon the Dollar Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b).

“Applicable Margin” means, for any day, (i) if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.6 times the Combined Debt Amount, (a) in the case of any ABR Loan, 0.75% and (b) in the case of any other Loan, 1.75%, and (ii) if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.6 times the Combined Debt Amount, (a) in the case of any ABR Loan, 0.875% and (b) in the case of any other Loan, 1.875%. Any change in the Applicable Margin due to a change in the ratio of the Gross Borrowing Base to the Combined Debt Amount as set forth in any Borrowing Base Certificate shall be effective from and including the day immediately succeeding the date of delivery of such Borrowing Base Certificate; provided that if any Borrowing Base Certificate has not been delivered in accordance with Section 5.01(d), then from and including the day immediately succeeding the date on which such Borrowing Base Certificate was required to be delivered, the Applicable Margin shall be the Applicable Margin set forth in clause (ii) above to and including the date on which the required Borrowing Base Certificate is delivered.

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, the percentage of the total Multicurrency Commitments represented by such Multicurrency Lender’s Multicurrency Commitment. If the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentages shall be determined based upon the Multicurrency Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b).

“Applicable Percentage” means, with respect to any Lender, the percentage of total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b).

“Approved Dealer” means (a) in the case of any Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities, and (c) in the case of any foreign Portfolio Investment, any foreign broker-dealer of internationally recognized standing or an Affiliate thereof, in the case of each of clauses (a), (b) and (c) above, as set forth on Schedule VII or any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Pricing Service” means a pricing or quotation service as set forth in Schedule VII or any other pricing or quotation service approved by the HPS Advisor (so long as it has the necessary delegated authority) or the board of trustees (or appropriate committee thereof with the necessary delegated authority) of the Borrower and designated in writing to the Administrative Agent (which designation, if approved by the board of trustees of the Borrower, shall be accompanied by a copy of a resolution of the board of trustees (or appropriate committee thereof with the necessary delegated authority) that such pricing or quotation service has been approved by the Borrower).

“Approved Third-Party Appraiser” means each of Duff & Phelps, Lincoln International, Valuation Research Corporation, Alvarez & Marsal, and any other third-party appraiser selected by the Borrower in its reasonable discretion.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the value of total assets of the Borrower and its Subsidiaries, less all liabilities and indebtedness not represented by Senior Securities of the Borrower and its Subsidiaries, to (b) the aggregate amount of Senior Securities representing indebtedness, in each case, of the Borrower and its Subsidiaries (all as determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower, in each case, as in effect on the Original Effective Date but excluding the effects of SEC Release No. 33837/April 8, 2020). The calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive order issued by the SEC under Section 6(c) of the Investment Company Act relating to the exclusion of any Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, and (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee to which the Borrower or any other Obligor is a party. The outstanding utilized notional amount of any total return swap and the notional amount of any Credit Default Swap where an Obligor is a protection seller, in each case, less the value of the margin posted by the Borrower or any of its Subsidiaries thereunder at such time shall be treated as a Senior Security of the Borrower for the purposes of calculating the Asset Coverage Ratio.

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired; provided, however, the term “Asset Sale” as used in this Agreement shall not include the disposition of Portfolio Investments originated by the Borrower or other Obligor and promptly transferred to a Subsidiary of the Borrower pursuant to the terms of Section 6.03(d) hereof, any disposition of a Portfolio Investment received from an Excluded Asset and promptly transferred to another Excluded Asset or any Back-to-Back Transaction pursuant to the terms of Section 6.03(h).

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent as provided in Section 9.04, in the form of Exhibit A or such other form as is approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.08(e)(i).

“AUD” and “A$” denote the lawful currency of The Commonwealth of Australia.

“AUD Rate” means for any Loans or LC Disbursement in AUD, the (a) AUD Screen Rate plus (b) 0.20%.

“AUD Screen Rate” means, with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for AUD bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period. If the AUD Screen Rate shall be less than the Floor, the AUD Screen Rate shall be deemed to be the Floor for purposes of this Agreement.

“Authorized Signatory” means with respect to any Person (other than an individual), any signatory of such Person who is authorized to act for such Person in matters relating to, and binding upon, such Person. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments in full.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.

“Back-to-Back Transaction” means, a transaction where (i) an Obligor originates or acquires an Investment, (ii) such Obligor immediately transfers in full or sells a participation interest in all or any portion of such Investment to an Excluded Asset, (iii) the purchase price paid by such Excluded Asset to such Obligor in respect of such Investment (or participation interest therein) or any portion thereof is remitted by the Obligor to the underlying issuer thereof and (iv) the Borrowing Base immediately after giving effect to such transaction is not less than the Borrowing Base immediately prior to such transaction; provided that, for the avoidance of doubt and for purposes of this Agreement, only the portion of any Investment that is transferred by an Obligor to an Excluded Asset in accordance with clause (ii) above (subject to compliance with clauses (i), (ii) and (iv) of this definition), and not any other portion of such Investment, shall be deemed to have been subject to a Back-to-Back Transaction.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Loans” has the meaning assigned to such term in Section 5.13.

“Bankruptcy Code” has the meaning assigned to such term in Section 5.13.

“Basel III” means the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

“Benchmark” means, initially, with respect to any Loan in any Currency, the applicable Relevant Rate for such Currency; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Currency, then “Benchmark” for such Currency means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Currency other than Dollars, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) the sum of: (a) Daily Simple SOFR and (b) 0.10%, or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention in the United States for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to the use or administration of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice and substantially consistent with conforming changes made in other syndicated credit facilities for which JPMCB acts as administrative agent (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator (solely in the case of the Term SOFR Reference Rate), the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“Borrowing” means, (a) all ABR Loans of the same Class made to, or converted or continued on the same date, (b) all Term Benchmark Loans of the same Class denominated in the same Currency that have the same Interest Period, (c) all RFR Loans of the same Class denominated in the same Currency or (d) a Swingline Loan, as applicable.

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B (with such attachments as agreed to by the Administrative Agent and the Borrower on or prior to the Effective Date) or such other form as is reasonably acceptable to the Administrative Agent and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 substantially in the form of Exhibit C or such other form as is approved by the Administrative Agent.

“Borrowing Value” means, as of any date, the sum of the products obtained by multiplying (i) the Value of each Portfolio Investment in the Borrowing Base and (ii) the applicable Advance Rate for such Portfolio Investment. With respect to any limitation set forth in Section 5.13 that is based on Borrowing Value, such Borrowing Value shall be determined after giving effect to the portfolio limitations and valuation criteria specified in Section 5.13 (other than any adjustment required pursuant to paragraphs (d) and (g) thereof). For the avoidance of doubt, (a) to avoid double counting of excess concentrations, any Advance Rate reductions set forth in Section 5.13 shall be without duplication of any other such Advance Rate reductions and (b) to the extent the Borrowing Value is required to be reduced to comply with Section 5.13, the Borrower shall be permitted to choose the Portfolio Investments to be excluded from the Borrowing Value to effect such reduction.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago and (a) in relation to Loans denominated in Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR Rate, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Currency of such RFR Loan, any such day that is only an RFR Business Day and (d) in relation to any Loan denominated in any other Currency, any day (other than a Saturday or a Sunday) on which the central bank responsible for administering such Currency is open for business, as determined by the Administrative Agent in its reasonable discretion.

“Canadian Dollar” means the lawful money of Canada.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any the above rates shall be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or CDOR shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR, respectively.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any other provision contained herein, any change in GAAP after December 15, 2018 that would require an operating lease to be treated similar to a capital lease shall not be given effect hereunder.

“Capital Stock” has the meaning assigned to such term in Section 5.13.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a) U.S. Government Securities, in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper or other short-term corporate obligations maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency, provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(d) fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(e) a Reinvestment Agreement; provided that such Reinvestment Agreement may be unwound at the option of the purchaser at any time without penalty;

(f) money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively; and

(g) any of the following offered by the Custodian (or other entity acting in a similar capacity with respect to the Borrower) (i) money market deposit accounts, (ii) eurodollar time deposits, (iii) commercial eurodollar sweep services or (iv) open commercial paper services, in each case, having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s and maturing not later than two hundred seventy (270) days from the date of acquisition thereof;

provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of S&P or Moody’s changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of S&P or Moody’s, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit or repurchase agreements) shall not include any such investment representing more than 10% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or an Agreed Foreign Currency.

“Cash Pay Bank Loans” has the meaning assigned to such term in Section 5.13.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan.

“CDOR” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:15 a.m. Toronto local time on the first day of such Interest Period and, if such day is not a business day, then on the immediately preceding business day (as adjusted by Administrative Agent after 10:15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided, that, if the CDOR shall be less than the Floor, such rate shall be deemed to be the Floor.

“Central Bank Rate” means (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) CHF, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (d) any other Agreed Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means , for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five

Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (c) CHF, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for CHF Borrowings for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of CHF in effect on the last RFR Business Day in such period, and (d) any other Agreed Foreign Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Original Effective Date) (other than the HPS Advisor or any of its Affiliates that are in the business of managing and advising clients), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower or (b) the occupation of a majority of the seats (other than vacant seats) on the board of trustees of the Borrower by Persons who were neither (i) nominated by the requisite members of the board of trustees of the Borrower nor (ii) appointed by a majority of the directors so nominated.

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the Original Effective Date, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Original Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Original Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CHF” means the lawful currency of the Swiss Confederation.

“Charges” has the meaning assigned to such term in Section 2.21.

“CIBOR Screen Rate” means, with respect to any Interest Period, a rate per annum equal to the Copenhagen interbank offered rate administered by the Danish Financial Benchmark Facility (or any other Person that takes over the administration of such rate) for DKK with a tenor equal in length to such Interest Period as displayed on page CIBOR of the Reuters screen (or, in the event such rate does not appear on such Reuters page on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. London time two Business Days prior to the commencement of such Interest Period. If the CIBOR Screen Rate shall be less than the Floor, the CIBOR Screen Rate shall be deemed to be the Floor for purposes of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Dollar Loans or Multicurrency Loans, Swingline Loans, as applicable; when used in reference to any Lender, refers to whether such Lender is a Dollar Lender or a Multicurrency Lender; when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment or a Multicurrency Commitment and, when used in reference to any LC Exposure, refers to whether such LC Exposure is a Dollar LC Exposure or a Multicurrency LC Exposure.

“CLO Securities” means debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (i.e. securities consisting of a combination of debt and equity securities that are issued in effect as a unit) including synthetic securities that provide synthetic credit exposure to debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (or other investments, including any interests held to comply with applicable risk retention requirements, that similarly represent an investment in underlying pools of leveraged portfolios), that, in each case, entitle the holders thereof to receive payments that (i) depend on the cash flow from a portfolio consisting primarily of ownership interests in debt securities, corporate loans or asset-backed securities or (ii) are subject to losses owing to credit events (howsoever defined) under credit derivative transactions with respect to debt securities, corporate loans or asset-backed securities.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means JPMCB in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Collateral Pool” means, at any time, each Portfolio Investment that has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent and is subject to the Lien of the Guarantee and Security Agreement, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein and in which the Collateral Agent has a first-priority perfected Lien as security for the Secured Obligations (subject to any Lien permitted by Section 6.02 hereof); provided that, notwithstanding the foregoing, in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected (other than, for a period of up to 7 days (or such longer period up to sixty (60) days as the Collateral Agent may agree in its sole discretion), customary rights of setoff, banker’s lien, security interest or other like right upon securities accounts in which such Portfolio Investments are held) security interest pursuant to a valid Uniform Commercial Code filing, such Portfolio Investment may be included in the Collateral Pool so long as all remaining actions to complete “Delivery” are satisfied in full within 7 days of such inclusion (or such longer period up to sixty (60) days as the Collateral Agent may agree in its sole discretion).

“Combined Debt Amount” means, as of any date, (i) the aggregate amount of Commitments as of such date (or, if greater, the Revolving Credit Exposures of all Lenders as of such date) plus (ii) the aggregate principal amount of outstanding Designated Indebtedness and, without duplication, the aggregate amount of unused and available commitments of the holders of Designated Indebtedness to extend credit that will give rise to Designated Indebtedness under the Guarantee and Security Agreement.

“Commitment” means, collectively, the Dollar Commitments and the Multicurrency Commitments.

“Commitment Increase” has the meaning assigned to such term in Section 2.08(e)(i).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e)(i).

“Commitment Termination Date” means ~~June 23~~October  30, ~~2026~~2027.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Concurrent Transactions” means, with respect to any proposed action or transaction hereunder, (a) any acquisition or sale of Portfolio Investments or other property or assets, (b) any payment of outstanding Loans, cash collateralization of Letters of Credit as contemplated by Section 2.05(k), or payment of other Indebtedness that is included in the Covered Debt Amount, (c) any return of capital or other distribution or receipt of cash from any Investment, (d) any incurrence of Indebtedness and the use of proceeds thereof, (e) any sale of Equity Interests by the Borrower, and (f) any pro forma adjustments related to any of the actions or transactions described in the foregoing clauses (a) through (e), in each case, (x) that occurs substantially simultaneously with (and in any event within twenty-four (24) hours of) such proposed action or transaction and (y) is evidenced by a current Borrowing Base Certificate delivered by the Borrower (which may include any activities permitted to be included under clause (x) above).

“Contingent Borrowing Base Deficiency” means, at any time that any Contingent Secured Indebtedness is outstanding, if the inclusion of all such Contingent Secured Indebtedness and the Portfolio Investments subject to the underlying repurchase transactions in the Covered Debt Amount and the Borrowing Base, respectively, would result in a Borrowing Base Deficiency.

“Contingent Secured Indebtedness” means, on any date, Indebtedness of an Obligor (which may be guaranteed by one or more other Obligors) that (a) is incurred pursuant to one or more repurchase arrangements, (b) has a maturity at issuance of no more than 180 days (or, in the case of any renewal or extension thereof, 180 days after the then-current expiration date of such Contingent Secured Indebtedness) and (c) is not secured by any of the Collateral (other than by (x) any Portfolio Investment to the extent otherwise permitted to be transferred to an Excluded Asset hereunder, (y) the participation interest such Obligor sells or purports to sell in the underlying asset for such repurchase agreement or (z) any note or security issued by a Subsidiary of an Obligor that such Obligor sells or purports to sell, which economically represents the underlying asset for such repurchase agreement).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” means, with respect to any Person, an entity that (a) is (i) ~~any~~a Subsidiary which is a “controlled foreign corporation” of such Person (within the meaning of Section 957 of the Code) or any direct or indirect subsidiary of such a corporation or (ii) a directly or indirectly owned subsidiary of such Person substantially all the assets of which consist of debt or equity in Subsidiaries described in clause (i) of this definition, and (b) is not a Foreign Subsidiary that is an Obligor.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Debt Amount” means, on any date, without duplication, (a) all of the Revolving Credit Exposures of all Lenders on such date plus (b) the aggregate principal amount of outstanding Permitted Indebtedness, and 50% of the aggregate principal amount of outstanding Shorter-Term Unsecured Indebtedness~~,~~ (including Excess Special Longer-Term Unsecured Indebtedness, the 2025 Notes and the 2026 Notes), in each case, on such date plus (c) the aggregate principal amount of any Indebtedness incurred pursuant to Section 6.01(g) plus (d) Hedging Agreement Obligations (as defined in the Guarantee and Security Agreement) (other than Hedging Agreement Obligations arising from Hedging Agreements entered into pursuant to Section 6.04(c)) minus (e) the LC Exposures fully cash collateralized on such date pursuant to Section 2.05(l) and the last paragraph of Section 2.09(a) or otherwise backstopped in a manner satisfactory to the relevant Issuing Bank and the Administrative Agent in their respective sole discretion; provided that the aggregate principal amount of (i) all Unsecured Longer-Term Indebtedness (including the 2028 Notes, if applicable) and Special Longer-Term Unsecured Indebtedness (including the 2027 Notes), and (ii) 50% of all then outstanding Shorter-Term Unsecured Indebtedness (including Excess Special Longer-Term Unsecured Indebtedness, the 2025 Notes and the 2026 Notes) shall be excluded from the calculation of the Covered Debt Amount, in each case, to the extent then outstanding, until the date that is 9 months prior to the scheduled maturity or earlier redemption date of such Indebtedness; provided further that, to the extent, but only to the extent, any portion of Unsecured Longer-Term Indebtedness (including the 2028 Notes, if applicable), Special Longer-Term Unsecured Indebtedness (including the 2027 Notes) or Shorter-Term Unsecured Indebtedness (including Excess Special Longer-Term Unsecured Indebtedness, the 2025 Notes and the 2026 Notes) referred to in clauses (i) and (ii) above is subject to a contractually scheduled amortization payment, other principal payment or redemption (it being understood that the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses or fractional shares (which may be payable in cash)), shall not constitute “amortization” for purposes of this definition) earlier than ~~6~~six months after the Maturity Date (in the case of Unsecured Longer-Term Indebtedness (including the 2028 Notes, if applicable)) or earlier than the original final maturity date of such Indebtedness (in the case of Special Longer-Term Unsecured Indebtedness~~,~~ (including the 2027 Notes) or Shorter-Term Unsecured Indebtedness (including Excess Special Longer-Term Unsecured Indebtedness, the 2025 Notes and the 2026 Notes)), all of such portion of such Indebtedness, to the extent then outstanding, shall be included in the calculation of the Covered Debt Amount beginning upon the date that is the later of (x) 9 months prior to such scheduled amortization payment, other principal payment or redemption and (y) the date the Borrower becomes aware that such Indebtedness is required to be paid or redeemed. For the avoidance of doubt, in no event shall any Contingent Secured Indebtedness (whether incurred pursuant to Section 6.01(g) or Section 6.01(k)) be included in the Covered Debt Amount other than for the purposes of determining whether a Contingent Borrowing Base Deficiency has occurred or is occurring.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.18.

“Credit Default Swap” means any credit default swap entered into as a means to (i) invest in bonds, notes, loans, debentures or securities on a leveraged basis or (ii) hedge the default risk of bonds, notes, loans, debentures or securities.

“Currency” means Dollars or any Foreign Currency.

“Custodian” means U.S. Bank National Association, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Borrower and/or other Obligors holding Portfolio Investments, on behalf of the Borrower and/or such other Obligors or any successor in such capacity pursuant to a Custodian Agreement. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Agreement” means (a) the Custody Agreement, dated as of November 30, 2021, by and between the Borrower and U.S. Bank National Association and (b) any other custodian agreement by and among any Obligor, the Custodian and any other parties from time to time party thereto in form and substance substantially similar to the Custodian Agreement described in clause (a) or otherwise reasonably acceptable to the Collateral Agent.

“Daily Simple ESTR” means, with respect to any Swingline Loan requested in Euros for any Business Day, an interest rate per annum equal to the greater of (a) ESTR based on the published rate of ESTR as of the Business Day of such request and (b) 0%. Any change in Daily Simple ESTR due to a change in the applicable ESTR shall be effective from and including the effective date of such change in the ESTR without notice.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan (i) denominated in Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, (ii) denominated in CHF, SARON for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (iii) that is a Swingline Loan denominated in Euros, Daily Simple ESTR.

“Daily Simple SARON Rate” means, for any day, SARON, with a 5 SARON business day lookback.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, the SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Date will be the SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of the calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SONIA Rate” means, for any day, SONIA, with a 5 SONIA business day lookback.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within two Business Days of the date required to be funded by it hereunder, unless, in the case of any Loan, such Lender notifies the Administrative Agent and the Borrower in writing that such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent and the Borrower in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s commercially reasonable determination that a condition precedent to funding or extension of credit (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) become the subject of a Bail-In Action or has a parent company that has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such equity interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Indebtedness” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Designated Subsidiary” means:

(a) an SBIC Subsidiary;

(b) a direct or indirect Subsidiary of the Borrower designated by the Borrower as a “Designated Subsidiary” which meets the following criteria:

(i) to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, which engages in no material activities other than in connection with the holding, purchasing or financing of such assets;

(ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (A) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (B) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property of any Obligor (other than (x) property that has been contributed or sold, purported to be sold or otherwise transferred to such Subsidiary or (y) Equity Interests in such Subsidiary, but solely to the extent that the organization documents of such Subsidiary or any agreement to which such Subsidiary is a party prohibit or restrict the pledge of such Equity Interests), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,

(iii) with which no Obligor has any material contract, agreement, arrangement or understanding other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and pursuant to Standard Securitization Undertakings, and

(iv) to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings; or

(c) a direct or indirect Subsidiary of the Borrower designated by the Borrower as a “Designated Subsidiary” and which satisfies each of the foregoing criteria set forth in clauses (b)(ii), (iii) and (iv).

Any such designation under clause (b)(2) or (c) by the Borrower shall be effected pursuant to a certificate of an Authorized Signatory of the Borrower delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions set forth in clause (b)(2) or (c), as applicable. Each Subsidiary of a Designated Subsidiary shall be deemed to be a Designated Subsidiary and shall comply with the foregoing requirements of this definition. The parties hereby agree that the Subsidiaries identified as Designated Subsidiaries on Schedule IV hereto, together with any Subsidiary that is identified by the Borrower in writing to the Administrative Agent and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), shall each constitute a Designated Subsidiary so long as they comply with the foregoing requirements of this definition.

“Disqualified Equity Interests” means, any Equity Interests (including, for the avoidance of doubt, any Permitted Equity Interest) that after its issuance is subject to any agreement between the holder of such Equity Interests and the issuer thereof where such issuer is required to purchase, redeem, retire, acquire, cancel or terminate all such Equity Interests, other than (x) as a result of a change of control or asset sale or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, Equity Interests.

“Disqualified Lender” means (i) those Persons that have been identified by the Borrower in writing to the Administrative Agent on or prior to the Effective Date and that are competitors to the Borrower or any of its Affiliates in the middle-market lending industry (other than any bank or Affiliate thereof, in each case, that is not a business development company or private credit fund), (ii) any Person that is a competitor to the Borrower or any of its Affiliates in the middle-market lending industry (other than any bank or Affiliate thereof, in each case, that is not a business development company or private credit fund) and is identified by the Borrower in writing to the Administrative Agent and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) and (iii) any Affiliates of any Person identified in clause (i) or (ii) above that are either identified in writing to the Administrative Agent by the Borrower from time to time or readily identifiable solely based on the similarity of such Affiliate’s name. The identification of a Disqualified Lender after the Effective Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan or Commitment (or any Person that, prior to such identification, has entered into a bona fide and binding trade for either of the foregoing and has not yet acquired such assignment or participation); provided that any designation of a Person as a Disqualified Lender shall not be effective until the Business Day after written notice thereof by the Borrower to the Administrative Agent in accordance with the next succeeding sentence. Any supplement or other modification to the list of Persons identified as Disqualified Lenders shall be e-mailed to the Administrative Agent at JPMDQcontact@JPMorgan.com.

“DKK” means the lawful money of Denmark.

“Dollar Commitment” means, with respect to each Dollar Lender, the commitment of such Dollar Lender to make Loans, and to acquire participations in Letters of Credit and Swingline Loans, issued by any Dollar Issuing Bank hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Dollar Credit Exposure permitted hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Dollar Commitment is set forth on Schedule I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Commitment, as applicable. The aggregate amount of the Lenders’ Dollar Commitments as of the Effective Date is $~~275,000,000~~325,000,000.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency at such time.

“Dollar Issuing Bank” means any Issuing Bank identified in Schedule I (as amended from time to time pursuant to Section 2.08) that has agreed to issue Letters of Credit under its respective Dollar Commitments.

“Dollar LC Exposure” means a Dollar Lender’s LC Exposure under its Dollar Commitment.

“Dollar Lender” means the Persons listed on Schedule I as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume Dollar Commitments or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.

“Dollar Loan” means a Loan denominated in Dollars by a Dollar Lender.

“Dollar Swingline Exposure” means a Dollar Lender’s Swingline Exposure under its Dollar Commitment.

“Dollar Swingline Lender” means any Swingline Lender identified in Schedule I that has agreed to make Swingline Loans under its respective Dollar Commitment.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Controlled Foreign Corporation or a Foreign Subsidiary that is an Obligor.

“EBITDA” means, with respect to any period and any portfolio investment other than a Late-Stage Loan, the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement (together with all add-backs and exclusions as designated therein), and in any case that “EBITDA,” or such similar defined term is not defined in the relevant agreement, an amount, for the principal issuer on such Portfolio Investment and any of its parents or subsidiaries that are obligated pursuant to the relevant agreement for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP) equal to net income from continuing operations for such period (i) plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary, unusual or non-recurring losses in accordance with GAAP, and (f) any other item the Borrower and the Administrative Agent mutually deem to be appropriate and (ii) less customary corresponding deductions.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means ~~June 23, 2022~~the date of effectiveness of Amendment No. 1, being October 30, 2023.

“Entitled Person” has the meaning assigned to such term in Section 9.11.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) applicable to such Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to a withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or a complete withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability on the Borrower or any ERISA Affiliate or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of Section 4241 of ERISA).

“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson

Reuters published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may in its reasonable discretion specify another page or service displaying the relevant rate after consultation with the Borrower.

“Euro” refers to the lawful money of the Participating Member States.

“Events of Default” has the meaning assigned to such term in Article VII.

“ Excess Special Longer-Term Unsecured Indebtedness” means any Special Longer-Term Unsecured Indebtedness in excess of $1,000,000,000. Such Excess Special Longer-Term Unsecured Indebtedness shall be treated as Shorter-Term Unsecured Indebtedness for all purposes under the Loan Documents.

“Exchange Rate” means, on any day of determination with respect to any Foreign Currency, the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion.

“Excluded Assets” means entities identified as Excluded Assets in Schedule VIII hereto, any CLO Securities, finance lease obligations, Designated Subsidiaries, and any similar assets or entities, in each case, in which any Obligor holds an interest on or after the Effective Date, and, in each case, their respective Subsidiaries, unless, in the case of any such asset or entity, the Borrower designates in writing to the Collateral Agent that such asset or entity is not an Excluded Asset.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office, or in the case of any Lender its applicable lending office, located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) (other than pursuant to an assignment a request by the Borrower under Section 2.20(b)), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a), (c) any United States federal withholding Taxes imposed under FATCA and (d) Taxes attributable to such recipient’s failure to comply with Section 2.17(e) or (f), as applicable.

“ Existing Lenders” has the meaning set forth in the recitals.

“Extending Lenders” means (a) each Existing Lender that has agreed to extend its Commitment as set forth on Schedule I, (b) each Non-Extending Lender that has agreed after the Effective Date to become an “Extending Lender” (which agreement shall be in form and substance reasonably satisfactory to the Borrower and the Administrative Agent (but without the consent of any other Lender) and, in the case of any assignee of a Non-Extending Lender, may be included in the Assignment and Assumption pursuant to which such assignee assumed the Commitment or Revolving Credit Exposure of a Non-Extending Lender), (c) any Assuming Lender and (d) any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume any Commitment or to acquire Revolving Credit Exposure from any such Existing Lender, as applicable, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Obligor not in the ordinary course of business, including any foreign, United States, state or local tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement and proceeds of insurance (excluding, however, for the avoidance of doubt, proceeds of any issuance of Equity Interests by such Obligor or proceeds of any Asset Sale of, Return of Capital received by or issuances of Indebtedness by such Obligor); provided, however, that Extraordinary Receipts shall not include any (v) taxes paid or reasonably estimated to be payable by such Obligor as a result of such cash receipts (after taking into account any available tax credits or deductions), (w) amounts that such Obligor receives from the Administrative Agent or any Lender pursuant to Section 2.17(h), (x) cash receipts to the extent received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto, (y) any costs, fees, commissions, premiums and expenses incurred by such Obligor directly incidental to such cash receipts, including reasonable legal fees and expenses or (z) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings.

“Facility Termination Date” means the first date on which (a) the Commitments have expired or been terminated, (b) the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder (other than Unasserted Contingent Obligations) shall have been paid in cash in full, (c) all Letters of Credit shall have (i) expired with no pending drawings, (ii) terminated, (iii) been cash collateralized in the manner required by Section 2.05(k) or (iv) otherwise been backstopped in a manner satisfactory to the relevant Issuing Bank in its sole discretion and (d) all LC Disbursements then outstanding shall have been reimbursed.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, the Federal Funds Effective Rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief executive officer, chief financial officer, chief compliance officer, managing director or director of corporate strategy of the Borrower.

“First Lien Bank Loan” has the meaning assigned to such term in Section 5.13.

“First Lien Last Out Bank Loan” has the meaning assigned to such term in Section 5.13.

“First Lien Unitranche Bank Loan” has the meaning assigned to such term in Section 5.13.

“Floor” means 0.00%.

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Lender” means any Lender or Issuing Bank that is not a “United States person” as defined under Section 7701(a)(30) of the Code.

“ Foreign Subsidiary” means, with respect to any Obligor, any Subsidiary of such Obligor that is organized in a Permitted Foreign Jurisdiction; provided that, prior to any Foreign Subsidiary becoming a Subsidiary Guarantor pursuant to Section 5.08(a) hereof, the Administrative Agent and Collateral Agent shall have either (a) given prior written consent (not to be unreasonably conditioned, withheld or delayed) with respect to adding such Subsidiary as a new Obligor or (b) received legal opinions from local counsel in the relevant jurisdiction confirming the availability, validity and enforceability of guarantees and collateral support to be provided by each such Subsidiary in form and substance reasonably satisfactory to the Administrative Agent.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Gross Borrowing Base” has the meaning assigned to such term in Section 5.13(h).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount). The term “Guaranteed” shall have a correlative meaning hereto.

“Guarantee and Security Agreement” means that certain Guarantee and Security Agreement dated as of the Original Effective Date between the Borrower, the Subsidiary Guarantors from time to time party thereto, the Administrative Agent, each Financing Agent (as defined therein) or Designated Indebtedness Holder (as defined therein) from time to time party thereto, and the Collateral Agent.

“Guarantee and Security Agreement Confirmation” means that certain Guarantee and Security Agreement confirmation dated as or around the Effective Date between the Borrower, the Subsidiary Guarantors from time to time party thereto, the Administrative Agent and the Collateral Agent.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement (or such other form as is reasonably acceptable to the Collateral Agent) between the Collateral Agent and an entity that, pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Collateral Agent shall request, consistent with the requirements of Section 5.08).

“Hedging Agreement” means any interest rate protection agreement, Credit Default Swap, total return swap, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“High Yield Securities” has the meaning assigned to such term in Section 5.13.

“IBA” has the meaning assigned to such term in Section 1.07.

“Immaterial Subsidiary” means any direct or indirect Subsidiary of the Borrower that owns legally or beneficially, together with all other Immaterial Subsidiaries, assets, which in the aggregate have a value not in excess of the greater of (a) $50,000,000 and (b) 5% of consolidated assets of the Borrower and its Subsidiaries as of such date unless, in the case of any such Subsidiary, the Borrower designates in writing to the Collateral Agent that such Subsidiary is not to be an Immaterial Subsidiary and that the Borrower will comply with the requirements of Section 5.08 with respect to such Subsidiary.

“Increasing Lender” has the meaning assigned to such term in Section 2.08(e)(i).

“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or (ii) with respect to deposits or advances of any kind that are required to be to accounted for under GAAP as a liability on the financial statements of such Person (other than deposits received in connection with a portfolio investment (including Portfolio Investments) of such Person in the ordinary course of such Person’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien (other than a Lien permitted by Section 6.02(c)) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the amount of such Indebtedness being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all Disqualified Equity

Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, “Indebtedness” shall not include (u) Hedging Agreements entered into pursuant to Section 6.04(c) and not for borrowed money, (v) Indebtedness of such Person on account of the sale by such Person of the first out tranche of any First Lien Bank Loan that arises solely as an accounting matter under ASC 860, (w) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (x) a commitment arising in the ordinary course of business to make a future portfolio investment (including Portfolio Investments and joint venture investments) or fund the delayed draw, unfunded capital commitment (which may be paid to a joint venture investment or creditor thereof) or other unfunded portion of any existing portfolio investment (including Portfolio Investments and joint venture investments), (y) any accrued incentive, management or other fees to an investment manager or its affiliates (regardless of any deferral in payment thereof), or (z) non-recourse liabilities for participations sold by any Person in any Bank Loan.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Valuation Provider” means an independent third-party valuation firm, including, Murray, Devine & Co., Houlihan Lokey, Duff & Phelps, Lincoln Advisors, Valuation Research Corporation, Alvarez & Marsal and any other independent nationally recognized third-party valuation firm selected by the Collateral Agent and reasonably acceptable to the Borrower.

“Industry Classification Group” means (a) any of the Moody’s classification groups set forth in Schedule VI hereto, together with any such classification groups that may be subsequently established by Moody’s and provided by the Borrower to the Lenders and (b) any additional industry group classifications established by the Borrower pursuant to Section 5.12.

“Information” has the meaning assigned to such term in Section 9.13(b).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 substantially in the form of Exhibit D or such other form as is reasonably acceptable to the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability of such tenor for the Benchmark applicable to the relevant Loan or Commitment for any Currency), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means all written investment policies, restrictions and limitations for the Borrower delivered (to the extent not otherwise publicly filed with the SEC) to the Lenders on or prior to the Effective Date (as may be modified from time to time by any Permitted Policy and Valuation Amendment).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means each Dollar Issuing Bank and each Multicurrency Issuing Bank.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Junior Investments” has the meaning assigned to such term in Section 5.13.

“Late-Stage Loan” has the meaning assigned to such term in Section 5.13.

“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit. The aggregate amount of each Issuing Bank’s LC Commitment is set forth on Schedule I (as amended from time to time pursuant to Section 2.08), or in the agreement pursuant to Section 2.05(j) or Assignment and Assumption pursuant to which such Issuing Bank shall have assumed its LC Commitment, as applicable. The aggregate amount of all Issuing Banks’ LC Commitments as of the Effective Date is $200,000,000.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time (including any Letter of Credit for which a draft has been presented but not yet honored by any Issuing Bank) plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Multicurrency Lender at any time shall be such Lender’s Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time and the LC Exposure of any Dollar Lender at any time shall be such Lender’s Applicable Dollar Percentage of the total Dollar LC Exposure at such time.

“Lead Arrangers” means each of JPMCB, Bank of America, N.A., Goldman Sachs Bank USA, ~~MUFG Bank, Ltd., Royal Bank of Canada,~~and Sumitomo Mitsui Banking Corporation, each in its capacity as lead arranger hereunder.

“Lenders” means, collectively, the Dollar Lenders, the Multicurrency Lenders and the Additional Class Lenders, if any. Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.05(k).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value so long as in the case of any portfolio investment (including Portfolio Investments), the Value used in determining the Borrowing Base is not greater than the call price), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, customary or otherwise market restrictions on assignments or transfers, buyout rights, voting rights, right of first offer or refusal thereof pursuant to the underlying documentation of such Investment shall not be deemed to be a “Lien” and, in the case of portfolio investments (including Portfolio Investments) that are equity securities, excluding customary drag-along, tag-along, buyout rights, voting rights, right of first offer or refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer).

“Loan Documents” means, collectively, this Agreement, including schedules and exhibits hereto, and any agreements entered into in connection with the facility made available hereunder by the Borrower or any Loan Party with or in favor of the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements thereto or waivers thereof, the Letter of Credit Documents, the Security Documents, ~~and~~ any fee letter among the Borrower and any other party hereto, and any other documents designated as such by the Borrower and the Administrative Agent from time to time.

“Loans” means the loans made by the Lenders pursuant to Section 2.01.

“Local Rate” means (i) for Loans or Letters of Credit in AUD, the AUD Rate, (ii) for Loans or Letters of Credit in Canadian Dollars, the CDOR Rate, (iii) for Loans or Letters of Credit in NZD, the NZD Rate and (iv) for Loans or Letters of Credit in DKK, the CIBOR Screen Rate.

“Local Rate Currency” means each of AUD, NZD, DKK and CAD.

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

“Long-Term U.S. Government Securities” has the meaning assigned to such term in Section 5.13.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments and other assets, liabilities and financial condition of the Borrower and its Subsidiaries taken as a whole (excluding in any case a decline in the net asset value of the Borrower and its Subsidiaries or a change in general market conditions or values of the Investments of the Borrower and its Subsidiaries, taken as a whole), or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means any Indebtedness (other than Indebtedness under this Agreement) and obligations in respect of one or more Hedging Agreements of the Borrower and its Subsidiaries in an aggregate principal amount outstanding exceeding $~~50,000,000~~75,000,000.

“Maturity Date” means ~~June 23~~October 30 , ~~2027~~2028.

“Maximum Rate” has the meaning assigned to such term in Section 2.21.

“Mezzanine Investments” has the meaning assigned to such term in Section 5.13.

“Modification Offer” means, to the extent required by the definition of Other Secured Indebtedness, Unsecured Longer-Term Indebtedness or Shorter-Term Unsecured Indebtedness an obligation that will be satisfied if at least 10 Business Days (or, such shorter period if 10 Business Days is not practicable) prior to the incurrence of such Other Secured Indebtedness, Unsecured Longer-Term Indebtedness or Shorter-Term Unsecured Indebtedness, as applicable, the Borrower shall have provided notice to the Administrative Agent of the terms thereof that do not satisfy the requirements for such type of Indebtedness set forth in the respective definitions herein, which notice shall contain reasonable detail of the terms thereof and an unconditional offer by the Borrower to amend this Agreement to the extent necessary to satisfy the requirements in the definition of “Other Secured Indebtedness”, “Unsecured Longer-Term Indebtedness” or “Shorter-Term Unsecured Indebtedness”, as applicable. If any such Modification Offer is accepted by the Required Lenders within 10 Business Days of receipt of such offer, this Agreement shall be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to reflect all or some of such more restrictive provisions, as elected by the Required Lenders. Notwithstanding the foregoing any provision in a Modification Offer (including any associated cure or grace period) incorporated into this Agreement pursuant to the definition of Other Secured Indebtedness or Unsecured Longer-Term Indebtedness, as applicable, shall be deemed automatically deleted from this Agreement at such time as the terms of such other Indebtedness are permanently amended so that such provision no longer applies or the applicable Other Secured Indebtedness or Unsecured Longer-Term Indebtedness is terminated or otherwise no longer in effect. Upon the request of the Borrower, the Lenders shall (at the Borrower’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Borrower evidencing the amendment or deletion of any such provision in accordance with the terms hereof.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Commitment” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Loans, and to acquire participations in Swingline Loans and Letters of Credit, denominated in Dollars and in Agreed Foreign Currencies issued by any Multicurrency Issuing Bank hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Multicurrency Credit Exposure permitted hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Multicurrency Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable. The aggregate amount of the Lenders’ Multicurrency Commitments as of the Effective Date is $~~650,000,000~~950,000,000 .

“Multicurrency Issuing Bank” means any Issuing Bank identified in Schedule I (as amended from time to time pursuant to Section 2.08), that has agreed to issue Letters of Credit under its respective Multicurrency Commitments.

“Multicurrency LC Exposure” means a Multicurrency Lender’s LC Exposure under its Multicurrency Commitment.

“Multicurrency Lender” means the Persons listed on Schedule I as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.

“Multicurrency Loan” means, a Loan denominated in Dollars or in an Agreed Foreign Currency under the Multicurrency Commitments.

“Multicurrency Swingline Exposure” means a Multicurrency Lender’s Swingline Exposure under its Multicurrency Commitment.

“Multicurrency Swingline Lender” means any Swingline Lender identified in Schedule I that has agreed to make Swingline Loans under its respective Multicurrency Commitment.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any of its ERISA Affiliates makes any contributions.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to (i) the sum of net Cash payments and Cash Equivalents received by an Obligor from such Asset Sale (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (ii) (w) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time, or within 30 days after, the date of such Asset Sale, (x) any costs, fees, commissions, premiums and expenses incurred by such Obligor directly incidental to such Asset Sale, including reasonable legal fees and expenses, (y) all taxes paid or reasonably estimated to be payable by such Obligor as a result of such Asset Sale (after taking into account any available tax credits or deductions), and (z) reserves for indemnification, purchase price adjustments or analogous arrangements reasonably estimated by such Obligor in connection with such Asset Sale; provided that, if the amount of any estimated reserves pursuant to this clause (z) exceeds the amount actually required to be paid in cash in respect of indemnification, purchase price adjustments or analogous arrangements for such Asset Sale, the aggregate amount of such excess shall constitute Net Asset Sale Proceeds (as of the date the Borrower determines such excess exists).

“Non-Core Investments” has the meaning assigned to such term in Section 5.13.

“ Non-Extending Lender” means, collectively, MUFG Bank, Ltd. and any successor or assign of a Non-Extending Lender in accordance with this Agreement, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume any Commitment or to acquire Revolving Credit Exposure from any Non-Extending Lender, other than any such Person that (i) agrees to become an Extending Lender as provided in the definition thereof and (ii) ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise in accordance with the terms hereof.

“Non-Performing Bank Loans” has the meaning assigned to such term in Section 5.13.

“Non-Performing Common Stock” has the meaning assigned to such term in Section 5.13.

“Non-Performing ~~Fist~~First Lien Bank Loans” has the meaning assigned to such term in Section 5.13.

“Non-Performing First Lien Last Out Bank Loans” has the meaning assigned to such term in Section 5.13.

“Non-Performing First Lien Unitranche Bank Loans” has the meaning assigned to such term in Section 5.13.

“Non-Performing High Yield Securities” has the meaning assigned to such term in Section 5.13.

“Non-Performing Late-Stage Loans” has the meaning assigned to such term in Section 5.13.

“Non-Performing Mezzanine Investments” has the meaning assigned to such term in Section 5.13.

“Non-Performing Preferred Stock” has the meaning assigned to such term in Section 5.13.

“Non-Performing Second Lien Bank Loans” has the meaning assigned to such term in Section 5.13.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“NZD” means the lawful currency of New Zealand.

“NZD Rate” means for any Loans or LC Disbursement in NZD, the (a) NZD Screen Rate plus (b) 0.20%.

“NZD Screen Rate” means, with respect to any Interest Period, the rate per annum determined by the Administrative Agent which is equal to the average bank bill reference rate as administered by the New Zealand Financial Markets Association (or any other Person that takes over the administration of such rate) for bills of exchange with a tenor equal in length to such Interest Period as displayed on page BKBM of the Reuters screen (or, in the event such rate does not appear on such page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate, as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Wellington, New Zealand time) on the first day of such Interest Period. If the NZD Screen Rate shall be less than the Floor, the NZD Screen Rate shall be deemed to be the Floor for purposes of this Agreement.

“Obligor” means, collectively, the Borrower and each Subsidiary Guarantor.

“ Original Effective Date” means June 23, 2022

“Other Connection Taxes” means, with respect to any recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Permitted Indebtedness” means, (a) Indebtedness (other than Indebtedness for borrowed money), including Guarantees of such Indebtedness, arising in connection with transactions in the ordinary course of any Obligor’s business in connection with its purchasing of securities, derivatives transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Investment Policies; provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities and (b) Indebtedness in respect of judgments or awards so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII.

“Other Secured Indebtedness” means, as at any date, Indebtedness (other than Indebtedness hereunder) of an Obligor (which may be Guaranteed by one or more other Obligors) that (a) ~~is secured pursuant to the Guarantee and Security Agreement as described in clause (d) of this definition, (b)~~ has no scheduled amortization prior to (other than for amortization in an amount not greater than 1% of the aggregate initial principal amount of such Indebtedness per year; provided that amortization in excess of 1% per year shall be permitted so long as the amount of such amortization in excess of 1% is permitted to be incurred pursuant to Section 6.01(g) hereof), and a maturity date not earlier than, 6 months after the Maturity Date (it being understood that (x) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses of fractional shares (which may be payable in cash)), shall not constitute “amortization” for the purposes of this definition and (y) any mandatory amortization that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (~~b~~a); provided that if any mandatory prepayment is required under such Other Secured Indebtedness, the Borrower shall offer to repay Loans (and cash collateralize Letters of Credit, if any) in an amount at least equal to the aggregate Revolving Credit Exposure’s ratable share (such ratable share being determined based on the outstanding principal amount of the Revolving Credit Exposures as compared to the Other Secured Indebtedness being paid)); provided further that the Borrower shall only be required to make an offer to repay the Loans (or provide for LC Exposure) to the extent of any amounts that the Borrower would not be permitted to borrow as a new Loan hereunder at such time), (~~c~~b) is incurred pursuant to documentation that, taken as a whole, is not materially more restrictive than market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Borrower, or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis (other than financial covenants, covenants governing the borrowing base and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in the Loan Documents or credit agreements generally), which shall be no more restrictive in any material respect than those set forth in the Loan Documents)); provided that, the Obligors may incur any Other Secured Indebtedness that otherwise would not meet the requirements set forth in this clause (~~c~~b) if it has duly made a Modification Offer (whether or not it is accepted by the Required Lenders) (it being understood that put rights or repurchase or redemption obligations arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition)), and (~~d~~c) is not secured by any assets of an Obligor other than pursuant to the Guarantee and Security Agreement, and the holders of which, or the agent, trustee or representative of such holders, have agreed, in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent, to be bound by the provisions of the Security Documents.

“Other Taxes” means, any and all present or future stamp, court or documentary, intangible, recording, filing or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Participant” has the meaning assigned to such term in Section 9.04(e).

“Participant Register” has the meaning assigned to such term in Section 9.04(e).

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Participation Interest” means, a participation interest in an investment that at the time of acquisition by an Obligor satisfies each of the following criteria: (a) the underlying investment would constitute a Portfolio Investment were it acquired directly by an Obligor, (b) the seller of the participation is an Excluded Asset, (c) the entire purchase price for such participation is paid in full at the time of its acquisition and (d) the participation provides the participant all of the economic benefit and risk of the whole or part of such portfolio investment that is the subject of such participation.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation as referred to and defined in ERISA.

“Performing” has the meaning assigned to such term in Section 5.13.

“Performing Cash Pay High Yield Securities” has the meaning assigned to such term in Section 5.13.

“Performing Cash Pay Mezzanine Investments” has the meaning assigned to such term in Section 5.13.

“Performing Common Stock” has the meaning assigned to such term in Section 5.13.

“Performing DIP Loans” has the meaning assigned to such term in Section 5.13.

“Performing First Lien Bank Loans” has the meaning assigned to such term in Section 5.13.

“Performing First Lien Last Out Bank Loans” has the meaning assigned to such term in Section 5.13.

“Performing First Lien Unitranche Bank Loans” has the meaning assigned to such term in Section 5.13.

“ Performing Non-Cash Pay Bank Loans” has the meaning assigned to such term in Section 5.13.

“Performing Non-Cash Pay High Yield Securities” has the meaning assigned to such term in Section 5.13.

“Performing Non-Cash Pay Mezzanine Investments” has the meaning assigned to such term in Section 5.13.

“Performing Preferred Stock” has the meaning assigned to such term in Section 5.13.

“Performing Second Lien Bank Loans” has the meaning assigned to such term in Section 5.13.

“Permitted Advisor Loan” means any Indebtedness of the Borrower or another Obligor that (a) is owed to the HPS Advisor, (b) has no mandatory amortization prior to, and a final maturity date not earlier than, six months after the Maturity Date, (c) is permitted by the Investment Company Act, (d) is not secured by any property or assets (whether of the Borrower, any other Obligor or any other Person), (e) is on terms and conditions no less favorable to the Borrower or such other Obligor than could be obtained on an arm’s-length basis from unrelated third parties  ~~and~~, (f) is on terms and conditions that are no more restrictive upon the Borrower and its Subsidiaries, while any Commitments or Loans are outstanding, than those set forth in this Agreement; provided that, the Borrower or such other Obligor may incur any Permitted Advisor Loan that otherwise would not meet the requirements set forth in this clause (f) if it has duly made a Modification Offer (whether or not it is accepted by the Required Lenders) and (g) substantially contemporaneously with the incurrence of such Indebtedness, the Borrower has elected to treat as a Permitted Advisor Loan by giving written notice of such election to the Administrative Agent.

“Permitted Equity Interests” means, stock of an Obligor that after its issuance is not subject to any agreement between the holder of such stock and such Obligor where such Obligor is required to purchase, redeem, retire, acquire, cancel or terminate any such stock unless such Permitted Equity Interests satisfies the applicable requirements set forth in the definition of “Unsecured Longer-Term Indebtedness”.

“ Permitted Foreign Jurisdiction” means each of England and Wales, Scotland, Ireland, Austria, Belgium, France, Germany, Liechtenstein, Luxembourg, Monaco, The Netherlands, Switzerland, Canada and The Cayman Islands.

“Permitted Indebtedness” means, collectively, Other Secured Indebtedness and Unsecured Longer-Term Indebtedness.

“Permitted Liens” means, (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any other Obligor in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (i) attach only to the securities (or proceeds) purported to be purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, landlord, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money); (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than Liens in respect of employee benefit plans arising under ERISA or Section 4975 of the Code) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; provided that all Liens on any Collateral included in the Borrowing Base that are permitted pursuant to this clause (e) shall have a priority that is junior to the Liens under the Security Documents; (f) Liens arising out of judgments or awards so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII; (g) customary rights of setoff, banker’s lien, security interest or other like right upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash, security entitlements and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities, charges for returning items and other similar obligations; provided that, such rights in clauses (i) and (ii) are subordinated to the Lien of the Collateral Agent, pursuant to the terms of a Control Agreement (as defined in the Guarantee and Security Agreement); (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower or any of its Subsidiaries; (j) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder);

(k) precautionary Liens, and filings of financing statements under the Uniform Commercial Code, covering assets purported to be sold or contributed to any Person not prohibited hereunder and (l) any restrictions on the sale or disposition of assets arising from a loan sale agreement between or among one or more Obligors with one or more Excluded Assets or with respect to any asset subject to a Back-to-Back Transaction; provided such restrictions with respect to this clause (l) do not adversely affect the enforceability of the Collateral Agent’s first-priority security interest on any Collateral.

“Permitted Policy and Valuation Amendment” means any change, alteration, expansion, amendment, modification, restatement or replacement of the Investment Policies or Valuation Policy that is, in the case of (1) the Investment Policies (a) required by any applicable law, rule or regulation or Governmental Authority or (b) the effect of which is that the permitted investment size of the Portfolio Investments proportionately increases as the size of the Borrower’s capital base changes and (2) in the case of the Valuation Policy, (a) required under GAAP or (b) required by any applicable law, rule or regulation or Governmental Authority).

“Permitted Prior Working Capital Lien” has the meaning assigned to such term in Section 5.13.

“Permitted SBIC Guarantee” means a guarantee by one or more Obligors of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form (or the applicable form at the time such guarantee was entered into).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means, any “employee pension benefit plan” (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Portfolio Investment” means, any Investment (including a Participation Interest) held by the Obligors in their asset portfolio (and solely for purposes of determining the Borrowing Base, and of the definition of “Designated Subsidiary” and Sections 6.02(d), 6.03(d), 6.04(d) and clause (p) of Article VII, Cash and Cash Equivalents, excluding Cash pledged as cash collateral for Letters of Credit). Without limiting the generality of the foregoing, it is understood and agreed that (A) any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Excluded Asset, or held by any Immaterial Subsidiary or Controlled Foreign Corporation ~~that is not a Subsidiary Guarantor~~, shall not be treated as Portfolio Investments and (B) any Investment in which any Obligor has sold a participation therein to a Person that is not an Obligor shall not be treated as a Portfolio Investment to the extent of such participation. Notwithstanding the foregoing, nothing herein shall limit the provisions of Section 5.12(b)(i), which provides that, for purposes of this

Agreement, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled); provided that no such investment shall be included as a Portfolio Investment to the extent it has not been paid for in full.

“Preferred Stock” has the meaning assigned to such term in Section 5.13.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.18.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year.

“Quoted Investments” has the meaning set forth in Section 5.12(b)(ii)(A).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (4) if the RFR for such Benchmark is SARON, then five Business Days prior to such setting or (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, SONIA or SARON, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.04(c).

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Reinvestment Agreement” means a guaranteed reinvestment agreement from a bank (if treated as a deposit by such bank), insurance company or other corporation or entity, in each case, at the date of such acquisition having a credit rating of at least A-1 from S&P and at least P-1 from Moody’s; provided that such agreement provides that it is terminable by the purchaser, without penalty, if the rating assigned to such agreement by either S&P or Moody’s is at any time lower than such ratings.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, trustees, administrators, employees, agents, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Asset Coverage Ratio” means, as of any date, the Asset Coverage Ratio as of the most recent Quarterly Date.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in any Agreed Foreign Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing (other than any Swingline Loan) denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in AUD, the AUD Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDOR Rate, (v) with respect to any Term Benchmark Borrowing denominated in NZD, the NZD Rate, (vi) with respect to any Term Benchmark Borrowing denominated in DKK, the CIBOR Screen Rate, (vii) with respect to any Swingline Loan or Borrowing denominated in Sterling or CHF, the applicable Adjusted Daily Simple RFR or (viii) with respect to any Swingline Loan denominated in Euros, the Daily Simple ESTR.

“Representatives” has the meaning assigned to such term in Section 9.13(b).

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time. The Required Lenders of a Class (which shall include the terms “Required Dollar Lenders” and “Required Multicurrency Lenders”) means Lenders having Revolving Credit Exposures and unused Commitments of such Class representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of such Class at such time; provided that the Revolving Credit Exposures and unused Commitments of any Defaulting Lenders shall be disregarded in the determination of Required Lenders of a Class to the extent provided for in Section 2.19.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any other Obligor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock or any option, warrant or other right to acquire any such shares of capital stock (other than any equity awards granted to employees, officers, directors and consultants of the Borrower or any of its Affiliates), provided, for clarity, neither the conversion or settlement of convertible debt into capital stock nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with capital stock (other than interest or expenses or fractional shares, which may be payable in cash) shall be a Restricted Payment hereunder.

“Return of Capital” means, any net cash amount received by an Obligor in respect of the outstanding principal of any Portfolio Investment owned by such Obligor (whether at stated maturity, by acceleration or otherwise, but not including any prepayment of a revolver that does not permanently reduce the related commitments) and any net cash proceeds received by such Obligor of the sale of any property or assets pledged as collateral in respect of any Portfolio Investment to the extent such Obligor is permitted to retain all such proceeds (under law or contract) minus all taxes paid or reasonably estimated to be payable by such Obligor or any of its Subsidiaries as a result of such return of capital or receipt of proceeds (after taking into account any available tax credits or deductions) minus any costs, fees, commissions, premiums and expenses incurred by such Obligor directly incidental to such return of capital or receipt of proceeds, including reasonable legal fees and expenses.

“Reuters” has the meaning assigned to such term in the definition of “Exchange Rate”.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Term Benchmark Loan denominated in an Agreed Foreign Currency, (ii) each date of a continuation of a Term Benchmark Loan denominated in an Agreed Foreign Currency, (iii) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); and (iv) such additional dates as the Administrative Agent shall reasonably and in good faith determine or the Required Lenders shall reasonably and in good faith require; provided that such determination or requirement under this subclause (iv) shall not result in the occurrence of a

Revaluation Date more frequently than monthly; and (b) with respect to any Letter of Credit, denominated in an Agreed Foreign Currency, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Agreed Foreign Currency, (ii) each date of an amendment of any Letter of Credit denominated in an Agreed Foreign Currency having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Agreed Foreign Currency, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Bank shall reasonably and in good faith determine or the Required Lenders shall reasonably and in good faith require; provided that such determination or requirement under this subclause (iv) shall not result in the occurrence of a Revaluation Date more frequently than monthly.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time, made or incurred under the Dollar Commitments, and such Lender’s Dollar LC Exposure.

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time, made or incurred under the Multicurrency Commitments, and such Lender’s Multicurrency LC Exposure.

“RFR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing are bearing interest at a rate determined by reference to Adjusted Daily Simple RFR.

“RFR Business Day” means for any Loan denominated in (A) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (B) CHF, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., a New York corporation, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (as of the Effective Date, the ~~so – called~~so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria) and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority having jurisdiction over the Borrower or its Subsidiaries or any Lender.

“SARON” means, with respect to any RFR Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such RFR Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Equity Commitment” means a commitment by any Obligor to make one or more capital contributions to an SBIC Subsidiary.

“SBIC Subsidiary” means, any (i) direct or indirect wholly-owned (except for directors, managers or other similar qualifying shares) Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of the Borrower licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted), and which is designated by the Borrower (pursuant to a certificate of an Authorized Signatory delivered to the Administrative Agent) as an SBIC Subsidiary and (ii) any direct or indirect wholly-owned (except for directors, managers or other similar qualifying shares) Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of a Person described in clause (i).

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

“Second Currency” has the meaning assigned to such term in Section 9.11.

“Second Lien Bank Loan” has the meaning assigned to such term in Section 5.13.

“Secured Obligations” has the meaning set forth in the Guarantee and Security Agreement.

“Secured Party” has the meaning set forth in the Guarantee and Security Agreement.

“Securities” has the meaning assigned to such term in Section 5.13.

“Securities Act” has the meaning assigned to such term in Section 5.13.

“Security Documents” means, collectively, the Guarantee and Security Agreement, the Guarantee and Security Agreement Confirmation, the Shares and Receivables Pledge Agreement and all other assignments, pledge agreements, security agreements, intercreditor agreements, control agreements and other instruments, in each case, executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations.

“Senior Debt Amount” means, as of any date, the greater of (i) the Covered Debt Amount and (ii) the Combined Debt Amount.

“Senior Investment Minimum Covenant” has the meaning assigned to such term in Section 5.13(h).

“Senior Investments” has the meaning assigned to such term in Section 5.13.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder, in each case as in effect as of the Original Effective Date).

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity for the Borrower and its Subsidiaries at such date.

“ Shares and Receivables Pledge Agreement” means that certain Shares and Receivables Pledge Agreement dated as of June 28, 2023 between the Borrower, JPMCB and HLEND Lux SÀRL.

“Short-Term U.S. Government Securities” has the meaning assigned to such term in Section 5.13.

“Shorter-Term Unsecured Indebtedness” means any Indebtedness of an Obligor issued after the Effective Date (which may be guaranteed by one or more other Obligors) that :

(a) has no amortization prior to its maturity date and that has a maturity date earlier than six months after the Maturity Date and an initial term of at least 3 years at issuance~~,~~ (or, so long as such date is no more than ten (10) Business Days earlier than such issuance date, the initial pricing date), except to the extent such unsecured indebtedness constitutes Special Longer-Term Unsecured Indebtedness (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses or fractional shares (which may be payable in cash)) shall not constitute “amortization” for the purposes of this definition and (ii) any mandatory amortization that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a); provided, with respect to this clause (ii), any payment prior to the earlier to occur of the maturity date with respect to such Indebtedness and the Facility Termination Date shall only be made to the extent permitted by Section 6.12 and immediately upon such contingent event occurring the amount of such mandatory amortization shall be included in the Covered Debt Amount);

(b) is incurred pursuant to terms that are substantially comparable to (or more favorable to such Obligor than) market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Borrower or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis (except, in each case, other than financial covenants, covenants governing the borrowing base and events of default (except, in each case, other than events of default customary in indentures or similar instruments that have no analogous provisions in the Loan Documents or credit agreements generally), which shall be no more restrictive upon such Obligor and its Subsidiaries in any material respect, than those set forth in the Loan Documents; provided that, an Obligor may incur any Shorter-Term Unsecured Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (b) if it has duly made a Modification Offer (whether or not it is accepted by the Required Lenders) (it being understood that put rights or repurchase or redemption obligations arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition)); and

(c) is not secured by any assets of any Obligor.

For the avoidance of doubt, Shorter-Term Unsecured Indebtedness shall also include (i)  the 2025 Notes and the 2026 Notes and (ii) any refinancing, refunding, renewal or extension of any Shorter-Term Unsecured Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness would satisfy the requirements of this definition if newly incurred at the time of such refinancing, refunding, renewal or extension.

“Significant Subsidiary” means, at any time of determination, (a) any Obligor or (b) any other Subsidiary that, on a consolidated basis with such its Subsidiaries, has aggregate assets or aggregate revenues greater than 10% of the aggregate assets or aggregate revenues of the Borrower and its Subsidiaries, taken as a whole, at such time.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Special Equity Interest” means, any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest or such issuer’s subsidiaries; provided that (a) such Lien was created to secure Indebtedness owing by such issuer or its subsidiaries to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Special Longer-Term Unsecured Indebtedness” means (i)  the 2027 Notes and (ii) Indebtedness incurred after the Effective Date that is Indebtedness (which may be Guaranteed by one or more Obligors) that satisfies all of the criteria specified in the definition of “Unsecured Longer-Term Indebtedness” other than clause (a) thereof so long as such Indebtedness has a maturity date of at least five years from the date of the initial issuance (or, so long as such date is no more than ten (10) Business Days earlier than such issuance date, the initial pricing date) of such Indebtedness.

“Specified Currency” has the meaning assigned to such term in Section 9.11.

“Specified Default” means any Default other than a Borrowing Base Deficiency or a Contingent Borrowing Base Deficiency.

“Specified Place” has the meaning assigned to such term in Section 9.11.

“Specified Time” means (i) in relation to a Loan denominated in Canadian Dollars, as of 10:00 a.m., Toronto, Ontario time, (ii) in relation to a Loan denominated in Dollars, as of 11:00 a.m., London time, (iii) in relation to a Loan denominated in AUD, as of 11:00 a.m., Sydney, Australia time, (iv) in relation to a Loan denominated in NZD, as of 11:00 a.m., Wellington, New Zealand time and (v) in relation to a Loan denominated in Euros, as of 11:00 a.m., Brussels time.

“Standard Securitization Undertakings” means, collectively, (a) customary ~~arms~~arm’s -length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors), (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in middle market, broadly syndicated or commercial loan securitizations, accounts receivable securitizations, securitizations of financial assets or loans to special purpose vehicles, including those owed to customary third-party service providers in connection with such transactions, such as rating agencies and accountants and (d) obligations (together with any related performance guarantees) under any customary bad boy guarantee.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of England.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in its investment portfolio in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that Excluded Assets, Controlled Foreign Corporations, Foreign Subsidiaries and Immaterial Subsidiaries shall not be required to be Subsidiary Guarantors.

“Supported QFC” has the meaning assigned to such term in Section 9.18.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Multicurrency Lender at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency Swingline Exposure at such time and the Swingline Exposure of any Dollar Lender at any time shall be its Applicable Dollar Percentage of the total Dollar Swingline Exposure at such time.

“Swingline Lender” means any of JPMCB, Bank of America, N.A., Goldman Sachs Bank USA~~, MUFG Bank, Ltd., Royal Bank of Canada,~~ and Sumitomo Mitsui Banking Corporation, each in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“ T2” means the real time gross settlement system operated by the Eurosystem, or any successor system as determined by the Administrative Agent to be a suitable replacement.

“TARGET Day” means any day on which ~~the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement)~~T2 is open for the settlement of ~~payments~~payment in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments or fees imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the applicable Local Rate.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Day.

“Tested Amount” has the meaning assigned to such term in Section 5.12(b)(iii)(B).

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transferred Assets” has the meaning assigned to such term in Section 6.03(h).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Term Benchmark Rate, the Alternate Base Rate or Adjusted Daily Simple RFR.

“U.S. Government Securities” has the meaning assigned to such term in Section 5.13.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.18.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unasserted Contingent Obligations” means all (i) unasserted contingent indemnification obligations not then due and payable and (ii) unasserted expense reimbursement obligations not then due and payable. For the avoidance of doubt, “Unasserted Contingent Obligations” shall not include any reimbursement obligations in respect of any Letter of Credit.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unquoted Investments” has the meaning set forth in Section 5.12(b)(ii)(B).

“Unsecured Longer-Term Indebtedness” means, (~~1~~i) any Permitted Advisor Loan of an Obligor and (~~2~~ii) any Indebtedness of an Obligor (which may be Guaranteed by one or more other Obligors) that:

(a) has no amortization prior to, and a maturity date not earlier than, six months after the Maturity Date (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses or fractional shares (which may be payable in cash)) shall not constitute “amortization” for the purposes of this definition and (ii) any mandatory amortization that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a));

(b) is incurred pursuant to terms that are substantially comparable to (or more favorable to such Obligor than) market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Borrower, or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis (other than financial covenants, covenants governing the borrowing base and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in the Loan Documents or credit agreements generally), which shall be no more restrictive upon such Obligor and its Subsidiaries in any material respect than those set forth in the Loan Documents));

provided that, such Obligor may incur any Unsecured Longer-Term Indebtedness that otherwise would not meet the requirements set forth in this clause (b) if it has duly made a Modification Offer (whether or not it is accepted by the Required Lenders) (it being understood that put rights or repurchase or redemption obligations arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition)); and

(c) is not secured by any assets of any Obligor.

For the avoidance of doubt, Unsecured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition. Notwithstanding the foregoing, the term Unsecured Longer-Term Indebtedness shall include any Disqualified Equity Interests so long as the Borrower is not permitted or required to purchase, redeem, retire, acquire, cancel or terminate any such Equity Interest (other than (x) as a result of a change of control or asset sale or (y) in connection with any purchase, redemption, retirement, acquisition, cancellation or termination with, or in exchange for, Equity Interest) prior to the date that is six months after the Maturity Date. Further notwithstanding the foregoing, the 2028 Notes shall be deemed Unsecured Longer-Term Indebtedness in all respects, despite the fact that the maturity date of the 2028 Notes is prior to the date that is 6 months after the Maturity Date, so long as the 2028 Notes continue to comply with all other requirements of the above definition.

“Valuation Policy” means the Borrower’s valuation policy (as may be modified from time to time by any Permitted Policy and Valuation Amendment).

“Value” has the meaning assigned to such term in Section 5.13.

“Valuation Testing Date” has the meaning assigned to such term in Section 5.12(b)(iii)(A).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Sections 4203 and 4205 of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Loan” or a “Multicurrency Loan”), by Type (e.g., an “ABR Loan” , “RFR Loan” or “Term Benchmark Loan”) or by Class and Type (e.g., a “Multicurrency Term Benchmark Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing”, “RFR Borrowing” or a “Multicurrency Borrowing”), by Type (e.g., an “ABR Borrowing” or a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Multicurrency Term Benchmark Borrowing”). Loans and Borrowings may also be identified by Currency.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, renewed or otherwise modified (subject to any restrictions on such amendments, supplements, renewals or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. For the avoidance of doubt, any cash payment (other than any cash payment on account of interest or expenses or fractional shares) made by the Borrower in respect of any conversion features in any convertible securities shall constitute a “regularly scheduled payment, prepayment or redemption of principal and interest” within the meaning of clause (a) of Section 6.12. Solely for purposes of this Agreement, any references to “principal amount” or “obligations” owed by any Person under any (x) Hedging Agreement (other than a total return swap) shall refer to the amount that would be required to be paid by such Person if such Hedging Agreement were terminated at such time (after giving effect to any netting agreement) less any collateral posted in support thereof and (y) total return swap shall refer to the notional amount thereof less any collateral posted in support thereof.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The Borrower, the Administrative Agent and the Lenders agree to enter into negotiations in good faith in order to amend such provisions of this Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made. The Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Financial Accounting Standard Board Accounting Standards Codification 820 or 825-10 (or, in each case, any other Financial Accounting Standard having a similar result or effect) or accounts for liabilities acquired in an acquisition on a fair value basis pursuant to Financial Accounting Standard No. 141(R) (or successor standard solely as it relates to fair valuing liabilities), all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Financial Accounting Standard Board Accounting Standards Codification 820 or 825-10 (or, in each case, any other Financial Accounting Standard having a similar result or effect) or, in the case of liabilities acquired in an acquisition, Financial Accounting Standard No. 141(R) (or such successor standard solely as it relates to fair valuing liabilities).

SECTION 1.05. Currencies; Currency Equivalents.

(a) Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the Effective Date. Except as provided in Section 2.10(b) and the last sentence of Section 2.18(a), for purposes of determining (i) whether the amount of any Borrowing or Letter of Credit under the Multicurrency Commitments, together with all other Borrowings and Letters of Credit under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of such Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Multicurrency Credit Exposure, (iv) the Multicurrency LC Exposure, (v) the Covered Debt Amount and (vi) the Borrowing Base or the Value of any Portfolio Investment, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency or the Value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing, Letter of Credit or Portfolio Investment, as the case may be, determined as of the date of such Borrowing or Letter of Credit (determined in accordance with the last sentence of the definition of the term “Interest Period”) or the date of valuation of such Portfolio Investment, as the case may be; provided that in connection with the delivery of any Borrowing Base Certificate pursuant to Section 5.01(d) or (e), such amounts shall be determined as of the date of delivery of such Borrowing Base Certificate.

(b) Special Provisions Relating to Euro. Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the Effective Date shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the Effective Date; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

(c) Exchange Rates; Currency Equivalents. The Administrative Agent shall determine the Exchange Rate for any Foreign Currency as of each Revaluation Date to be used for calculating the Dollar Equivalent amounts of Loans, Letters of Credit and Revolving Credit Exposure denominated in such Foreign Currency. Such Exchange Rate shall become effective as of such Revaluation Date and shall be the Exchange Rate employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered pursuant to Section 5.01 hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent. Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Term Benchmark Loan, RFR Loan or Letter of Credit is denominated in an Agreed Foreign Currency, such amount shall be the relevant Foreign

Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Agreed Foreign Currency, with 0.5 of a unit being rounded upward). Without limiting the generality of the foregoing, for purposes of determining compliance with any basket in this Agreement, in no event shall any Obligor be deemed not to be in compliance with any such basket solely as a result of a change in Exchange Rates.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized or acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.07. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or an Agreed Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.15(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE CREDITS

SECTION 2.01. The Commitments

Subject to the terms and conditions set forth herein:

(a) each Dollar Lender severally agrees to make Dollar Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (ii) the aggregate Revolving Dollar Credit Exposure of all of the Lenders exceeding the total Dollar Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; and

(b) each Multicurrency Lender severally agrees to make Multicurrency Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (ii) the aggregate Revolving Multicurrency Credit Exposure of all of the Lenders exceeding the total Multicurrency Commitments, or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02. Loans and Borrowings.

(a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the same Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Type of Loans. Subject to Section 2.13, each Borrowing of a Class shall be constituted entirely of ABR Loans, of RFR Loans or of Term Benchmark Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith. Each ABR Loan shall be denominated in Dollars. Each Borrowing denominated in an Agreed Foreign Currency shall be constituted entirely of Term Benchmark Loans or RFR Loans. Each Lender at its option may make any Term Benchmark Loan or RFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (x) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (y) in exercising such option, such Lender shall use reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply).

(c) Minimum Amounts. Each Borrowing (whether Term Benchmark, RFR, Swingline or ABR) shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, with respect to any Agreed Foreign Currency, such smaller minimum amount as may be agreed to by the Administrative Agent; provided that a Borrowing of a Class may be in an aggregate amount that is equal to the entire unutilized balance of the total

Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.05(f). Borrowings of more than one Class, Currency and Type may be outstanding at the same time.

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Term Benchmark Borrowing) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings.

(a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivery of a signed Borrowing Request or by e-mail (i) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in a Foreign Currency (other than AUD or NZD), not later than 12:00 p.m., London time, three Business Days before the date of the proposed Borrowing, (iii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing or (iv) in the case of an RFR Borrowing denominated in Sterling or CHF, not later than 12:00p.m., New York time, four Business Days before the date of the proposed Borrowing or (v) in the case of a Term Benchmark Borrowing denominated in AUD or NZD, not later than 12:00 p.m., London time, four Business Days before the date of the proposed Borrowing. Each such e-mail Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or e-mail to the Administrative Agent of a written Borrowing Request, signed by the Borrower.

(b) Content of Borrowing Requests. Each request for a Borrowing (whether a written Borrowing Request or an e-mail request) shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be made under the Dollar Commitments or the Multicurrency Commitments;

(ii) the aggregate amount and Currency of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;

(v) in the case of a Term Benchmark Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi) the location and number of the Borrower’s account (or such other account(s) as the Borrower may designate in a written Borrowing Request accompanied by information reasonably satisfactory to the Administrative Agent as to the identity and purpose of such other account(s)) to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Class of a Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be denominated in Dollars and shall be a Multicurrency Borrowing (or, to the extent such requested Borrowing exceeds the available Multicurrency Commitments, a Dollar Borrowing in an amount equal to such excess to the extent there is availability under the Dollar Commitments). If no election as to the Currency of a Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of a Borrowing is specified in a Borrowing Request, then the requested Borrowing shall be a Term Benchmark Borrowing having an Interest Period of one month and if an Agreed Foreign Currency has been specified, the requested Borrowing shall be a Term Benchmark Borrowing denominated in such Agreed Foreign Currency having an Interest Period of one month; provided, however, if the specified Foreign Currency is Sterling or CHF, the requested Borrowing shall be an RFR Borrowing. If a Term Benchmark Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Term Benchmark Borrowing denominated in Dollars having an Interest Period of one month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.04. Swingline Loans.

(a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender severally agrees to make Swingline Loans under (x) the Multicurrency Commitment in the case of each Multicurrency Swingline Lender or (y) the Dollar Commitment in the case of each Dollar Swingline Lender, in each case, to the Borrower from time to time during the Availability Period, in Dollars and in Agreed Foreign Currencies, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Loans exceeding $200,000,000 (or such lesser amount as may be permitted after giving effect to the application of the other sub-clauses of this clause (a)), (ii) (x) the sum of any Multicurrency Swingline Lender’s outstanding Syndicated Multicurrency Loans, its Multicurrency LC Exposure, its outstanding Swingline Loans and (without duplication) its other Multicurrency Swingline Exposure exceeding its Multicurrency Commitment or (y) the sum of any Dollar Swingline Lender’s outstanding Syndicated Dollar Loans, its Dollar LC Exposure, its outstanding Swingline Loans and (without duplication) its other Dollar Swingline Exposure exceeding its Dollar Commitment; (iii) the total Revolving Multicurrency Credit Exposures exceeding the aggregate Multicurrency Commitments or the total Revolving Dollar Credit Exposures exceeding the aggregate Dollar Commitments, (iv) the total Covered Debt Amount exceeding the Borrowing Base then in effect; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (v) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Loans issued by any given Swingline Lender exceeding $~~40,000,000~~50,000,000 . Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. For the avoidance of doubt, the Relevant Rate for Swingline Loans denominated in Euros shall be, subject to Section 2.13, Daily Simple ESTR.

(b) Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by email), (i) in the case of a Swingline Loan denominated in Dollars, not later than 1:00 p.m., New York City time, on the day of such proposed Swingline Loan, (ii) in the case of a Swingline Loan denominated in a Foreign Currency other than AUD, NZD, DKK or CHF, not later than 9:00 a.m., New York time, on the day of such proposed Swingline Loan, and (iii) in the case of a Swingline Loan denominated in AUD, NZD, DKK or CHF, not later than 1:00 p.m., London time, one Business Day prior to such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the Swingline Lender from which such Swingline Loan shall be made, the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrower.

(c) Participations by Lenders in Swingline Loans. Any Swingline Lender may by written notice given to the Administrative Agent (i) not later than 10:00 a.m., New York City time on any Business Day, in the case of outstanding Swingline Loans made by such Swingline Lender denominated in Dollars, require the Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of such Swingline Loans, (ii) not later than 11:00 a.m., New York time on any Business Day, in the case of outstanding Swingline Loans made by such Swingline Lender denominated in any Foreign Currency (other than AUD), require the Lenders of the applicable Class to acquire participations on the third Business Day following the Business Day on which notice was received in all or a portion of such Swingline Loans and (iii) not later than 11:00 a.m., New York time on any Business Day, in the case of outstanding Swingline Loans made by such Swingline Lender denominated in AUD, require the Lenders of the applicable Class to acquire participations on the fourth Business Day following the Business Day on which notice was received in all or a portion of such Swingline Loans and if such Swingline Loans are denominated in Dollars, the Lenders holding Commitments of the Class under which such Swingline Loans are utilized shall participate in such Swingline Loans. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which the Multicurrency Lenders or Dollar Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Multicurrency Lender or Dollar Lender, as applicable, specifying in such notice such Lender’s Applicable Multicurrency Percentage or Applicable Dollar Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of any applicable Swingline Lender, such Lender’s Applicable Multicurrency Percentage or Applicable Dollar Percentage of the applicable Swingline Loan or Loans, provided that no Multicurrency Lender shall be required to purchase a participation in a Swingline Loan pursuant to this Section if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Swingline

Loan was made and (y) the Required Lenders of the applicable Class shall have so notified the Administrative Agent and applicable Swingline Lender in writing prior to the time such Swingline Loan was made and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist. Unless a Swingline Lender has received the written notice referred to in the previous sentence prior to the time such Swingline Loan was made that one or more applicable conditions contained in Section 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such Swingline Lender shall be entitled to assume all such conditions are satisfied.

Subject to the foregoing, each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Multicurrency Commitments or Dollar Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.08 with respect to Loans made by such Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders of the applicable Class that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) Replacement of Swingline Lenders. Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Multicurrency Lenders or Dollar Lenders, as applicable, of any such resignation and replacement of any Swingline Lender. In addition, if any Swingline Lender, in its capacity as a Lender, assigns all of its Loans and Commitments in connection with the terms of this Agreement, such Swingline Lender shall be deemed to have automatically resigned as a Swingline Lender hereunder. The Administrative Agent shall notify the Multicurrency Lenders or Dollar Lenders, as applicable of any such replacement of any Swingline Lender. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced or resigning Swingline Lender pursuant to Section 2.11. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans to be made thereafter and (ii) references herein to the term “Swingline Lender” and/or “Swingline Lenders” shall be deemed to refer to such successor or successors (and the other current Swingline Lenders, if applicable) or to any previous Swingline Lender, or to such successor or successors (and all other current Swingline Lenders) and all previous Swingline Lenders, as the context shall require. After the replacement or resignation of an Swingline Lender hereunder, the replaced or resigning Swingline Lender shall have no obligation to make additional Swingline Loans.

(e) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(d) above.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any Issuing Bank to issue, and each Issuing Bank severally agrees to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or in any Agreed Foreign Currency for its own account or the account of its designee (provided the Obligors shall remain primarily liable to the Lenders hereunder for payment and reimbursement of all amounts payable in respect of such Letter of Credit hereunder) in such form as is acceptable to such Issuing Bank in its reasonable determination and for the benefit of such named beneficiary or beneficiaries as are specified by the Borrower. Letters of Credit issued hereunder shall constitute utilization of the Multicurrency Commitments or the Dollar Commitments, as applicable, up to the aggregate amount then available to be drawn thereunder. Without limiting any rights of an Issuing Bank under this Section, no Issuing Bank shall be obligated to issue, amend or extend any Letter of Credit denominated in any Foreign Currency if at the time of such issuance, such Issuing Bank, in its capacity as a Lender, would not be required to make Loans in such Foreign Currency hereunder. Notwithstanding anything herein to the contrary, Goldman Sachs Bank USA shall not be obligated to issue any Letter of Credit that is not a standby letter of credit.

(b) Notice of Issuance, Amendment or Extension. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by e-mail, if arrangements for doing so have been approved by such Issuing Bank) to any Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount, Class and Currency of such Letter of Credit, stating that such Letter of Credit is to be issued under the Multicurrency Commitments, in the case of any Multicurrency Issuing Bank, or the Dollar Commitments, in the case of any Dollar Issuing Bank, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. The Administrative Agent will promptly notify the applicable Class of Lenders following the issuance of any Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i)

any order, judgment or decree of any Governmental Authority or arbitrator, in each case, with jurisdiction over such Issuing Bank shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or request that such Issuing Bank refrain from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular, or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or

(ii)	the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(c) Limitations on Amounts. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the aggregate LC Exposure at such time of the Issuing Banks (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $200,000,000 (or such greater amount as may be agreed between the Borrower and the Issuing Banks from time to time), (ii) the aggregate LC Exposure of such Issuing Bank (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed such Issuing Bank’s LC Commitment (or such greater amount as may be agreed between the Borrower and such Issuing Bank from time to time, subject to clause (c)(i) above), (iii) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Multicurrency Commitments and the total Revolving Dollar Credit Exposures shall not exceed the aggregate Dollar Commitments, (iv) with respect to each Issuing Bank (without duplication), the sum of such Issuing Bank’s outstanding Syndicated Loans of a Class, its LC Exposure of such Class, its outstanding Swingline Loans of such Class and its Swingline Exposure of such Class shall not exceed its Commitment of such Class and (v) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such extension occurs within three months of such then-current expiration date); provided that any Letter of Credit with a one-year term may provide for the extension thereof for additional one-year periods; provided further, that (x) in no event shall a Letter of Credit expire after the Commitment Termination Date unless the Borrower (1) deposits, on or prior to the Commitment Termination Date, into the Letter of Credit Collateral Account Cash, an amount equal to 102% of the undrawn amount of all Letters of Credit that remain outstanding as of the close of business on the Commitment Termination Date and (2) pays in full, on or prior to the Commitment Termination Date, all commissions required to be paid with respect to any such Letter of Credit through the then-current expiration date of such Letter of Credit and (y) no Letter of Credit shall have an expiry date after the Maturity Date.

(e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Bank, and without any further action on the part of such Issuing Bank or the Lenders, (i) in the case of a Multicurrency Issuing Bank, such Multicurrency Issuing Bank hereby grants to each Multicurrency Lender, and each Multicurrency Lender hereby acquires from such Multicurrency Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Multicurrency Percentage of the aggregate amount available to be drawn under such Letter of Credit and (ii) in the case of a Dollar Issuing Bank, such Dollar Issuing Bank hereby grants to each Dollar Lender, and each Dollar Lender hereby acquires from such Dollar Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Dollar Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the applicable Class of Commitments; provided that no Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Letter of Credit was issued and (y) prior to such issuance, the Administrative Agent or any Lender shall have so notified such Issuing Bank in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

In consideration and in furtherance of the foregoing, (x) each Multicurrency Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Multicurrency Issuing Bank, such Lender’s Applicable Multicurrency Percentage of each LC Disbursement made by such Multicurrency Issuing Bank and (y) each Dollar Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Dollar Issuing Bank, such Lender’s Applicable Dollar Percentage of each LC Disbursement made by such Dollar Issuing Bank, in each case, promptly upon the request of such Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and

Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.05(f), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by it, the Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; provided that, the Borrower may, subject to the conditions to borrowing set forth herein (other than any minimum amounts, including as set forth in Section 2.02(c)), request in accordance with Section 2.03 that such payment be financed with a Term Benchmark Borrowing having an Interest Period of one month’s duration of either Class, an RFR Borrowing, an ABR Borrowing or a Swingline Loan of either Class in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Term Benchmark Borrowing having an Interest Period of one month’s duration, an RFR Borrowing, ABR Borrowing or Swingline Loan, as applicable.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each affected Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Multicurrency Percentage or Applicable Dollar Percentage, as applicable, thereof.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

None of the Administrative Agent, the Lenders, the Issuing Banks, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Banks or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by any Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i) the Issuing Banks may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) the Issuing Banks shall have the right, in their sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by the Issuing Banks when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h) Disbursement Procedures. Each Issuing Bank shall, within the time allowed pursuant to the Letter of Credit Documents following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telecopy or e-mail of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Term Benchmark Loans having an Interest Period of one month’s duration (or, if such LC Disbursement is denominated in Sterling or CHF, the rate per annum then applicable to RFR Loans for the applicable Currency); provided that, if the Borrower fails to reimburse such LC Disbursement within two Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(j) Replacement of Issuing Banks. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the applicable Lenders of any such replacement of any Issuing Bank. In addition, if any Issuing Bank, in its capacity as a Lender, assigns all of its Loans and Commitments in accordance with the terms of this Agreement, such Issuing Bank may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided that no consent of the Borrower shall be required if an Event of Default under clause (a), (b), (i), (j), or (k) of Article VII has occurred and is continuing), resign as an Issuing Bank hereunder upon not less than three Business Days prior written notice to the Administrative Agent and the Borrower, provided further, in determining whether to give any such consent, the Borrower may consider, among other factors, the sufficiency of availability of Letters of Credit hereunder. At the time any such replacement shall become effective, the Borrower shall pay all its unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” and/or “Issuing Banks” shall be deemed to refer to such successor or successors (and the other current Issuing Banks, if applicable) or to any previous Issuing Bank, or to such successor or successors (and all other current Issuing Banks) and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If the Borrower shall be required to provide cover for its LC Exposure of a Class pursuant to Section 2.09(a), Section 2.10(c), Section 2.10(d), Section 2.10(e) or the last paragraph of Article VII, the Borrower shall promptly deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent, Cash denominated in the Currency of the Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under Section 2.09(a), Section 2.10(c), Section 2.10(d), Section 2.10(e) or the last paragraph of Article VII, as applicable. Such deposit shall be held by the Administrative Agent as collateral in the first instance for its LC Exposure under this Agreement and thereafter for the payment of the Secured Obligations, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein. If the Borrower is required to provide cash collateral hereunder as a result of the occurrence of an Event of Default, such cash collateral (to the extent not applied as set forth in this Section 2.05(k)) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide cash collateral hereunder pursuant to Section 2.10(b)(ii), such cash collateral (to the extent not applied as set forth in this Section 2.05(k)) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the aggregate Credit Exposures would not exceed the aggregate Commitments.

(l) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), designate as additional Issuing Banks one (1) or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein or therein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

SECTION 2.06. Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the corresponding Currency with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the NYFRB Rate or (ii) in the case of the Borrower, the interest rate applicable at the time to Term Benchmark Loans having an Interest Period of one month’s duration made to the Borrower (or, if such LC Disbursement is denominated in Sterling or CHF, the rate per annum then applicable to RFR Loans for the applicable Currency). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections.

(a) Elections by the Borrower for Borrowings. Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term Benchmark Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a Borrowing of a Class may only be continued or converted into a Borrowing of the same Class, (ii) a Borrowing denominated in one Currency may not be continued as, or converted into, a Borrowing in a different Currency, (iii) no Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) a Term Benchmark Borrowing denominated in a Foreign Currency may not be converted into a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall thereafter be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivery of a signed Interest Election Request or by e-mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such e-mail Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or e-mail to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Content of Interest Election Requests. Each Interest Election Request (whether a written Interest Election Request or an e-mail request) shall specify the following information in compliance with Section 2.02:

(i) the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph (c) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) in the case of a Borrowing denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Term Benchmark Borrowing of the same Class having an Interest Period of one month’s duration, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing no outstanding Term Benchmark Borrowing may have an Interest Period of more than one month’s duration.

SECTION 2.08. Termination, Reduction or Increase of the Commitments.

(a) Scheduled Termination. Unless previously terminated in accordance with the terms of this Agreement, the Commitments of each Class shall terminate on the Commitment Termination Date.

(b) Voluntary Termination or Reduction. The Borrower may at any time without premium or penalty terminate, or from time to time reduce, the Commitments ratably among each Class; provided that (i) each reduction of any Commitments pursuant to this sentence shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 in excess thereof (or, in each case, if less, the entire remaining amount of the Commitments of any Class) and (ii) the Borrower shall not terminate or reduce the Commitments if, immediately after giving effect to any concurrent prepayment of the Loans of any Class in accordance with Section 2.10, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.

(c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.08 at least three Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that any such notice of termination or reduction of the Commitments of a Class may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Effect of Termination or Reduction. Each termination or reduction of Commitments of a Class made pursuant to paragraph (b) of this Section 2.08 shall (i) be made ratably among the Lenders in accordance with their respective Commitments of such Class and (ii) result in a permanent termination of Commitments in an amount equal to the Commitments so terminated or reduced. Each Lender authorizes and instructs the Administrative Agent to, concurrently with and immediately after the effectiveness of any termination or reduction of Commitments pursuant to paragraph (b) of this Section 2.08, amend Schedule I to reflect the aggregate amount of each Lender’s aggregate Commitments.

(e) Increase of the Commitments.

(i) Requests for Increase. The Borrower shall have the right, at any time after the Effective Date but prior to the Commitment Termination Date, to propose that the Commitments of a Class hereunder be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and at least 30 days prior to the Commitment Termination Date; provided that no Lender shall be obligated to provide any increased Commitment; provided, further that:

(A) each increase shall be in a minimum amount of at least $25,000,000 or a larger multiple of $5,000,000 in excess thereof (or, in each case, in such other amounts as the Administrative Agent may reasonably agree);

(B) the aggregate amount of all Commitments outstanding, at any given time, shall not exceed $~~1,850,000,000~~1,912,500,000 (provided that any increase of Commitments that causes the aggregate amount of all Commitments to exceed $1,387,500,000 shall be subject to obtaining all necessary consents of the board of trustees (or appropriate committee thereof) of the Borrower);

(C) each Assuming Lender shall be consented to by the Administrative Agent and the Issuing Banks (in each case, which consent shall not be unreasonably withheld, conditioned or delayed);

(D) no Non-Extending Lender may participate in any Commitment Increase unless, in connection therewith, it shall have agreed to become an “Extending Lender” hereunder;

(E)  ~~(D)~~ no Default or Event of Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(F) ~~(E)~~ the representations and warranties made by the Borrower contained in this Agreement shall be true and correct in all material respects

(unless the relevant representation and warranty already contains a materiality qualifier or, in the case of the representations and warranties in Sections 3.01, 3.02, 3.04, 3.11 and 3.15 of this Agreement, and in Sections 2.01, 2.02 and 2.05 through 2.09 of the Guarantee and Security Agreement, in each such case, such representation and warranty shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii) Effectiveness of Commitment Increase. On the Commitment Increase Date for any Commitment Increase, (A) each Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date with the Commitment in the amount set forth in the agreement referred to in Section 2.08(e)(ii)(y) and (B) the Commitment of the respective Class of each Increasing Lender part of such Commitment Increase, if any, shall be increased as of such Commitment Increase Date to the amount set forth in the agreement referred to in Section 2.08(e)(ii)(y); provided that:

(x) the Administrative Agent shall have received on or prior to 12:00 p.m., New York City time, on such Commitment Increase Date a certificate signed by a duly Authorized Signatory of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 12:00 p.m., New York City time, on such Commitment Increase Date, an agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, duly executed by such Assuming Lender or such Increasing Lender, as applicable, and the Borrower, and acknowledged by the Administrative Agent.

(iii) Recordation into Register. Upon its receipt of (1) an agreement referred to in clause (ii)(y) above executed by each Assuming Lender and each Increasing Lender part of such Commitment Increase, as applicable, together with the certificate referred to in clause (ii)(x) above and (2) an amended Schedule I pursuant to clause (d) above, the Administrative Agent shall, (x) if such agreement referred to in clause (ii)(y) has been completed, accept such agreement, (y) record the information contained in the amended Schedule I in the Register and (z) give prompt notice thereof to the Borrower.

(iv) Adjustments of Borrowings upon Effectiveness of Increase. On each Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) of the affected Class in full, (B) simultaneously borrow new Loans of such Class hereunder in an amount equal to such prepayment (in the case of Term Benchmark Loans, with the Benchmark equal to the outstanding Benchmark and with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s), as applicable (as modified hereby); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Commitments of such Class (after giving effect to such Commitment Increase) and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.16 as a result of any such prepayment. Concurrently therewith, the Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit of such Class so that such interests are held ratably in accordance with their Commitments of such Class as so increased.

(v) Terms of Loans Issued on the Commitment Increase Date. The terms and provisions of any new Loans issued by any Assuming Lender or Increasing Lender, and the Commitment Increase of any Assuming Lender or Increasing Lender, shall be identical to the terms and provisions of Loans issued by, and Commitments of, the Lenders immediately prior to the applicable Commitment Increase Date (except that any upfront or similar one-time fee may be different).

(f) Mandatory Termination of Commitments of Non-Extending Lenders. Unless previously terminated, the Commitments of each Non-Extending Lender shall terminate on June 23, 2026. In connection with the foregoing, each Lender (other than any Non-Extending Lender) hereby agrees that it shall not be entitled to any pro-rata reduction in its Commitments notwithstanding Section 2.08(d), Section 2.18(c) or any other provision hereof to the contrary.

(g) Replacement of Non-Extending Lenders. The Borrower shall have the right, in its sole discretion and at its sole cost and expense, to replace any Non-Extending Lender in the manner set forth in Section 2.20(b).

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) Repayment. The Borrower hereby unconditionally promises to pay the Loans of each Class as follows:

(i) to the Administrative Agent for the account of the applicable Lenders the outstanding principal amount of each Class of Loans and all other amounts due and owing hereunder and under the other Loan Documents on the Maturity Date;

(ii) to the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan of such Class made by such Swingline Lender denominated in Dollars, on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Syndicated Borrowing of such Class is made, the Borrower shall repay all Swingline Loans of such Class then outstanding; and

(iii) to the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan of such Class made by such Swingline Lender denominated in a Foreign Currency, on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Syndicated Borrowing of such Class is made, the Borrower shall repay all Swingline Loans of such Class then outstanding.

In addition, on the Maturity Date, to the extent any Letter of Credit is outstanding (notwithstanding the requirements of clause (y) of the second proviso of Section 2.05(d)), the Borrower shall deposit into the Letter of Credit Collateral Account Cash an amount equal to 102% of the undrawn amount of all Letters of Credit outstanding on the close of business on the Maturity Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b) Manner of Payment. Subject to Section 2.10(e), prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telecopy or e-mail of such selection not later than 12:00 p.m., New York City time, three Business Days before the scheduled date of such repayment. If the repayment or prepayment is denominated in Dollars and the Class to be repaid or prepaid is specified (or if no Class is specified and there is only one Class of Loans with Borrowings denominated in Dollars outstanding), the Borrower shall repay or prepay any outstanding ABR Borrowings of such Class pro rata and thereafter repay or prepay the remaining Borrowings within such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid or prepaid first). If the repayment or prepayment is denominated in Dollars and the Class to be repaid or prepaid is not specified, the Borrower shall repay or prepay pro rata between any outstanding ABR Borrowings of the Dollar Lenders and the Multicurrency Lenders, and thereafter repay or prepay the remaining Borrowings denominated in Dollars in the order of the remaining duration of their respective Interest Periods (the Borrowings with the shortest remaining Interest Period to be repaid or prepaid first). If the repayment or prepayment is denominated in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency), the Borrower may, at its option, repay or prepay any outstanding Borrowings in such Currency ratably among just the Multicurrency Lenders in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid or prepaid first), and, if after such payment, the balance of the Borrowings denominated in such Currency is zero, then if there are any remaining proceeds, the Borrower shall repay or prepay the Loans (or provide cover for outstanding Letters of Credit as contemplated by Section 2.05(k)) on a pro-rata basis between each outstanding Class of Revolving Credit Exposure in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid or prepaid first). Each payment of a Borrowing of a Class shall be applied ratably to the Loans of such Class included in such Borrowing.

(c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section 2.09 shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records maintained by the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. In the event of any conflict between the Register and any other accounts and records maintained by the Administrative Agent, the Register shall control in the absence of manifest error.

(f) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) in substantially the form attached hereto as Exhibit E or in such other form as shall be reasonably satisfactory to the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).

SECTION 2.10. Prepayment of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty except for payments under Section 2.16, subject to the requirements of this Section 2.10.

(b) Mandatory Prepayments Due to Changes in Exchange Rates.

(i) Determination of Amount Outstanding. On each Revaluation Date, the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan or LC Exposure that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan or LC Exposure, determined as of such Revaluation Date. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.

(ii) Prepayment. If, on such Revaluation Date, the aggregate Revolving Multicurrency Credit Exposure minus the Multicurrency LC Exposure fully cash collateralized pursuant to Section 2.05(k) on such date exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall prepay the Swingline Multicurrency Loans and Multicurrency Loans (and/or provide cover for Multicurrency LC Exposure as specified in Section 2.05(k)) within 15 Business Days following receipt of the Administrative Agent’s notice after such Revaluation Date in such aggregate amounts, if any, as shall be necessary so that after giving effect thereto and the determination of the aggregate Revolving Multicurrency Credit Exposure as of such date the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.

Any prepayment made pursuant to this paragraph shall be applied, first, to outstanding Swingline Multicurrency Loans, second, to outstanding Multicurrency Loans and third, as cover for Multicurrency LC Exposure.

(c) Mandatory Prepayments due to Borrowing Base Deficiency. In the event that at any time any Borrowing Base Deficiency shall exist, the Borrower shall (x) prepay the Loans (and/or provide cover for the Letters of Credit as contemplated by Section 2.05(k)), (y) reduce its other Indebtedness that is included in the Covered Debt Amount or (z) otherwise remedy the Borrowing Base Deficiency, in such amounts as shall be necessary so that such Borrowing Base Deficiency is promptly cured within five Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency; provided that (i) the aggregate amount of such prepayment of Loans (and cover for Letters of Credit) shall be at least equal to the Revolving Credit Exposure’s ratable share (such ratable share being determined based on the outstanding principal amount of the Revolving Credit Exposures as compared to its other Indebtedness that is included in the Covered Debt Amount) of the aggregate prepayment and reduction of its other Indebtedness that is included in the Covered Debt Amount and (ii) if, within five Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Borrowing Base Deficiency), the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five Business Days permitted for delivery of such plan), then such prepayment (and/or cash collateralization), reduction or addition of assets to the Borrowing Base shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period; provided, further that solely to the extent such Borrowing Base Deficiency is due to the Borrower’s failure to satisfy the Senior Investment Minimum Covenant as a consequence of either (x) a decrease in the ratio of the Gross Borrowing Base to Senior Debt Amount or (y) a decrease in the Relevant Asset Coverage Ratio from one quarterly period to the next, such 30-Business Day period shall be extended to a 45-Business Day period solely with respect to compliance with the Senior Investment Minimum Covenant. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the existence of a Borrowing Base Deficiency shall not be a Specified Default or Event of Default hereunder until the expiration of the applicable grace or cure period.

(d) Mandatory Prepayments due to Contingent Borrowing Base Deficiency. In the event that at any time any Contingent Borrowing Base Deficiency shall exist, the Borrower shall (x) prepay the Loans (and/or provide cover for the Letters of Credit as contemplated by Section 2.05(k)), (y) reduce its other Indebtedness that is included in the Covered Debt Amount or (z) otherwise remedy the Contingent Borrowing Base Deficiency, in such amounts as shall be necessary so that such Contingent Borrowing Base Deficiency is promptly cured within five Business Days after delivery of a Borrowing Base Certificate demonstrating such Contingent Borrowing Base Deficiency; provided that (i) the aggregate amount of such prepayment of Loans (and cover for Letters of Credit) shall be at least equal to the Revolving Credit Exposure’s ratable share (such ratable share being determined based on the outstanding principal amount of the Revolving Credit Exposures as compared to its other Indebtedness that is included in the Covered Debt Amount) of the aggregate prepayment and reduction of its other Indebtedness that is included in the Covered Debt Amount and (ii) if, within five Business Days after delivery of a Borrowing Base Certificate demonstrating such Contingent Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Contingent Borrowing Base Deficiency), the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Contingent Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five Business Days permitted for delivery of such plan), then such prepayment (and/or cash collateralization), reduction or addition of assets to the Borrowing Base shall not be required to be effected immediately but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Contingent Borrowing Base Deficiency is cured within such 30-Business Day period; provided, further that solely to the extent such Contingent Borrowing Base Deficiency is due to the Borrower’s failure to satisfy the Senior Investment Minimum Covenant as a consequence of either (x) a decrease in the ratio of the Gross Borrowing Base to Senior Debt Amount or (y) a decrease in the Relevant Asset Coverage Ratio from one quarterly period to the next, such 30-Business Day period shall be extended to a 45-Business Day period solely with respect to compliance with the Senior Investment Minimum Covenant. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the existence of a Contingent Borrowing Base Deficiency shall not be a Specified Default or Event of Default hereunder until the expiration of the applicable grace or cure period.

(e) Mandatory Prepayments due to Certain Events Following the Commitment Termination Date. Subject to Sections 2.10(e)(vi), (e)(vii), (f) and (g):

(i) Asset Sales. In the event that any Obligor shall receive any Net Asset Sale Proceeds at any time after the Commitment Termination Date, the Borrower shall, no later than the third Business Day following the receipt of such Net Asset Sale Proceeds, prepay the Loans (and/or provide cover for the Letters of Credit as contemplated by Section 2.05(k)) in an amount equal to such Net Asset Sale Proceeds; provided that the Borrower shall only be required to apply such Net Asset Sale Proceeds to prepay the

Loans (and/or provide cover for the Letters of Credit as contemplated by Section 2.05(k)) in respect of non-Portfolio Investments if and to the extent the cumulative aggregate amount of all Net Asset Sale Proceeds relating to non-Portfolio Investments, from time to time, exceeds $5,000,000.

(ii) Extraordinary Receipts. In the event that any Obligor shall receive any Extraordinary Receipts at any time after the Commitment Termination Date, the Borrower shall, no later than the third Business Day following the receipt of such Extraordinary Receipts, prepay the Loans (and/or provide cover for the Letters of Credit as contemplated by Section 2.05(k)) in an amount equal to such Extraordinary Receipts; provided that the Borrower shall only be required to apply such Extraordinary Receipts to prepay the Loans (and/or provide cover for the Letters of Credit as contemplated by Section 2.05(k)) if and to the extent the cumulative aggregate amount of such Extraordinary Receipts, from time to time, exceeds $5,000,000.

(iii) Returns of Capital. In the event that any Obligor shall receive any Return of Capital at any time after the Commitment Termination Date, the Borrower shall, no later than the third Business Day following the receipt of such Return of Capital, prepay the Loans (and/or provide cover for the Letters of Credit as contemplated by Section 2.05(k)) in an amount equal to such Return of Capital.

(iv) Equity Issuances. In the event that the Borrower shall receive any net Cash proceeds from the issuance of Equity Interests of the Borrower (other than pursuant to any distribution or dividend reinvestment plan) at any time after the Commitment Termination Date, the Borrower shall, no later than the third Business Day following the receipt of such Cash proceeds, prepay the Loans (and/or provide cover for the Letters of Credit as contemplated by Section 2.05(k)) in an amount equal to seventy-five percent (75%) of such Cash proceeds, net of (1) underwriting discounts and commissions or similar payments and other costs, fees, commissions, premiums and expenses incurred by such Obligor directly incidental to such Cash receipts, including reasonable legal fees and expenses, (2) all taxes paid or reasonably estimated to be payable by such Obligor as a result of such Cash receipts (after taking into account any available tax credits or deductions) and (3) the amount paid or distributed by the Borrower to purchase its shares of common stock in connection with tender offers following the Commitment Termination Date.

(v) Indebtedness. In the event that any Obligor shall receive any net Cash proceeds from the issuance of Indebtedness by an Obligor (including any repurchase transactions, but excluding from any Permitted Advisor Loan) at any time after the Commitment Termination Date, the Borrower shall, no later than the third Business Day following the receipt of such Cash proceeds, prepay the Loans (and/or provide cover for the Letters of Credit as contemplated by Section 2.05(k)) in an amount equal to such Cash proceeds, net of (1) underwriting discounts and commissions or other similar payments and other costs, fees, commissions, premiums and expenses incurred by such Obligor directly incidental to such Cash receipts, including reasonable legal fees and expenses, (2) all taxes paid or reasonably estimated to be payable by such Obligor (after taking into account any available tax credits or deductions) and (3) any portion of such proceeds required to be paid by such Obligor pursuant to a concurrent Back-to-Back Transaction.

(vi) Prepayment of Term Benchmark Loans. To the extent the Loans to be prepaid from proceeds from any of the events described in subsections (i) through (v) above are Term Benchmark Loans, the Borrower may defer such prepayment until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to the amount of such prepayment, no later than the third Business Day following the receipt of such proceeds, into a segregated collateral account in the name and under the dominion and control of the Administrative Agent pending application of such amount to the prepayment of such Loans on the last day of such Interest Period.

(vii) RIC Tax Distributions. Notwithstanding anything herein to the contrary, any Net Asset Sale Proceeds, Extraordinary Receipts, Return of Capital or other Cash receipts required to be applied to the prepayment of the Loans pursuant to this Section 2.10(e) shall exclude the amounts reasonably estimated or determined by the Borrower to be necessary for the Borrower to make distributions sufficient in amount to achieve the objectives set forth in clauses (i), (ii) and (iii) of Section 6.05(a) hereof to the extent the Borrower recognizes any income or gains in connection with the receipt of such Net Asset Sale Proceeds, Extraordinary Receipts, Return of Capital or other Cash receipts and the recognition of such income or gains results in an increase in the amounts required to be distributed by the Borrower to achieve such objectives.

(f) Payments Following the Commitment Termination Date or During an Event of Default. Notwithstanding any provision to the contrary in Section 2.09 or this Section 2.10, following the Commitment Termination Date:

(i) No optional prepayment of the Loans of any Class shall be permitted unless at such time, the Borrower also prepays its Loans of the other Class or, to the extent no Loans of the other Class are outstanding, provides cash collateral as contemplated by Section 2.05(k) for the outstanding Letters of Credit of such Class, which prepayment (and cash collateral) shall be made on a pro-rata basis (based on the outstanding principal amounts of such Indebtedness) between each outstanding Class of Revolving Credit Exposure;

(ii) Any prepayment of Loans denominated in Dollars required to be made in connection with any of the events specified in Section 2.10(e) shall be applied ratably (based on the outstanding principal amounts of such Indebtedness) between the Dollar Lenders and the Multicurrency Lenders based on the then outstanding Loans and Letters of Credit denominated in Dollars; and

(iii) Notwithstanding any other provision to the contrary in this Agreement, if an Event of Default has occurred and is continuing, then any payment or repayment of the Loans shall be made and applied ratably (based on the aggregate Dollar Equivalents of the outstanding principal amounts of such Loans) between Dollar Loans, Multicurrency Loans and Letters of Credit.

(g) Notices, Etc.

(i) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) in writing by telecopy or e-mail of any prepayment hereunder (A) in the case of prepayment of a Term Benchmark Borrowing denominated in Dollars under Section 2.10(a), not later than 12:00 p.m., New York City time (or, in the case of a prepayment of a Term Benchmark Borrowing denominated in a Foreign Currency under Section 2.10(a), 12:00 p.m., London time), three Business Days before the date of prepayment, (B) in the case of prepayment of an ABR Borrowing under Section 2.10(a) or any prepayment under Section 2.10(b), (c), (d) or (e), not later than 12:00 p.m., New York City time, on the Business Day of prepayment, (C) in the case of prepayment of a Swingline Loan denominated in Dollars, not later than 12:00 noon, New York City time, on the date of prepayment, (D) in the case of prepayment of an RFR Borrowing denominated in Sterling or CHF, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment or (E) in each case of the notice periods described in clauses (A) and (B), such lesser period as the Administrative Agent may reasonably agree with respect to notices given in connection with any of the events specified in Section 2.10(e)(ii) or (iii). Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that any such notice of prepayment may state that such notice is conditioned upon the effectiveness of other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b).

(ii) In the event the Borrower is required to make any concurrent prepayments under both paragraph (c) and also another paragraph of this Section 2.10, the prepayment pursuant to such other paragraph of this Section 2.10 shall be made prior to any prepayment required to be made pursuant to paragraph (c) and the amount of the payment required pursuant to paragraph (c) (if any) shall be determined immediately after giving effect to the prepayment made (or to be made) under such other paragraph of this Section 2.10.

(h) Special Mandatory Repayment to Non-Extending Lenders. On June 23, 2027 (or, so long as no Default or Event of Default has occurred and is continuing, on such earlier date on or after June 23, 2026 as the Borrower may elect by written notice in accordance with Section 2.10(g)), the Borrower shall repay all of the Loans of the Non-Extending Lenders and, in connection therewith, each other Lender hereby agrees that, so long as its Loans of the same Class are not otherwise due and payable hereunder, it shall not be entitled to any pro-rata repayment of its Loans of the same Class notwithstanding Section 2.18(c) or any other provision hereof to the contrary. If any LC Exposure or Swingline Exposure exists at the time of such repayment to the Non-Extending Lenders:

(i)  all of such LC Exposure or Swingline Exposure, as applicable, held by the Non-Extending Lenders shall be reallocated among the Extending Lenders with Commitments of the same Class as the Non-Extending Lenders in accordance with their respective Applicable Multicurrency Percentages or Applicable Dollar Percentages, as applicable, but only to the extent (x) the sum of all Revolving Credit Exposures of any Class of the Extending Lenders does not exceed the total of all Extending Lenders’ Commitments of such Class, (y) no Extending Lender’s Revolving Credit Exposure of a Class will exceed such Lender’s Commitment of such Class, and (z) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii)  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall on the day of such prepayment to the Non-Extending Lenders also prepay Loans in accordance with Section 2.10(a) in an amount such that after giving effect thereto, all LC Exposure or Swingline Exposure, as applicable, of the Non-Extending Lenders could be reallocated in accordance with clause (i) above (whereupon such LC Exposure or Swingline Exposure, as applicable, shall be so reallocated regardless of whether the conditions set forth in Section 4.02 are satisfied at such time).

Upon termination of any Non-Extending Lender’s Commitments pursuant to Section 2.08(f) and the reallocation of such Non-Extending Lender’s LC Exposure and repayment of each such Non-Extending Lender’s Loans and all other amounts then due and payable to such Non-Extending Lender in accordance with clause (h) of this Section 2.10, such Non-Extending Lender shall cease being a party to this Agreement in its capacity as a “Lender” but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring prior to such date.

SECTION 2.11. Fees.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate of 0.375% per annum on the daily unused amount of the Dollar Commitment and Multicurrency Commitment, as applicable, of such Lender during the period beginning on the Effective Date to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date. Accrued commitment fees shall be payable in arrears on the fifteenth day after each Quarterly Date, commencing on the first such date to occur after the Effective Date, and ending on the earlier of the date the Commitments of the respective Class terminate and the Commitment Termination Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, (i) the daily unused amount of the applicable Commitment shall be determined as of the end of each day and (ii) the Commitment of any Class of a Lender shall be deemed to be used to the extent of the outstanding Loans of such Class of such Lender and LC Exposure of such Class of such Lender (and the Swingline Exposure of such Class of such Lender shall be disregarded for such purpose).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Term Benchmark Loans (or, if such Letter of Credit is denominated in Sterling or CHF, RFR Loans) on the daily maximum amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment of the applicable Class terminates and the date on which such Lender ceases to have any LC Exposure of such Class, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the daily maximum amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) applicable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable in arrears on the fifteenth day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that, all such fees with respect to the Letters of Credit shall be payable on the date on which all Commitments of the applicable Class terminate (the “termination date”), the Borrower shall pay any such fees that have accrued and that are unpaid on the termination date and, in the event any Letters of Credit shall be outstanding that have expiration dates after the termination date, the Borrower shall prepay on the termination date the full amount of the participation and fronting fees that will accrue on such Letters of Credit subsequent to the termination date through but not including the date such outstanding Letters of Credit are scheduled to expire (and in that connection, the Lenders agree not later than the date two Business Days after the date upon which the last such Letter of Credit shall expire or be terminated to rebate to the Borrower the excess, if any, of the aggregate participation and fronting fees that have been prepaid by the Borrower over the amount of such fees that ultimately accrue through the date of such expiration or termination). Any other fees payable to the Issuing Banks pursuant to this paragraph (b) shall be payable within ten Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last date).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error. Any fees representing the Borrower’s reimbursement obligations of expenses, to the extent the requirements of an invoice are not otherwise specified in this Agreement, shall be due (subject to the other terms and conditions contained herein) within ten Business Days of the date that the Borrower receives from the Administrative Agent a reasonably detailed invoice for such reimbursement obligations.

SECTION 2.12. Interest.

(a) ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan denominated in Dollars) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Term Benchmark Loans and RFR Loans. (i) The Loans constituting each Term Benchmark Borrowing shall bear interest at a rate per annum equal to the Term Benchmark for the applicable Currency for the related Interest Period for such Borrowing plus the Applicable Margin and (ii) the Loans constituting each RFR Borrowing shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin.

(c) Foreign Currency Swingline Loans. (i) Swingline Loans denominated in Euros shall bear interest at a rate per annum equal to Daily Simple ESTR plus the Applicable Margin, (ii) Swingline Loans denominated in Sterling or CHF shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin, (iii) Swingline Loans denominated in a Local Rate Currency (other than CAD) shall bear interest at a rate per annum equal to the applicable Local Rate plus the Applicable Margin and (iv) Swingline Loans denominated in CAD shall bear interest at a rate per annum equal to Canadian Prime Rate plus the Applicable Margin.

(d) Default Interest. Notwithstanding the foregoing clauses (a) and (b), if any principal of or interest on any Loan, LC Disbursement or any recurring or scheduled fee or other amount payable by the Borrower hereunder is not paid when due (after giving effect to any grace or cure period), whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall, at the request of the Required Lenders, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any interest on any Loan, LC Disbursement or any recurring or scheduled fee or other amount, 2% plus (x) if such other amount is denominated in Dollars, the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12, (y) if such other amount is denominated in a Foreign Currency (other than Sterling or CHF), the rate applicable to Term Benchmark Loans as provided in paragraph (b)(i) of this Section 2.12 or (z) if such other amount is denominated in Sterling or CHF, the rate applicable to RFR Loans as provided in paragraph (b)(ii) of this Section 2.12.

(e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

SECTION 2.13. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the AUD Rate, the CDOR Rate, NZD Rate, the CIBOR Screen Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate or applicable Local Rate (including because the relevant screen rate is not available or published on a current basis), for the applicable Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Currency; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Term SOFR Rate, the AUD Rate, the CDOR Rate, NZD Rate, the CIBOR Screen Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate or applicable Local Rate for the applicable Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Currency, then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders in writing by e-mail as promptly as practicable thereafter setting forth in reasonable detail the basis for such determination and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Borrowing if the Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.13(a)(i) or (ii) above and (B) for Loans denominated in an Agreed Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted; provided further that, in connection with any ABR Borrowing made pursuant to the terms of this Section 2.13(a), the determination of the Alternate Base Rate shall disregard clause (c) of the definition thereof. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Foreign Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Borrowing if the Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.13(a)(i) or (ii) above and, (B) for Loans denominated in an Agreed Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan and (2) any RFR Loan shall immediately, bear interest at the Central Bank Rate for the applicable Agreed Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans denominated in any Agreed Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Loan) on such day and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Agreed Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Foreign Currency) immediately or (B) be prepaid in full immediately.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.13), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent in consultation with the Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document other than as provided in the definition of Benchmark Replacement Conforming Changes (provided that the Administrative Agent’s determination shall be generally consistent with determinations made for borrowers of syndicated loans in the United States denominated in the applicable Currency).

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a

Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Agreed Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Currency is implemented pursuant to this Section 2.13, (i) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day or (ii) if such Term Benchmark Loan or RFR Loan is denominated in any Agreed Foreign Currency, then such Loan shall, on the last day of the Interest Period applicable to such Loan, at the Borrower’s election prior to such day: (A) bear interest at the Central Bank Rate for the applicable Agreed Foreign Currency plus the Applicable Margin; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Foreign Currency cannot be determined, the Borrower may not make an election under this subclause (A), (B) be prepaid by the Borrower on such day or (C) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (C)) shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Loan) on such day (it being understood and agreed that if the Borrower does not so prepay such Loan on such day by 12:00 noon, Local Time, the Administrative Agent is authorized to effect such conversion of such Term Benchmark Loan or RFR Loan, as applicable, into an ABR Loan denominated in Dollars).

SECTION 2.14. Computation of Interest. All interest hereunder shall be computed on the basis of a year of 360 days, except that (a) Term Benchmark Borrowings in Canadian Dollars, AUD or NZD shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and (b) RFR Borrowings, and ABR Borrowings, at times when the Alternate Base Rate is based on the Prime Rate, shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, EURIBOR Rate, Adjusted Term SOFR Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, compulsory loan, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense, affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit issued by such Issuing Bank or participation by such Lender therein;

and the result of any of the foregoing shall be to increase the cost (other than costs which are (A) Indemnified Taxes, (B) Connection Income Taxes or (C) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes) to such Lender of making, continuing, converting into or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost (other than costs which are Taxes) to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that no Lender will claim the payment of any of the amounts referred to in this paragraph (a) if not generally claiming similar compensation from its other similar customers in similar circumstances.

(b) Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Swingline Loans and in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity requirements), by an amount deemed to be material by such Lender or such Issuing Bank, then, upon the request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided that no Lender or Issuing Bank, as applicable, will claim the payment of any of the amounts referred to in this paragraph (b) if not generally claiming similar compensation from its other similar customers in similar circumstances.

(c) Certificates from Lenders. A certificate of a Lender or an Issuing Bank (x) setting forth in reasonable detail the basis for and the calculation of the amount or amounts, in Dollars, necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and (y) certifying that such Lender or such Issuing Bank or its holding company, as the case may be, is generally claiming similar compensation from its other similar customers in similar circumstances, shall be promptly delivered to the Borrower and shall be conclusive absent manifest error; provided, however that no Lender shall be requested to disclose confidential or price sensitive information or any other information, to the extent prohibited by applicable law. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than three months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. With respect to Term Benchmark Loans, in the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period therefor (including as a result of the occurrence of any Commitment Increase Date or an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (including, in connection with any Commitment Increase Date, and regardless of whether such notice is permitted to be revocable under Section 2.10(g) and is revoked in accordance herewith) or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.20(b) of any Term Benchmark Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each affected Lender for such Lender’s loss, cost and expense attributable to such event (excluding loss of anticipated profits). Payments under this Section shall be made upon written request of a Lender delivered to the Borrower not later than 10 Business Days following a payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a written certificate of such Lender setting forth in reasonable detail the basis for and calculation of the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then (i) the Borrower shall make such deductions or withholding, (ii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section), the Administrative Agent, the applicable Lender or the applicable Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made.

(b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank for, and within 30 Business Days after written demand therefor, pay the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, or required to be withheld or deducted from a payment to such recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A written certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

In addition, any applicable Foreign Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Foreign Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (as applicable) or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (as applicable) (or any successor form), or

(iv) any other form including Internal Revenue Service Form W-8IMY as applicable prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f) United States Lenders. Each Lender and each Issuing Bank that is not a Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), prior to the date on which such Issuing Bank or such Lender becomes a party to this Agreement, and at times reasonably requested by the Borrower, duly completed copies of Internal Revenue Service Form W-9 or any successor form, certificate or documentation provided it is legally able to do so at the time.

(g) FATCA. If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

In addition, each Lender agrees that if any certificate or documentation previously delivered under this Section by such Lender expires or becomes obsolete or inaccurate in any respect it shall update such certificate or documentation, provided it is legally able to do so at the time. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time the chief tax officer of such Lender becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form, certificate or documentation to the Borrower (or any other form, certificate or documentation adopted by the U.S. or other taxing authorities for such purpose).

(h) Treatment of Certain Refunds. If the Administrative Agent, any Lender or any Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, any Lender or an Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent, such Lender or such Issuing Bank be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent, such Lender or such Issuing Bank in a less favorable net after-Tax position than the Administrative Agent, such Lender or such Issuing Bank would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender or any Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j) Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including commitment fees, payments required under Section 2.15, and payments required under Section 2.16 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.16 or any reimbursement or cash collateralization of any LC Exposure denominated in any Foreign Currency, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan or LC Disbursement when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan or such LC Disbursement shall, if such Loan or such LC Disbursement is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan or LC Disbursement that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a Class shall be made from the Lenders of such Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.08 shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of a Class shall be allocated pro rata among the Lenders of such Class according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment of commitment fees under Section 2.11 shall be made for the account of the Lenders pro rata according to the average daily unutilized amounts of their respective Commitments; (iv) each payment or prepayment of principal of Loans of a Class by the Borrower shall be made for the account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (v) each payment of interest on Loans of a Class by the Borrower shall be made for the account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Loans then due and payable to such Lenders.

(d) Sharing of Payments by Lenders. If any Lender of a Class shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans, within its Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon of such Class then due than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (d) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (d) shall apply). The Borrower consents to the foregoing, and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For the avoidance of doubt, the Borrower may make a Borrowing under the Dollar Commitments or Multicurrency Commitments (if otherwise permitted hereunder) and may use the proceeds of such Borrowing (x) with Dollar Commitments to prepay the Multicurrency Loans (without making a ratable prepayment of the Dollar Loans) or (y) with Multicurrency Commitments to prepay the Dollar Loans (without making a ratable payment to the Multicurrency Loans).

(e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(b) or 2.18(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) commitment fees pursuant to Section 2.11(a) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender to the extent and during the period such Lender is a Defaulting Lender;

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether two-thirds of the Lenders, two-thirds of the Lenders of a Class, the Required Lenders or the Required Lenders of a Class have taken or may take any action hereunder or under any other Loan Documents (including any consent to any amendment or waiver pursuant to Section 9.02); provided that, for the avoidance of doubt, any waiver, amendment or modification requiring the consent of all Lenders (or all Lenders of a Class) or each affected Lender (if applicable to such Defaulting Lender), including as set forth in Section 9.02(b)(i), (ii), (iii), (iv) or (v), shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure (other than the portion of such Swingline Exposure consisting of Swingline Loans made by such Defaulting Lender) and LC Exposure shall be reallocated among the non-Defaulting Lenders holding Commitments of the same Class as such Defaulting Lender in accordance with their respective Applicable Multicurrency Percentages or Applicable Dollar Percentages, as applicable, but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures of such Class plus such Defaulting Lender’s Swingline Exposure and LC Exposure of such Class does not exceed the total of all non-Defaulting Lenders’ Commitments of such Class and (y) no non-Defaulting Lender’s Revolving Credit Exposure of such Class will exceed such Lender’s Commitment of such Class;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three Business Days following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(k) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such LC Exposure during the period such LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders of the same Class as such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Multicurrency Percentages or Applicable Dollar Percentages, as applicable, in effect immediately after giving effect to such reallocation;

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11(b) with respect to such LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and

(vi) no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation; and

(d) so long as any Lender is a Defaulting Lender, no Swingline Lenders shall be required to fund any Swingline Loan and no Issuing Bank of the same Class as such Defaulting Lender shall be required to issue, amend or increase any Letter of Credit of such Class, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders of such Class and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and Swingline Exposure related to any newly made Swingline Loan and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders of such Class in a manner consistent with Section 2.19(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrower, the Swingline Lenders and the Issuing Banks (with respect to the Swingline Lenders and any Issuing Bank, only to the extent that such Swingline Lender or Issuing Bank acts in such capacity under the same Class of Commitments held by a Defaulting Lender) each agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, on the date of such agreement, such Lender shall no longer be deemed a Defaulting Lender, the Borrower shall no longer be required to cash collateralize any portion of such Lender’s LC Exposure cash collateralized pursuant to Section 2.19(c)(ii) above and the Swingline Exposure and the LC Exposure of the Lenders of the affected Class shall be readjusted to reflect the inclusion of such Lender’s Commitment of such Class and on such date such Lender shall purchase at par the portion of the Loans of the other Lenders of such Class (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Multicurrency Percentage or Applicable Dollar Percentage, as applicable, in effect immediately after giving effect to such agreement.

SECTION 2.20. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall at the request of the Borrower use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender or is a non-consenting Lender (as provided in Section 9.02(d)), or if any Lender is or becomes a Non-Extending Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 and Section 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts then due and payable), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments ~~and~~, (iv) in the case of any assignment as a result of a non-consenting Lender (that the Borrower is permitted to replace as provided in Section 9.02(d)), the applicable assignee shall have consented to the applicable amendment, waiver or consent and (v) in the case of any assignment as a result of a Lender being a Non-Extending Lender, the applicable assignment shall be of all such Non-Extending Lender’s Commitment and the applicable assignment shall be to an Extending Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) Defaulting Lender. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.21. Maximum Rate.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan, the rate of interest payable in respect of such Loan hereunder, together with all related Charges, shall be limited to the Maximum Rate. To the extent lawful, the interest and Charges that would have been payable in respect of a Loan, but were not payable as a result of the operation of this Section, shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 2.22. German Bank Separation Act.

Solely for so long as Deutsche Bank AG New York Branch, or any Affiliate thereof, is a Lender, if any such Lender is subject to the GBSA (as defined below) (any such Lender, a “GBSA Lender”) and such GBSA Lender shall have determined in good faith (based on reasonable advice and a written opinion of counsel), which determination shall be made in consultation with the Borrower subject to the terms hereof that, due to the implementation of the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act (Trennbankengesetz) (the “GBSA”)), whether before or after the date hereof, or any corresponding European legislation (such as the proposed regulation on structural measures improving the resilience of European Union credit institutions) that may amend or replace the GBSA in the future or any regulation thereunder, or due to the promulgation of, or any change in the interpretation by, any court, tribunal or regulatory authority with competent jurisdiction of the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful (regardless of whether such illegality, prohibition or unlawfulness could be prevented by transferring such arrangements, Commitments and/or Loans to an Affiliate or other third party), then, and in any such event, such GBSA Lender shall give written notice to the Borrower and the Administrative Agent of such determination (which written notice shall include a reasonably detailed explanation of such illegality, prohibition or unlawfulness, including, without limitation, evidence and calculations used in the determination thereof, a “GBSA Initial Notice”), whereupon until the tenth Business Day after the date of such GBSA Initial Notice, such GBSA Lender shall use best efforts to transfer to the extent permitted under applicable law such arrangements, Commitments and/or Loans to an Affiliate or other third party in accordance with Section 9.04. If no such transfer is effected in accordance with the preceding sentence, such GBSA Lender shall give written notice thereof to the Borrower and the Administrative Agent a (“GBSA Final Notice”), whereupon (i) all of the obligations of such GBSA Lender shall become due and payable, and the Borrower shall repay the outstanding principal of such obligations together with accrued interest thereon and all other amounts due and payable to the GBSA Lender, on the tenth Business Day immediately after the date of such GBSA Final Notice (the “Initial GBSA Termination Date”) and, for the avoidance of doubt, such repayment shall not be subject to the terms and conditions of Section 2.09, 2.16, 2.18(c) or 2.18(d) and (ii) the Commitment of such GBSA Lender shall terminate on the Initial GBSA Termination Date; provided that, notwithstanding the foregoing, if, prior to such Initial GBSA Termination Date, the Borrower and/or the Administrative Agent in good faith reasonably believes that there is a mistake, error or omission in the grounds used to determine such illegality, prohibition or unlawfulness under the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, then the Borrower and/or the Administrative Agent, as applicable, may provide written notice (which written notice shall include a reasonably detailed explanation of the basis of such good faith belief, including, without limitation, evidence and calculations used in the determination thereof, a “GBSA Consultation Notice”) to that effect, at which point the obligations owed to such GBSA Lender hereunder and under the Loans shall not become due and payable, and the Commitments of such GBSA Lender shall not terminate, until the Business Day immediately following the tenth Business Day immediately after the Initial GBSA Termination Date (the period from, and including, the date of the GBSA Consultation Notice until the tenth Business Day immediately thereafter being the “GBSA Consultation Period”). In the event that the Borrower and/or the Administrative Agent, as applicable, and such GBSA Lender cannot in good faith reasonably agree during the GBSA Consultation Period whether the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful under the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, then all of the obligations owed to such GBSA Lender hereunder and under the Loans shall become due and payable, and the Commitments of such GBSA Lender shall terminate, on the Business Day immediately following the last day of such GBSA Consultation Period. Notwithstanding anything to the contrary contained herein, no part of the proceeds of any extension of credit hereunder will be used to pay any GBSA Lender or otherwise satisfy any obligation under this Section. To the extent that any LC Exposure exists at the time a GBSA Lender’s Commitments are cancelled and its obligations under the Loan Documents are repaid in full, such LC Exposure shall be reallocated as set forth in Sections 2.19(c)(i) through (v) treating for purposes hereof each Lender (other than any GBSA Lender) as a non-Defaulting Lender for purposes of such reallocation and treating the GBSA Lender as a Defaulting Lender solely for such purposes. To the extent any Swingline Exposure or LC Exposure (in each case, of the same Class of Commitments held by the GBSA Lender) exists at the time a GBSA Lender’s Loans are repaid in full pursuant to this Section 2.22, such Swingline Exposure or LC Exposure shall be reallocated as set forth in Section 2.19(c), treating for this purpose such GBSA Lender as a Defaulting Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. The Borrower and each of its Subsidiaries (other than any Immaterial Subsidiary) (a) is duly organized or incorporated, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to comply with clauses (b) and (c) would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03. Governmental Approvals; No Conflicts

The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are or will be in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries, or their respective assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any other Obligor.

SECTION 3.04. No Material Adverse Change.

(a) The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Sections 4.01(d), 5.01(a) and 5.01(b) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for the applicable period in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b) Since ~~March~~December 31, 2022, there has not been any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Litigation; Actions, Suits and Proceedings. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Financial Officer, threatened in writing against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that directly involve this Agreement or the Transactions (other than any action brought by the Borrower against a Defaulting Lender).

SECTION 3.06. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07. Anti-Corruption Laws and Sanctions. The Borrower, or any one or more Affiliates on its behalf, has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (a) the Borrower, its Subsidiaries and their respective officers and employees and (b) to the knowledge of the Borrower, its directors and agents, are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (x) the Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or (y) to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries, in each case, that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Transaction to which the Borrower or any of its Subsidiaries is subject will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.08. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Disclosure. None of the written reports, financial statements, certificates or other written information (other than projections, other forward looking information, information of a general economic or industry specific nature or information relating to third parties) furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, together with the Borrower’s public filings, contains any material misstatement of fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading at the time made; provided that, with respect to projections (including projected financial information) and other forward-looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed in good faith to be reasonable at the time of the preparation thereof (it being understood that projections are subject to significant and inherent uncertainties and contingencies which may be outside of the Borrower’s control and that no assurance can be given that projections will be realized, and are therefore not to be viewed as fact, and that actual results for the periods covered by projections may differ from the projected results set forth in such projections and that such differences may be material), and the Borrower makes no representation or warranty with respect to information of a general economic or general industry nature.

SECTION 3.11. Investment Company Act; Margin Regulations.

(a) Status as Business Development Company. The Borrower is a “closed-end fund” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and ~~intends to elect~~qualifies as and has elected to be treated as a RIC ~~commencing with the Borrower’s taxable year ended December 31, 2022~~.

(b) Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries, including the making of the Loans and issuance of Letters of Credit to the Borrower hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a material violation or material breach of the applicable provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case, that are applicable to the Borrower and its Subsidiaries.

(c) Investment Policies. The Borrower is in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(d) Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of Regulation U.

SECTION 3.12. Material Agreements and Liens.

(a) Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness for borrowed money or any extension of credit (or commitment for any extension of credit) to, or guarantee for borrowed money by, the Borrower or any other Obligor outstanding on the Effective Date (in each case, other than (x) Indebtedness hereunder or under any other Loan Document and (y) any such agreement or arrangement that is solely between or among two (2) or more Obligors), and the aggregate principal or face amount outstanding or that is or may become outstanding under each such arrangement, in each case as of the Effective Date, is correctly described in Part A of Schedule II.

(b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Effective Date (other than Indebtedness hereunder or under any other Loan Document) covering any property of the Borrower or any other Obligor, and the aggregate principal amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Effective Date is correctly described in Part B of Schedule II.

SECTION 3.13. Subsidiaries and Investments.

(a) Subsidiaries. Set forth in Part A of Schedule IV is a complete and correct list of all of the Subsidiaries of the Borrower on the Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether such Subsidiary is a Designated Subsidiary, an Immaterial Subsidiary or an Excluded Asset (other than a Designated Subsidiary). Except as disclosed in Part A of Schedule IV, as of the Effective Date, (x) the Borrower owns, free and clear of Liens (other than any lien permitted by Section 6.02 hereof), and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Part A of Schedule IV, (y) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable (to the extent such concepts are applicable) and (z) there are no outstanding Equity Interests with respect to such Subsidiary. Each Subsidiary identified on said Part A of Schedule IV as a “Designated Subsidiary” qualifies as such under the definition of “Designated Subsidiary” set forth in Section 1.01.

(b) Investments. Set forth in Part B of Schedule IV is a complete and correct list as of the Effective Date of all Investments (other than Investments of the types referred to in clauses (b), (c), and (d) of Section 6.04) held by any Obligor in any Person on the Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule IV, as of the Effective Date, such Obligor, owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents and other Liens permitted hereunder), all such Investments.

SECTION 3.14. Properties.

(a) Title Generally. Each of the Borrower and each of the other Obligors has good title to, or valid leasehold interests in, all their respective real and personal property material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, except for minor defects in title that do not interfere with their respective ability to conduct their respective business, taken as a whole, as currently conducted or to utilize such properties for their intended purposes, except where failure to have title or leasehold interests would not reasonably be expected to have a Material Adverse Effect.

(b) Intellectual Property. Each of the Borrower and each of the other Obligors owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to their respective business, taken as a whole, and the use thereof by the Borrower and each of the other Obligors do not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15. Affiliate Agreements. As of the Effective Date, the Borrower has heretofore delivered (to the extent not otherwise publicly filed with the SEC) to the Administrative Agent (which has been made available to each of the Lenders) true and complete copies of each of the Affiliate Agreements as in effect as of the Effective Date (including any amendments, supplements or waivers executed and delivered thereunder and any schedules and exhibits thereto). As of the Effective Date, each of the Affiliate Agreements is in full force and effect.

SECTION 3.16. Security Documents. The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first-priority Lien (subject to any Lien permitted by Section 6.02) on all right, title and interest of the Obligors in the Collateral described therein to secure the Secured Obligations, except for any failure that would not constitute an Event of Default under clause (p) of Article VII. Except for (a) filing of UCC financing statements and filings as may be required under applicable law or otherwise contemplated hereby and by the Security Documents, and (b) the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected by possession or control, no filing or other action will be necessary to perfect such Liens to the extent required thereunder, except for any filing or action, the absence of which, would not constitute an Event of Default under clause (p) of Article VII.

SECTION 3.17. Affected Financial Institutions. No Obligor is an Affected Financial Institution.

ARTICLE IV

CONDITIONS

SECTION 4.01. Original Effective Date. This Agreement shall become effective on the date on which the following conditions precedent have been completed (or such condition shall have been waived in accordance with Section 9.02):

(a) Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

(i) Executed Counterparts. From each party hereto either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii) Guarantee and Security Agreement. The Guarantee and Security Agreement, duly executed and delivered by each Obligor.

(iii) Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Original Effective Date) of Dechert LLP, New York counsel for the Borrower, covering such matters relating to the Obligors, this Agreement or the Transactions as the Administrative Agent may reasonably request.

(iv) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Original Effective Date, of Milbank LLP, special New York counsel to JPMCB (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

(v) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions.

(vi) Officer’s Certificate. A certificate from the Borrower dated the Original Effective Date and signed by the President, a Vice President, the Chief Executive Officer or any other Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

(vii) Control Agreement. Each Control Agreement (as defined in the Guarantee and Security Agreement) dated as of the Original Effective Date.

(viii) Borrowing Base Certificate. A Borrowing Base Certificate as of a date not more than five days prior to the Original Effective Date and giving pro forma effect to the Transactions.

(b) Fees and Expenses. The Administrative Agent shall have received evidence of the payment by the Borrower of all fees due and payable to the Lenders and the Lead Arrangers on the Original Effective Date that the Borrower has agreed to pay in connection with this Agreement (including pursuant to any fee letter or commitment letter entered into between the Borrower and the Administrative Agent and the Collateral Agent). The Borrower shall have paid all reasonable expenses (including the legal fees of Milbank LLP) for which invoices have been presented prior to the Original Effective Date that the Borrower has agreed to pay in connection with this Agreement.

(c) Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Borrower and each other Obligor and such search shall reveal no liens on any of the assets of the Borrower or such other Obligor except for liens permitted under Section 6.02 or liens to be discharged on or prior to the Original Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(d) Financial Statements. The Administrative Agent and the Lenders shall have received prior to the execution of this Agreement the unaudited consolidated statements of financial condition, operations, changes in net assets, cash flows and schedule of investments of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 31, 2022. The Administrative Agent and Lenders acknowledge having received the financial statements referred to above.

(e) Valuation Policy. The Administrative Agent shall have received a copy of the Borrower’s Valuation Policy.

(f) Know Your Customer Documentation. Upon the reasonable request of the Administrative Agent or any Lender at least ten (10) days prior to the Original Effective Date, the Administrative Agent or such Lender shall have received documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations.

(g) Other Documents. The Administrative Agent shall have received from the Borrower such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request from the Obligors.

The Administrative Agent shall notify the Borrower and the Lenders of the Original Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make any Loan, and of each Issuing Bank to issue, amend or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (unless the relevant representation and warranty already contains a materiality qualifier or, in the case of the representations and warranties in Sections 3.01, 3.02, 3.04, 3.11 and 3.15 of this Agreement, and in Sections 2.01, 2.02 and 2.04 through 2.08 of the Guarantee and Security Agreement, in each such case, such representation and warranty shall be true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b) at the time of and immediately after giving effect to such Loan or the date of issuance, amendment or extension of such Letter of Credit, as applicable, no Specified Default or Event of Default shall have occurred and be continuing; and

(c) the aggregate Covered Debt Amount (immediately after giving effect to such extension of credit and any Concurrent Transactions) shall not exceed the Borrowing Base.

Each Borrowing (but not any continuation or conversion thereof) and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Facility Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed 120 days after the end of each fiscal year of the Borrower), the audited consolidated statements of financial condition, operations, changes in net assets, cash flows and schedule of investments of the Borrower and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or any other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority, not to exceed 75 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower), the consolidated statements of financial condition, operations, changes in net assets, cash flows and schedule of investments of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, the absence of footnotes and as otherwise described therein;

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) of this Section 5.01, a certificate of a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred and is continuing with respect to the Borrower during the applicable period and, if a Default has occurred and is continuing with respect to the Borrower during the most recent period covered by such financial statements (or has occurred and is continuing from a prior period), specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(b), (g), (i), and (j), 6.02(d), 6.04(e) and (g), 6.05(a) and (b) and 6.07, or, if not in compliance, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (iii) to the extent not previously disclosed on a Form 10-K or Form 10-Q previously filed by the Borrower with the SEC, stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred, specifying the effect (unless such effect has been previously reported) as determined by the Borrower of such change on the financial statements accompanying such certificate;

(d) as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower, a Borrowing Base Certificate as at the last day of such accounting period presenting (i) the Borrower’s computation (and including the rationale for any industry reclassification and a comparison to show changes from the Borrowing Base Certificate from the immediately prior period), a list of each Portfolio Investment included in such computation (and identifying the Obligor holding such Portfolio Investment), a list of each Portfolio Investment included in the Borrowing Base that is a Participation Interest (identifying the Obligor holding such Participation Interest, the Excluded Asset that sold the Participation Interest to such Obligor and the underlying portfolio investment) and a certification of a Financial Officer of the Borrower as to compliance with Sections 6.03(d), 6.04(d) and 6.05(b) during the period covered by such Borrowing Base Certificate and, if during such monthly accounting period the Borrower has made any Investment pursuant to Section 6.04(d) or declared any Restricted Payment pursuant to Section 6.05(b), a certification of a Financial Officer of the Borrower as to compliance with Section 6.04(d) or Section 6.05(b), as applicable and (ii) the ratio of the Gross Borrowing Base to the Combined Debt Amount (showing the components of the Gross Borrowing Base and the Combined Debt Amount, respectively);

(e) promptly but no later than five Business Days after any Financial Officer of the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date the Borrower has knowledge of such Borrowing Base Deficiency indicating the amount of such Borrowing Base Deficiency as at the date the Borrower obtained knowledge of such deficiency and the amount of such Borrowing Base Deficiency as of the date not earlier than one Business Day prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph (e);

(f) promptly upon receipt thereof, copies of (x) all significant and non-routine written reports and (y) written reports stating that material deficiencies exist in the Borrower’s internal controls or procedures or any other matter that would reasonably be expected to result in a Material Adverse Effect with respect to the Borrower submitted to management or the board of trustees of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or board of trustees of the Borrower;

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials sent to all stockholders or filed by any Obligor with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be;

(h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance by the Borrower with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request;

(i) within 45 days after the end of each fiscal quarter of the Borrower, all external valuation reports relating to the Portfolio Investments delivered to the Borrower by the Approved Third-Party Appraiser in connection with the quarterly appraisals of Unquoted Investments (provided that any recipient of such reports executes and delivers any non-reliance letter, release, confidentiality agreement or similar agreements required by such Approved Third-Party Appraiser);

(j) within 45 days after the end of each fiscal quarter, any report that the Borrower receives from the Custodian listing the Portfolio Investments of the Borrower, as of the end of such fiscal quarter, held in an account subject to a Custodian Agreement; provided that the Borrower shall use its commercially reasonable efforts to cause the Custodian to provide such report;

(k) [Reserved];

(l) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule setting forth in reasonable detail with respect to each Portfolio Investment of the Borrower, (i) the aggregate amount of all capitalized paid-in-kind interest in respect of such Portfolio Investment during the most recently ended fiscal quarter and (ii) the aggregate amount of all paid-in-kind interest collected in respect of such Portfolio Investment during the most recently ended fiscal quarter;

(m) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule setting forth in reasonable detail with respect to each Portfolio Investment held by the Borrower, (i) the amortized cost of such Portfolio Investment as of the end of such fiscal quarter, (ii) the fair market value of such Portfolio Investment as of the end of such fiscal quarter, and (iii) the unrealized gains or losses as of the end of such fiscal quarter;

(n) [Reserved];

(o) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, an updated Schedule VIII; and

(p) upon delivery of each Borrowing Base Certificate pursuant to Section 5.01(d) in the months of March, June, September and December, an updated data tape for each Late-Stage Loan included in the Borrowing Base substantially in the form agreed to by the Administrative Agent and the Borrower on or prior to the Effective Date or such other form as is reasonably acceptable to the Administrative Agent.

Notwithstanding anything in this Section 5.01 to the contrary, the Borrower shall be deemed to have satisfied the requirements of this Section 5.01 (other than Sections 5.01(c), (d), (e) and (o)) if the reports, documents and other information of the type otherwise so required are publicly available when required to be filed on EDGAR at the www.sec.gov website or any successor service provided by the SEC.

SECTION 5.02. Notices of Material Events. Promptly upon a Responsible Officer of the Borrower obtaining actual knowledge thereof, the Borrower will furnish to the Administrative Agent for distribution to each Lender prompt written notice of the following:

(a) the occurrence of any Default (unless the Borrower first became aware of such Default from a notice delivered by the Administrative Agent);

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event with respect to the Borrower that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(d) any other development (excluding matters of a general economic, financial or political nature to the extent that they would not reasonably be expected to have a disproportionate effect on the Borrower) that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.03.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, (a) keep and maintain all property material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses.

SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep books of record and account in accordance with GAAP in all material respects. The Borrower will, and will cause each other Obligor to, permit any representatives designated by the Administrative Agent or any Lender, upon three (3) Business Days’ prior notice to the Borrower, to visit and inspect its properties during normal business hours, to examine and make copies of its books and records (including books and records maintained by it in its capacity as a “servicer” in respect of any Designated Subsidiary or other Excluded Assets, but only to the extent the Borrower is not prohibited from disclosing such information or providing access to such information and any books, records and documents held by the Custodian), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, in each case, to the extent such inspection or requests for such information are reasonable and such information can be provided or discussed without violation of law, rule, regulation or contract; provided that the Borrower shall be entitled to have its representatives and advisors present during any inspection of its books and records and during any discussion with its independent accountants or independent auditors; provided further that the Borrower shall not be responsible for the costs and expenses of the Administrative Agent and the Lenders for more than one visit and inspection in any calendar year under this Section 5.06 and Section 7.01(b) of the Guarantee and Security Agreement unless an Event of Default shall have occurred and be continuing.

SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act, any applicable rules, regulations or orders issued by the SEC thereunder (in each case, if applicable to such Person) and orders of any other Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions ~~in all material respects~~.

SECTION 5.08. Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) Subsidiary Guarantors. In the event that (i) any Obligor shall form or acquire any new Domestic Subsidiary (other than an Excluded Asset or Immaterial Subsidiary) or (ii) any Immaterial Subsidiary of such Obligor that is a Domestic Subsidiary shall cease to be an Immaterial Subsidiary pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Domestic Subsidiary for purposes of this Section 5.08 as of such date), the Borrower or such Obligor will cause such Subsidiary to become a “Subsidiary Guarantor” within thirty (30) days (or such longer period as shall be reasonably agreed by the Administrative Agent) following such Person becoming a new Domestic Subsidiary (and, thereby, an “Obligor”) under a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel (if reasonably requested by the Administrative Agent) and other documents as is consistent with those delivered by the Borrower pursuant to Section 4.01 upon the Effective Date or as the Administrative Agent shall have reasonably requested. For the avoidance of doubt, the Borrower may elect to cause any of its Foreign Subsidiaries, Excluded Assets or Immaterial Subsidiaries to become an Obligor by causing such Person to become a Subsidiary Guarantor and executing and delivering a Guarantee Assumption Agreement ~~and~~, provided that (i) with respect to any Foreign Subsidiary, such Foreign Subsidiary shall, if requested by the Administrative Agent or the Collateral Agent, execute and deliver (and cause its parent to execute and deliver) a customary guarantee and/or security agreement governed by the laws of the country in which such Foreign Subsidiary is located, in form and substance reasonably acceptable to the Administrative Agent and Collateral Agent and (ii) with respect to any Excluded Asset or Immaterial Subsidiary, the Borrower shall only be required to execute and deliver a Guarantee Assumption Agreement with respect to the obligations of the Borrower and no other deliverables ~~as~~will be required ~~for a~~by such Excluded Asset or Immaterial Subsidiary ~~Guarantor under~~, as applicable, to satisfy this Section 5.08(a) (at which point such Person shall be a Subsidiary Guarantor and shall no longer be an Excluded Asset or an Immaterial Subsidiary, as applicable).

(b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries (other than any Subsidiary that is an Excluded Asset) to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries (other than any Subsidiary that is an Excluded Asset) is a wholly owned Subsidiary; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.04, so long as immediately after giving effect to such permitted transaction each of the remaining Subsidiaries is a wholly-owned Subsidiary (other than any Subsidiary that is an Excluded Asset).

(c) Further Assurances. The Borrower will, and will cause each Subsidiary Guarantor to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and Uniform Commercial Code financing statement amendments, and executing and delivering such assignments, security agreements and other instruments) as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement, including:

(i) to create and to reaffirm, as applicable, in favor of the Collateral Agent for the benefit of the Lenders (and any Affiliate thereof that is a party to any Hedging Agreement entered into with such Obligor) and the holders of any Other Secured Indebtedness, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents; provided further, that in the case of any Collateral consisting of voting stock of any Controlled Foreign Corporation, such security interest shall be limited to 65% of the issued and outstanding voting stock of such Controlled Foreign Corporation,

(ii) subject to Section 5.14 hereof and Sections 7.01 and 7.04 of the Guarantee and Security Agreement, to cause any bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” over each deposit account or securities account of the Obligors (in each case, other than any Excluded Accounts (as defined in the Guarantee and Security Agreement)) and in that connection, the Borrower agrees to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be promptly deposited into such an account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, until such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit of the Collateral Agent and shall not be commingled with any other funds of such Obligor, any Designated Subsidiary or any other Person (including with any money or financial assets of any Obligor in its capacity as “servicer” for any such Designated Subsidiary or any other Excluded Assets, or any money or financial assets of any Excluded Asset),

(iii) in the case of any portfolio investment held by an Excluded Asset or an Immaterial Subsidiary, including any cash collection related thereto, ensure that such portfolio investment shall not be held in the account of any Obligor subject to a control agreement among such Obligor, the Collateral Agent and the Custodian delivered in connection with this Agreement or any other Loan Document,

(iv) in the case of any Portfolio Investment consisting of a Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and an Excluded Asset or an Immaterial Subsidiary holds any interest in the loans or other extensions of credit under such loan documents, (x) cause such Excluded Asset or such Immaterial Subsidiary to be party to such underlying loan documents as a “lender” having a direct interest (or a participation; provided that any participation acquired from an Obligor shall give such Excluded Asset or such Immaterial Subsidiary the right to elevate such participation to an assignment at any time in its sole discretion, which right shall be exercised no later than 90 days after the acquisition thereof) in such underlying loan documents and the extensions of credit thereunder and (y) ensure that, subject to Section 5.08(c)(v) below, all amounts owing to such Obligor or such Excluded Asset or Immaterial Subsidiary by the underlying borrower or other obligated party are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to the accounts of such Obligor, such Excluded Asset and such Immaterial Subsidiary, respectively,

(v) in the event that any Obligor, Excluded Asset or Immaterial Subsidiary is acting as an agent or administrative agent (or analogous capacity) under any loan documents with respect to any Bank Loan and such Obligor, Excluded Asset or Immaterial Subsidiary, as applicable, does not hold all of the credit extended to the underlying borrower under the relevant underlying loan documents, ensure that all funds held by such Obligor, Excluded Asset or Immaterial Subsidiary, as applicable, in such capacity as agent or administrative agent are segregated from all other funds of such Obligor, Excluded Asset or Immaterial Subsidiary, as applicable, and are clearly identified as being held in an agency capacity, and

(vi) cause all credit or loan agreements, any notes and all assignment and assumption agreements, as applicable, relating to any Portfolio Investment constituting part of the Collateral to be held by (x) the Collateral Agent, (y) a Custodian pursuant to the terms of the applicable Custodian Agreement, or (z) pursuant to an appropriate intercreditor agreement, so long as such Custodian has agreed to grant access to such loan and other documents to the Administrative Agent pursuant to an access or similar agreement between the Borrower and such Custodian in form and substance reasonably satisfactory to the Administrative Agent; provided that the Borrower’s obligation to deliver underlying documentation may be satisfied by delivery of copies of such agreements.

Notwithstanding anything to the contrary contained herein, (1) nothing contained herein shall prevent an Obligor from having a Participation Interest in a portfolio investment held by an Excluded Asset and (2) if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of such Obligor, then any original of such instrument, promissory note, agreement, document or certificate shall be deemed held by the Custodian for all purposes hereunder; provided that, when such Obligor has actual knowledge of any such destroyed or lost instrument, promissory note, agreement, document or certificate, it shall use all commercially reasonable efforts to obtain from the underlying borrower, and deliver to the Custodian, a replacement instrument, promissory note, agreement, document or certificate.

SECTION 5.09. Use of Proceeds. The Borrower will use the proceeds of its Loans and the issuances of Letters of Credit only for general corporate purposes of the Borrower and its Subsidiaries, including, but not limited to, (a) repaying outstanding Indebtedness not prohibited by the Loan Documents, (b) paying fees and expenses paid or payable in connection with this Agreement and the other Loan Documents, (c) making other distributions, contributions and investments, and the acquisition and funding (either directly or through one (1) or more of its wholly-owned Subsidiaries) of leveraged loans, mezzanine loans, high yield securities, convertible securities, preferred stock, common stock, Hedging Agreements and other Portfolio Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan or Letter of Credit will be used in violation of Sanctions or any other applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock (except as set forth in Section 3.11(d)). Upon the request of any Lender, the Borrower shall furnish to such Lender a statement in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds directly or indirectly of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, in violation of any applicable Sanctions, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.10. Status of RIC and BDC~~. The Borrower shall elect RIC treatment in the 2022 taxable year upon filing applicable tax returns in 2023. Upon electing RIC treatment, the Borrower shall at all times maintain its status as a RIC under the Code. The Borrower shall at all times maintain its status as a “business development company” under the Investment Company Act.~~

. The Borrower shall at all times maintain its status (x) as a RIC under the Code and (y) as a “business development company” under the Investment Company Act.

SECTION 5.11. Investment and Valuation Policies. The Borrower shall promptly advise the Administrative Agent and the Lenders of any material change in either its Investment Policies or Valuation Policy.

SECTION 5.12. Portfolio Valuation and Diversification, Etc.

(a) Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Portfolio Investment to an Industry Classification Group. To the extent that the Borrower reasonably determines that any Portfolio Investment is not adequately correlated with the risks of other Portfolio Investments in an Industry Classification Group, such Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Portfolio Investment. In the absence of adequate correlation, the Borrower shall be permitted, upon notice to the Administrative Agent for distribution to each Lender to create up to three additional Industry Classification Groups for purposes of this Agreement. Furthermore, for Portfolio Investments in the Software industry, the Borrower may assign such Portfolio Investment to the Industry Classification Group based on the predominant end-user of the applicable issuer’s product.

(b) Portfolio Valuation Etc.

(i) Settlement Date Basis. For purposes of this Agreement, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled); provided that no such investment shall be included as a Portfolio Investment to the extent it has not been paid for in full.

(ii) Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Portfolio Investments included in the Borrowing Base as follows:

(A) Quoted Investments—External Review. With respect to Portfolio Investments (including Cash Equivalents) traded in an active and orderly market for which market quotations are readily available, in each case, as determined by the Borrower (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one of the following methodologies (as selected by the Borrower):

(w) in the case of public and 144A securities, the average of the bid prices as determined by at least two Approved Dealers selected by the Borrower or an Approved Pricing Service selected by the Borrower which makes reference to at least two Approved Dealers with respect to such public and 144A securities,

(x) in the case of Bank Loans, the average of the bid prices as determined by at least two Approved Dealers selected by the Borrower or an Approved Pricing Service selected by the Borrower which makes reference to at least two Approved Dealers with respect to such Bank Loans, or if only one bid price is available, such bid price,

(y) in the case of any Quoted Investment traded on an exchange, the closing price for such Portfolio Investment most recently posted on such exchange, and

(z) in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service; and

(B) Unquoted Investments—External Review. With respect to Portfolio Investments not traded in an active and orderly market or for which market quotations are not readily available, in each case, as determined by the Borrower (“Unquoted Investments”), the Borrower shall determine the fair value of such Unquoted Investments quarterly in a manner consistent with its Valuation Policy (except as otherwise required by this Agreement or any other Loan Document, but in all cases using fair value principles), and shall obtain the valuation of at least 45% by value of all Unquoted Investments included in the Borrowing Base using the assistance of an Approved Third-Party Appraiser; provided, the Borrower may rely on the valuations of the Unquoted Investments obtained pursuant to Section 5.12(b)(iii)(A) in lieu of obtaining the valuations pursuant to this Section 5.12(b)(ii)(B); provided further that, in each case, valuations of at least 35% of all Unquoted Investments included in the Borrowing Base have been obtained as of the relevant fiscal quarter; provided further that, if (1) a Portfolio Investment has a Value less than 1% of the Collateral Pool (in an aggregate maximum amount not to exceed 15% by value of all Portfolio Investments) or (2) a Portfolio Investment is acquired during a fiscal quarter (unless the Value is otherwise obtained by the Independent Valuation Provider), the Value of such Portfolio Investment described in (1) and (2) shall not be included when determining the percentage of Portfolio Investments required to be valued in such quarter. The Value of any such Portfolio Investment described in the immediately preceding sentence shall be deemed to be equal to the lower of (x) the Value of such Portfolio Investment determined by the Borrower in accordance with Section 5.12(b)(ii)(C) and (y) the cost of such Portfolio Investment. The Administrative Agent and each Lender acknowledges that it may be required to enter into a non-reliance letter, confidentiality agreement or similar agreement requested or required by a proposed appraiser to allow the Administrative Agent or such Lender to review any written valuation report. Notwithstanding anything to the contrary contained herein, there shall be no requirement to disclose any portion of any report submitted by the Approved Third-Party Appraiser without such a non-reliance letter if such non-reliance letter is required by such Approved Third-Party Appraiser as a condition to such disclosure.

(C) Internal Review. The Borrower shall conduct an internal review of the aggregate value of the Portfolio Investments included in the Borrowing Base, at least once each calendar week, which shall take into account any event of which the Borrower has knowledge that materially adversely affects the aggregate value of such Portfolio Investments included in the Borrowing Base. If, based upon such weekly internal review, the Borrower determines that a Borrowing Base Deficiency exists, then the Borrower shall, within five (5) Business Days as provided in Section 5.01(e), deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make the payments and prepayments on the Loans (and/or provide cover for Letters of Credit), all as more specifically set forth in Section 2.10(c).

(D) Failure to Determine Values. If the Borrower shall fail to determine the value of any Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing subclauses (A) through (C), the “Value” of such Portfolio Investment as at such date shall be deemed to be zero for purposes of the Borrowing Base until such time as the value of such Portfolio Investment is determined in accordance with this Agreement.

provided that, the Borrower shall value substantially all Portfolio Investments pursuant to the foregoing requirements no less frequently than once in any rolling twelve-month period.

(iii) Scheduled Testing of Values.

(A) Each February 28, May 31, August 31 and November 30 of each calendar year~~, commencing on August 31, 2022~~ (or such other dates as are agreed to by the Borrower and the Administrative Agent, but in no event less frequently than once per calendar quarter, each a “Valuation Testing Date”), the Administrative Agent through an Independent Valuation Provider will test the values determined, or required to be determined, pursuant to Section 5.12(b)(ii) of those Unquoted Investments (x) included in the Borrowing Base as of such Valuation Testing Date or at any time between such Valuation Testing Date and the immediately preceding Valuation Testing Date, in each case, unless such Portfolio Investment is no longer in the Collateral Pool pursuant to a transaction permitted hereunder and (y) selected by the Administrative Agent; provided, that the aggregate value of such Unquoted Investments tested on any Valuation Testing Date will be equal to the Tested Amount (as defined below) (or as near thereto as reasonably practical). For the avoidance of doubt, Unquoted Investments that are part of the Collateral but not included in the Borrowing Base as of the applicable Valuation Testing Date or at any time between the applicable Valuation Testing Date and the immediately preceding Valuation Testing Date (unless such Portfolio Investment is no longer in the Collateral Pool pursuant to a transaction permitted hereunder) shall not be subject to testing under this Section 5.12(b)(iii).

(B) For purposes of this Agreement, the “Tested Amount” shall be equal to the greater of: (i) an amount equal to (y) 125% of the Covered Debt Amount (as of the applicable Valuation Testing Date) minus (z) the sum of the values of all Cash and all Quoted Investments included in the Borrowing Base (as of the applicable Valuation Testing Date) and (ii) 10% of the aggregate value of all Unquoted Investments included in the Borrowing Base (as of the applicable Valuation Testing Date); provided, however, in no event shall more than 25% (or, if clause (ii) applies, 10%, or as near thereto as reasonably practicable) of the aggregate value of the Unquoted Investments included in the Borrowing Base be tested by the Independent Valuation Provider in respect of any applicable Valuation Testing Date. If the Value of the Unquoted Investments included in the Borrowing Base is less than the “Tested Amount” as calculated in the immediately preceding sentence, then the “Tested Amount” shall equal the Value of such Unquoted Investments.

(C) With respect to any Unquoted Investment, if the value of such Unquoted Investment determined pursuant to Section 5.12(b)(ii) is not more than the lesser of (1) five (5) points more than the midpoint of the valuation range (expressed as a percentage of par) provided by the Independent Valuation Provider (provided that the value of such Unquoted Investment is customarily quoted as a percentage of par, otherwise this clause (1) shall not be applicable) and (2) 110% of the midpoint of the valuation range provided by the Independent Valuation Provider, then the value for such Unquoted Investment determined in accordance with Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement. If the value of any Unquoted Investment determined pursuant to Section 5.12(b)(ii) is more than the lesser of the values set forth in clause (C)(1) and (2) (to the extent applicable), then for such Unquoted Investment, the “Value” for purposes of this Agreement shall become the least of (x) the highest value of the valuation range provided by the Independent Valuation Provider, (y) five (5) points more than the midpoint of the valuation range (expressed as a percentage of par) provided by the Independent Valuation Provider (provided that the value of such Unquoted Investment is customarily quoted as a percentage of par, otherwise this clause (y) shall not be applicable) and (z) 110% of the midpoint of the valuation range provided by the Independent Valuation Provider; provided that, if a Portfolio Investment is acquired during a fiscal quarter and until such time as the Value is obtained with respect to such Portfolio Investment pursuant to Section 5.12(b)(ii)(A), 5.12(b)(ii)(B) or 5.12(b)(iii), the “Value” of such Portfolio Investment shall be deemed to be equal to the lower of (x) the value of such Portfolio Investment determined pursuant to Section 5.12(b)(ii)(C) and (y) the cost of such Unquoted Investment.

(iv) Supplemental Testing of Values.

(A) Notwithstanding the foregoing, the Administrative Agent individually or at the request of the Required Lenders, shall, at any time, have the right to request, in its reasonable discretion, any Portfolio Investment included in the Borrowing Base with a value determined pursuant to Section 5.12(b)(ii) to be independently tested by the Independent Valuation Provider. There shall be no limit on the number of such tests that may be requested by the Administrative Agent in its reasonable discretion. If (x) the value determined pursuant to Section 5.12(b)(ii) is less than the value determined by the Independent Valuation Provider pursuant to this clause, then the value determined pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement and (y) if the value determined pursuant to Section 5.12(b)(ii) is greater than the value determined by the Independent Valuation Provider pursuant to this clause and the difference between such values is: (1) less than or equal to 5% of the value determined pursuant to Section 5.12(b)(ii), then the value determined pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” of such Portfolio Investment for purposes of this Agreement; (2) greater than 5% and less than or equal to 20% of the value determined pursuant to Section 5.12(b)(ii), then the “Value” of such Portfolio Investment for purposes of this Agreement shall become the average of the value determined pursuant to Section 5.12(b)(ii) and the value determined by the Independent Valuation Provider pursuant to this clause; and (3) greater than 20% of the value determined pursuant to Section 5.12(b)(ii), then the Borrower and the Administrative Agent, shall retain an additional third-party appraiser and, upon the completion of such appraisal, the “Value” of such Portfolio Investment for purposes of this Agreement shall become the average of the three (3) valuations (with the average of the Independent Valuation Provider’s value and the Borrower’s value determined pursuant to this clause to be used as the “Value” of such Portfolio Investment for a period of up to five (5) Business Days following written notice from the Administrative Agent of the “Value” determined pursuant to this clause and once such third-party appraiser has been retained and until the earlier of (x) the date such third value is obtained and (y) the immediately subsequent Valuation Testing Date, provided that if such third value is not obtained by the subsequent Valuation Testing Date, the “Value” of such Portfolio Investment shall be the Independent Valuation Provider’s Value until such Portfolio Investment is revalued in accordance with this Section 5.12). For the avoidance of doubt, Portfolio Investments that are part of the Collateral but not included in the Borrowing Base as of the applicable Valuation Testing Date or at any time between the applicable Valuation Testing Date and the immediately preceding Valuation Testing Date (unless such Portfolio Investment is no longer in the Collateral Pool pursuant to a transaction permitted hereunder) shall not be subject to testing under this Section 5.12(b)(iv).

(B) Except as otherwise provided herein, the Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider. The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted by the business development company industry for valuing Portfolio Investments of the type being valued and held by the Obligors.

(C) For the avoidance of doubt, the Value of any Portfolio Investment determined in accordance with this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in accordance with this Section 5.12.

(D) The reasonable and documented out-of-pocket costs of any valuation reasonably incurred by the Administrative Agent, under this Section 5.12 shall be at the expense of the Borrower; provided that the Borrower’s obligation to reimburse valuation costs incurred by the Administrative Agent, pursuant to this Section 5.12(b)(iv) shall be limited to an aggregate amount equal to the greater of (x) $100,000 and (y) 0.015% of the total Commitments for any 12-month period (the “IVP Supplemental Cap”).

(E) In addition, the values determined by the Independent Valuation Provider shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

(F) The Administrative Agent shall provide a copy of the final results of any valuation performed by the Independent Valuation Provider or an Approved Third-Party Appraiser to any Lender promptly upon such Lender’s request, except to the extent that such recipient has not executed and delivered a customary and reasonable non-reliance letter, confidentiality agreement or similar agreement requested or required by such Independent Valuation Provider or Approved Third-Party Appraiser, as applicable; provided, that without the consent of the Borrower, no final report may be provided by the Administrative Agent to the Lenders prior to the earlier of the date that the Borrower delivers its financial statements for the related period and the date on which the Borrower is required to so deliver such financial statements pursuant to Section 5.01(a) or (b).

(v) For the avoidance of doubt, any Values determined by the Independent Valuation Provider pursuant to Sections 5.12(b)(iii) and (iv) shall only be required to be used for purposes of calculating the Borrowing Base and shall not be required to be utilized by the Borrower for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC 820 or the Investment Company Act.

(vi) The Independent Valuation Provider shall be instructed to conduct its tests in a manner not disruptive in any material respect to the business of the Borrower. The

Administrative Agent shall notify the Borrower of its receipt of the final results of any valuation performed by the Independent Valuation Provider promptly upon its receipt thereof and shall provide a copy of such results and the related report to the Borrower promptly upon the Borrower’s request.

(c) Investment Company Diversification Requirements. The Borrower ~~will, and will cause its~~, on a consolidated basis with its consolidated Subsidiaries ~~(other than Subsidiaries that are exempt from the Investment Company Act)~~, will at all times ~~to~~ comply in all material respects with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies. The Borrower will at all times, subject to applicable grace or cure periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs.

(d) Participation Interests. The Value attributable to any Participation Interest shall be the Value determined with respect to the underlying portfolio investment related to such Participation Interest in accordance with this Section 5.12, provided any participation interest that does not satisfy the definition of Participation Interest shall have a Value of zero for purposes of this Agreement.

SECTION 5.13. Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the products obtained by multiplying (x) the Value of each Portfolio Investment in the Collateral Pool to the extent the Borrower elects to include such Portfolio Investment in the Borrowing Base by (y) the applicable Advance Rate, provided that:

(a) if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 6% of the aggregate Value of all Portfolio Investments included in the Borrowing Base, shall be 50% of the otherwise applicable Advance Rate; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 5% of the aggregate Value of all Portfolio Investments included in the Borrowing Base, shall be 50% of the otherwise applicable Advance Rate; or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 4% of the aggregate Value of all Portfolio Investments included in the Borrowing Base, shall be 50% of the otherwise applicable Advance Rate;

(b) if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 12% of the aggregate Value of all Portfolio Investments included in the Borrowing Base shall be 0%; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 10% of the aggregate Value of all Portfolio Investments included in the Borrowing Base shall be 0%; or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 8% of the aggregate Value of all Portfolio Investments included in the Borrowing Base shall be 0%;

(c) if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 25% of the aggregate Value of all Portfolio Investments included in the Borrowing Base shall be 0%; provided that, with respect to Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent pursuant to this clause (i), such 25% figure shall be increased to 30% and, accordingly, only to the extent that the aggregate Value of the Portfolio Investments included in the Borrowing Base in such single Industry Classification Group exceeds 30% of the aggregate Value of all Portfolio Investments included in the Borrowing Base shall the Advance Rate applicable to such excess portion be 0%; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments included in the Borrowing Base shall be 0%; provided that, with respect to the Portfolio Investments in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent pursuant to this clause (ii), such 20% figure shall be increased to 25% and, accordingly, only to the extent that the aggregate Value of the Portfolio Investments included in the Borrowing Base in such single Industry Classification Group exceeds 25% of the aggregate Value of all Portfolio Investments included in the Borrowing Base shall the Advance Rate applicable to such excess portion be 0%; or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments included in the Borrowing Base in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments included in the Borrowing Base shall be 0%;

(d) if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments that exceeds 20% of the aggregate Borrowing Value of all Portfolio Investments shall be 0%; (ii) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments that exceeds 10% of the aggregate Borrowing Value of all Portfolio Investments shall be 0%; or (iii) less than 1.75:1.00, the Advance Rate applicable to that portion of the Borrowing Value of Non-Core Investments that exceeds 5% of the aggregate Borrowing Value of all Portfolio Investments shall be 0%;

(e) the Advance Rate applicable to CLO Securities (or other investments that similarly represent an investment in underlying levered portfolios), finance leases and investments in Excluded Assets, shall be 0%;

(f) the Advance Rate applicable to the portion of the aggregate Value of investments included in the Borrowing Base in Performing Late-Stage Loans that exceeds 15% of the aggregate Value of all Portfolio Investments included in the Borrowing Base shall be 0%;

(g) if, as of such date, the Relevant Asset Coverage Ratio is (i) less than 2.00:1.00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Borrowing Value of investments in Junior Investments and Non-Core Investments that exceeds 30% of the aggregate Borrowing Value of all Portfolio Investments shall be 0%; or (ii) less than 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Borrowing Value of investments in Junior Investments and Non-Core Investments that exceeds 20% of the aggregate Borrowing Value of all Portfolio Investments shall be 0%;

(h) if (i)(A) the Borrowing Base (without giving effect to any adjustment required pursuant to this paragraph (h), the “Gross Borrowing Base”) is less than 1.50 times the Senior Debt Amount, and (B) the Relevant Asset Coverage Ratio is less than 2.00:1.00 and greater than or equal to 1.75:1.00, the aggregate Borrowing Value of investments in Senior Investments may not be less than 60% of the Covered Debt Amount; (ii)(A) the Gross Borrowing Base is less than 1.50 times the Senior Debt Amount and (B) the Relevant Asset Coverage Ratio is less than 1.75:1.00, the aggregate Borrowing Value of investments in Senior Investments may not be less than 75% of the Covered Debt Amount; or (iii)(A) the Gross Borrowing Base is greater than or equal to 1.50 times the Senior Debt Amount, and (B) the Relevant Asset Coverage Ratio is less than 1.75:1.00, the aggregate Borrowing Value of investments in Senior Investments may not be less than 25% of the Covered Debt Amount (this provision referred to herein as the “Senior Investment Minimum Covenant”); and

(i) no Participation Interest may be included in the Borrowing Base of the Borrower for more than 90 days.

No Portfolio Investment may be included in the Borrowing Base until such time as such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein; provided that, notwithstanding the foregoing, in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected (other than, for a period of up to 7 days (or such longer period up to sixty (60) days as the Collateral Agent may agree in its sole discretion), customary rights of setoff, banker’s lien, security interest or other like right upon securities accounts in which such Portfolio Investments are held) security interest pursuant to a valid Uniform Commercial Code filing, such Portfolio Investment may be included in the Borrowing Base so long as all remaining actions to complete “Delivery” are satisfied in full within 7 days of such inclusion (or such longer period up to sixty (60) days as the Collateral Agent may agree in its sole discretion). Notwithstanding anything to the contrary contained herein or in any other Loan Document, the failure to Deliver any Portfolio Investment or other Collateral shall not be a Default or Event of Default, except for any failure that would constitute an Event of Default under clause (p) of Article VII. Voting stock of any Controlled Foreign Corporation in excess of 65% of the issued and outstanding voting stock of such Controlled Foreign Corporation shall not be included as a Portfolio Investment for purposes of calculating the Borrowing Base.

For the avoidance of doubt, (a) to avoid double counting of excess concentrations, any Advance Rate reductions set forth under this Section 5.13 shall be without duplication of any other such Advance Rate reductions and (b) to the extent the Borrowing Base is required to be reduced to comply with this Section 5.13, the Borrower shall be permitted to choose the Portfolio Investments to be excluded from the Borrowing Base to effect such reduction. For purposes of determining the portfolio limitations above, all issuers of Portfolio Investments that are Affiliates of one another shall be treated as a single issuer (unless (a) such issuers are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor or (b) otherwise approved by the Administrative Agent in its sole discretion).

As used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Portfolio Investment and subject to adjustment as provided in Sections 5.13(a) through (i), as applicable, the following percentages with respect to such Portfolio Investment:

	Relevant Asset Coverage Ratio ≥ 2.00:1.00		2.00:1.00 > Relevant Asset Coverage Ratio ≥ 1.75:1.00		1.75:1.00 > Relevant Asset Coverage Ratio ≥ 1.50:1.00
Portfolio Investment[1]	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Cash, Cash Equivalents and Short-Term U.S. Government Securities	100%	n.a.	100%	n.a.	100%	n.a.
Long-Term U.S. Government Securities	95%	n.a.	95%	n.a.	95%	n.a.
Performing First Lien Bank Loans	85%	75%	85%	75%	85%	75%
Performing First Lien Unitranche Bank Loans	85%	75%	80%	70%	75%	65%
Performing Late-Stage Loan (portion with (i) LTV less than or equal to 30% with 0 or negative EBITDA or (ii) LTV less than or equal to 40% with positive EBITDA)	85%	75%	80%	70%	75%	65%
Performing First Lien Last Out Loans	80%	70%	75%	65%	70%	60%
Performing Second Lien Bank Loans	75%	65%	70%	60%	65%	55%
Performing Cash Pay High Yield Securities	70%	60%	65%	55%	60%	50%
Performing Cash Pay Mezzanine Investments	65%	55%	60%	50%	55%	45%
Performing Non-Cash Pay Bank Loans	65%	55%	60%	50%	55%	45%

[1]

For the avoidance of doubt, the above categories are intended to be indicative of the traditional investment types. All determinations of whether a particular Portfolio Investment belongs to one category or another shall be made by the Borrower on a consistent basis with the foregoing.

Performing Non-Cash Pay High Yield Securities	60%	50%	55%	45%	50%	40%
Performing Non-Cash Pay Mezzanine Investments	55%	45%	50%	40%	45%	35%
Performing Preferred Stock	55%	45%	50%	40%	45%	35%
Non-Performing First Lien Bank Loans	45%	45%	40%	40%	35%	35%
Performing Late-Stage Loan (portion with (i) LTV in excess of 30% and less than or equal to 40% and with 0 or negative EBITDA or (ii) LTV in excess of 40% and less than or equal to 50% and with positive EBITDA	45%	45%	40%	40%	35%	35%
Non-Performing First Lien Unitranche Bank Loans	45%	45%	40%	40%	35%	35%
Non-Performing Late-Stage Loans (portion with LTV less than or equal to 50%)	40%	35%	35%	30%	30%	25%
Non-Performing First Lien Last Out Loans	40%	35%	35%	30%	30%	25%
Performing DIP Loans	40%	35%	35%	30%	30%	25%
Non-Performing Second Lien Bank Loans	40%	30%	35%	25%	30%	20%
Non-Performing High Yield Securities	30%	30%	25%	25%	20%	20%
Non-Performing Mezzanine Investments	30%	25%	25%	20%	20%	20%
Performing Common Stock	30%	20%	25%	20%	20%	20%
Late-Stage Loans (portion with (i) LTV in excess of 40% with 0 or negative EBITDA or (ii) LTV in excess of 50%)	0%	0%	0%	0%	0%	0%
Non-Performing Preferred Stock	0%	0%	0%	0%	0%	0%
Non-Performing Common Stock	0%	0%	0%	0%	0%	0%

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) which are generally documented under documentation substantially similar to documents used under a syndicated loan or credit facility or pursuant to any loan agreement, note purchase agreement or other similar financing arrangement facility, whether or not syndicated.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of, and any and all other equity interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Pay Bank Loans” means First Lien Bank Loans, First Lien Unitranche Bank Loans, First Lien Last Out Bank Loans, Late-Stage Loans and Second Lien Bank Loans as to which, at the time of determination, cash interest in an amount greater than or equal to the greater of (a) 2.00% above Term Benchmark or other similar floating rate (or, in each case, the replacement rate) per annum and (b) 3.00% per annum is payable for the most recent payment date (which shall be at least quarterly).

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first-priority perfected security interest (subject to any Permitted Prior Working Capital Lien and other customary encumbrances) on a substantial portion of the assets (subject to customary exceptions) of the respective borrower and guarantors obligated in respect thereof; provided that any First Lien Bank Loan that is also a First Lien Unitranche Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Unitranche Bank Loan; provided further that any First Lien Bank Loan that is also a First Lien Last Out Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Last Out Bank Loan; provided further that any First Lien Bank Loan that is also a Late-Stage Loan shall be treated for purposes of determining the applicable Advance Rate as a Late-Stage Loan. For the avoidance of doubt, to the extent that, and only for so long as, any Permitted Prior Working Capital Lien exceeds the amount permitted under clause (c) of the definition thereof, an Obligor’s investment in such applicable Bank Loan shall be treated as a Second Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement.

“First Lien Last Out Bank Loan” means a Bank Loan that is a First Lien Bank Loan, a portion of which is, in effect, subject to debt subordination following an event of default and superpriority rights of other lenders (such portion, a “last out” portion); provided, that the aggregate principal amount of the “last out” portion of such Bank Loan is at least 50% of the aggregate principal amount of any “first out” portion of such Bank Loan; provided, further that (other than for a Late-Stage Loan) the underlying obligor with respect to such Bank Loan shall have a ratio of first lien debt (including the “first out” portion of such Bank Loan, but excluding the “last out” portion of such Bank Loan) to EBITDA that does not exceed 3.25:1.00 and a ratio of aggregate first lien debt (including both the “first out” portion and the “last out” portion of such Bank Loan) to EBITDA that does not exceed 5.25:1.00. An Obligor’s investment in the “last out” portion of a First Lien Last Out Bank Loan shall be treated as a First Lien Last Out Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement. For the avoidance of doubt, an Obligor’s investment in the portion of such Bank Loan that is not the last out portion (the “first out” portion) shall be treated as a First Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and whether such Portfolio Investment constitutes a “Senior Investment” under this Agreement, and an Obligor’s investment in any “last out” portion of a First Lien Bank Loan that does not meet the foregoing criteria shall be treated as a Second Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and whether such Portfolio Investment constitutes a “Senior Investment” under this Agreement.

“First Lien Unitranche Bank Loan” means a First Lien Bank Loan (other than a Late-Stage Loan) with a ratio of first lien debt to EBITDA that exceeds 5.25:1.00.

“High Yield Securities” means debt Securities (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Bank Loans.

“Junior Investments” means, any Performing Cash Pay High Yield Securities and Performing Cash Pay Mezzanine Investments.

“Late-Stage Loan” means a First Lien Bank Loan designated as a Late-Stage Loan by the Borrower and underwritten based on the respective borrower’s Recurring Revenues.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than one year from the applicable date of determination.

“LTV” means, with respect to any Late-Stage Loan as of any date, the loan-to-value ratio as determined by the Borrower.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer and (ii) a Bank Loan that is not a First Lien Bank Loan, First Lien Last Out Bank Loan, First Lien Unitranche Bank Loan, Late-Stage Loan, Second Lien Bank Loan or a High Yield Security.

“Non-Core Investments” means, collectively, (a) the portion of any Performing Late-Stage Loan (i) in excess of 30% but less than or equal to 40% LTV for a respective borrower with 0 or negative EBITDA and (ii) in excess of 40% but less than 50% LTV for a respective borrower with positive EBITDA, (b) Capital Stock (including Performing Common Stock), (c) Preferred Stock (including Performing Preferred Stock), (d) Non-Performing Bank Loans, (e) Non-Performing High Yield Securities, (f) Non-Performing Mezzanine Investments, (g) Performing DIP Loans, (h) Performing Non-Cash Pay Bank Loans, (i) Performing Non-Cash Pay High Yield Securities and (~~i~~j) Performing Non-Cash Pay Mezzanine Investments.

“Non-Performing Bank Loans” means, collectively, Non-Performing First Lien Bank Loans, Non-Performing First Lien Last Out Bank Loans, Non-Performing First Lien Unitranche Bank Loans, Non-Performing Late-Stage Loans and Non-Performing Second Lien Bank Loans.

“Non-Performing Common Stock” means Capital Stock (other than Preferred Stock) and warrants of an issuer having any debt outstanding that is non-Performing.

“Non-Performing First Lien Bank Loans” means First Lien Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans other than Performing First Lien Last Out Bank Loans.

“Non-Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans other than Performing First Lien Unitranche Bank Loans.

“Non-Performing High Yield Securities” means High Yield Securities other than Performing Cash Pay High Yield Securities and Performing Non-Cash Pay High Yield Securities.

“Non-Performing Late-Stage Loans” means Late-Stage Loans other than Performing Late-Stage Loans.

“Non-Performing Mezzanine Investments” means Mezzanine Investments other than Performing Cash Pay Mezzanine Investments and Performing Non-Cash Pay Mezzanine Investments.

“Non-Performing Preferred Stock” means Preferred Stock other than Performing Preferred Stock.

“Non-Performing Second Lien Bank Loans” means Second Lien Bank Loans other than Performing Second Lien Bank Loans.

“Performing” means (a) with respect to any Portfolio Investment that is debt, the issuer of such Portfolio Investment is not then in default of any payment obligations outstanding with respect to accrued and unpaid interest or principal in respect thereof, after the expiration of any applicable grace or cure period, and (b) with respect to any Portfolio Investment that is Preferred Stock, the issuer of such Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace or cure period.

“Performing Cash Pay High Yield Securities” means High Yield Securities (a) as to which, at the time of determination, cash interest in an amount greater than or equal to the greater of (i) 2.00% above Term Benchmark or other similar floating rate (or, in each case, the replacement rate) per annum (or its fixed rate equivalent) and (ii) 3.00% per annum is payable for the most recent payment date (which shall be at least semi-annually), and (b) which are Performing.

“Performing Cash Pay Mezzanine Investments” means Mezzanine Investments (a) as to which, at the time of determination, cash interest in an amount greater than or equal to the greater of (i) 2.00% above Term Benchmark or other similar floating rate (or, in each case, the replacement rate) per annum (or its fixed rate equivalent) and (ii) 3.00% per annum is payable for the most recent payment date (which shall be at least semi-annually), and (b) which are Performing.

“Performing Common Stock” means Capital Stock (other than Preferred Stock) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing DIP Loans” means a loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code that is Performing.

“Performing First Lien Bank Loans” means First Lien Bank Loans (which are not Performing DIP Loans) which are Cash Pay Bank Loans and are Performing.

“Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans which are Cash Pay Bank Loans and are Performing.

“Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans which are Cash Pay Bank Loans and are Performing.

“Performing Late-Stage Loans” means Late-Stage Loans which are Cash Pay Bank Loans and are Performing.

“Performing Non-Cash Pay Bank Loans” means Bank Loans that are Performing (which are not (x) Late-Stage Loans or (y) Performing DIP Loans) and are not Cash Pay Bank Loans.

“Performing Non-Cash Pay High Yield Securities” means High Yield Securities other than Performing Cash Pay High Yield Securities that are Performing.

“Performing Non-Cash Pay Mezzanine Investments” means Mezzanine Investments other than Performing Cash Pay Mezzanine Investments that are Performing.

“Performing Preferred Stock” means Preferred Stock that is Performing.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans (which are not Performing DIP Loans) which are Cash Pay Bank Loans and are Performing.

“Permitted Prior Working Capital Lien” means, with respect to any borrower under a Bank Loan (other than a Late-Stage Loan where LTV is in excess of 30% for negative or zero EBITDA borrowers or is in excess of 40% for positive EBITDA borrowers), a security interest to secure a senior facility for such borrower and/or any of its parents and/or subsidiaries; provided that (a) such Bank Loan has a second-priority lien on the collateral that is subject to the first-priority lien of such senior facility (or a pari passu lien on such collateral), (b) such senior facility is not secured by any other assets (other than a pari passu lien or a second-priority lien, subject to the pari passu lien or the first-priority lien of the Bank Loan) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (c) the maximum outstanding principal amount of such senior facility (other than with respect to a Late-Stage Loan) (i) is not greater than the lower of (x) 1.0x EBITDA of the borrower under such Bank Loan, and (y) 20% of the outstanding amount of the associated first-priority lien loan and (ii) with respect to a Late-Stage Loan (other than a Late-Stage Loan where

LTV is in excess of 30% and less than or equal to 40% for negative or zero EBITDA borrowers or is in excess of 40% for positive EBITDA borrowers), is not greater than the lower of (x) 33% of Recurring Revenue and (y) 7.5% of enterprise value.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock.

“Recurring Revenue” means, with respect to any Portfolio Investment that is a Late-Stage Loan, the definition of annualized recurring revenue used in the relevant agreement, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the relevant agreement or if there is no such term in the relevant agreement, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Borrower (including, without limitation, software as a service subscription revenue), of the related issuer and any of its parents or subsidiaries that are obligated with respect to such Portfolio Investment pursuant to the relevant agreement.

“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan) that is entitled to the benefit of a first and/or second lien and first- and/or second-priority perfected security interest (subject to customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Senior Investments” means Cash, Cash Equivalents, U.S. treasuries of one month or more, Performing First Lien Bank Loans, Performing First Lien Last Out Bank Loans, Performing First Lien Unitranche Bank Loans and the portion of any Performing Late-Stage Loans with (i) LTV less than or equal to 30% with 0 or negative EBITDA or (ii) LTV less than or equal to 40% with positive EBITDA.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one year of the applicable date of determination.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“Value” means with respect to any Portfolio Investment, the most recent value as determined pursuant to Section 5.12.

ARTICLE VI

NEGATIVE COVENANTS

Until the Facility Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any other Obligor to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder or under any other Loan Document;

(b) Permitted Indebtedness and Special Longer-Term Unsecured Indebtedness in an aggregate principal amount that, in each case, taken together with Indebtedness permitted under clauses (a), (g), (i) and (k) of this Section 6.01 at the time such Permitted Indebtedness or Special Longer-Term Unsecured Indebtedness, as applicable, is incurred and immediately after giving effect to the incurrence of such Permitted Indebtedness or Special Longer-Term Unsecured Indebtedness, as applicable, and any Concurrent Transaction, (1) does not exceed the amount required to comply with the provisions of Section 6.07(b) and (2) no Borrowing Base Deficiency is continuing or would result therefrom, so long as no Specified Default or Event of Default shall have occurred and be continuing immediately after giving effect to the incurrence of such Permitted Indebtedness or Special Longer-Term Unsecured Indebtedness, as applicable; ~~provided that in no event shall the aggregate amount of all such Special Longer-Term Unsecured Indebtedness exceed an amount equal to $1,000,000,000 on or after the Effective Date at any one time outstanding;~~

(c) Other Permitted Indebtedness;

(d) (i) Indebtedness of the Borrower to or from any other Obligor, (ii) Indebtedness of an Obligor to or from another Obligor or (iii) Indebtedness of the Borrower or any other Obligor to an Excluded Asset to the extent a court determines a transfer of assets from such Obligor to such Excluded Asset did not constitute a true sale, provided, that with respect to this clause (iii), the holders of such Indebtedness have recourse only to the assets purported to be transferred to such Excluded Asset and to no other assets of the Obligors in connection with such Indebtedness;

(e) repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(f) obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(g) other Indebtedness (including, without limitation (x) the amortizing portion of any Other Secured Indebtedness in excess of 1% per annum described in clause (i) of the definition thereof and (y) Contingent Secured Indebtedness in excess of the Contingent Secured Indebtedness permitted pursuant to clause (k) below, provided no Contingent Borrowing Base Deficiency is continuing at the time of incurrence or would result from the incurrence thereof), in each case, after giving effect to any Concurrent Transaction in an aggregate principal amount not exceeding the Additional Debt Amount, at the time it is incurred, and that, taken together with Indebtedness permitted under clauses (a), (b), (i) and (k) of this Section 6.01 at the time such other Indebtedness is incurred and immediately after giving effect to the incurrence of such other Indebtedness and any Concurrent Transaction, (1) does not exceed the amount required to comply with the provisions of Section 6.07(b) and (2) no Borrowing Base Deficiency is continuing or would result therefrom, so long as no Specified Default or Event of Default shall have occurred and be continuing immediately after giving effect to the incurrence of such other Indebtedness;

(h) obligations (including Guarantees) in respect of Standard Securitization Undertakings;

(i) Shorter-Term Unsecured Indebtedness, in an aggregate principal amount at any one time outstanding, that, in each case, taken together with Indebtedness permitted under clauses (a), (b), (g), and (k) of this Section 6.01 at the time such Shorter-Term Unsecured Indebtedness is incurred and immediately after giving effect to the incurrence of such Shorter-Term Unsecured Indebtedness and any Concurrent Transaction, (1) does not exceed the amount required to comply with the provisions of Section 6.07(b) and (2) no Borrowing Base Deficiency is continuing or would result therefrom, so long as no Specified Default or Event of Default shall have occurred and be continuing immediately after giving effect to the incurrence of such Shorter-Term Unsecured Indebtedness; provided that in no event shall the aggregate principal amount of Shorter-Term Unsecured Indebtedness (including Excess Special Longer-Term Unsecured Indebtedness) incurred in the first annual period after the Effective Date pursuant to this Section 6.01(i) exceed $~~600,000,000~~700,000,000 or, incurred in any other annual period after the Effective Date pursuant to this Section 6.01(i) exceed $500,000,000;

(j) Permitted SBIC Guarantees and any SBIC Equity Commitment and analogous commitments by such Obligor with respect to any of its SBIC Subsidiaries;

(k) Contingent Secured Indebtedness in an aggregate principal amount not to exceed $~~250,000,000 outstanding at any time prior to June 23, 2023, or $~~100,000,000 outstanding at any time ~~thereafter (in each case,~~ (so long as, on the date of incurrence of such Contingent Secured Indebtedness and immediately after giving effect to the incurrence of such Contingent Secured Indebtedness and any Concurrent Transaction, (i) no Borrowing Base Deficiency shall have occurred and be continuing and (ii) no

Contingent Borrowing Base Deficiency shall have occurred and be continuing), so long as no Specified Default or Event of Default shall have occurred and be continuing immediately after giving effect to the incurrence of such Contingent Secured Indebtedness; ~~and~~

(l) obligations arising with respect to Hedging Agreements entered into pursuant to Section 6.04(c)~~.~~ ; and

(m)  each of (i) the 2025 Notes and the 2026 Notes, so long as each of the 2025 Notes and the 2026 Notes, as applicable, continue to satisfy all of the criteria specified in the definition of “Shorter-Term Unsecured Indebtedness” and (ii) the 2027 Notes and the 2028 Notes, so long as the 2027 Notes and the 2028 Notes, as applicable, continue to satisfy all of the criteria specified in the definition of “Unsecured Longer-Term Indebtedness” other than clause (a) thereof.

For purposes of determining compliance with this Section 6.01, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (l) above, the Borrower, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence, creation or assumption or later reclassify such item of Indebtedness, in any manner that complies with this Section 6.01, so long as such Indebtedness (or any portion thereof) is permitted to be incurred, created or assumed pursuant to such provision at the time of reclassification and no basket will be double-counted with another basket.

SECTION 6.02. Liens. The Borrower will not, nor will it permit any other Obligor to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) any Lien on any property or asset of any Obligor existing on the Effective Date and set forth in Part B of Schedule II; provided that (i) no such Lien shall extend to any other property or asset of such Obligor (other than proceeds thereof or accessions, replacements, additions or improvements thereto) and (ii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b) Liens created pursuant to the Security Documents;

(c) Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;

(d) Liens securing Indebtedness or other obligations in an aggregate principal amount not exceeding the Additional Debt Amount, at the time it is incurred (which may cover Portfolio Investments, but only to the extent released from, or otherwise not covered by, the Lien in favor of the Collateral Agent in accordance with the requirements of Section 9.02(c) hereof and/or Section 10.03 of the Guarantee and Security

Agreement), or, if designated by the Borrower as “Designated Indebtedness” under the Guarantee and Security Agreement, may be secured on a pari passu basis by the Lien of the Security Documents, so long as at the time of the granting of such Lien and immediately after giving effect to any Concurrent Transactions, (x) the aggregate amount of such Indebtedness does not exceed the amount required to comply with the provisions of Section 6.07(b) and (y) the Covered Debt Amount does not exceed the Borrowing Base;

(e) Permitted Liens;

(f) Liens on the direct ownership or economic interests, of any Obligor in an Excluded Asset to secure obligations owed to a creditor (or to such creditor’s assignee) of such Excluded Asset;

(g) Liens securing Indebtedness permitted under Section 6.01(e), (f) and (k); and

(h) Liens created by posting Cash and Cash Equivalents in connection with Hedging Agreements permitted under Section 6.04(c).

SECTION 6.03. Fundamental Changes and Dispositions of Assets. The Borrower will not, nor will it permit any other Obligor to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not reorganize under the laws of a jurisdiction other than any jurisdiction in the United States. The Borrower will not, nor will it permit any other Obligor to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any other Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any other Obligor to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (w) any transaction permitted under Section 6.05 or 6.12, (x) assets sold or disposed of in the ordinary course of business (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and the use of Cash and Cash Equivalents in the ordinary course of business) (other than the transfer of Portfolio Investments to Excluded Assets or Immaterial Subsidiaries), (y) subject to the provisions of clause (d) below, the transfer or sale of Portfolio Investments to Excluded Assets or Immaterial Subsidiaries and (z) subject to the provisions of clauses (c), (e) and (i) below, any Obligor’s ownership interest in any Excluded Asset or any Immaterial Subsidiary.

Notwithstanding the foregoing provisions of this Section 6.03:

(a) any Subsidiary Guarantor may merge or consolidate with, or acquire all or any assets of, any other Person (other than the Borrower) so long as, if any such transaction involves a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation or such other Person that is the continuing or surviving entity in such transaction becomes a Subsidiary Guarantor and expressly assumes, in writing, all the obligations of a Subsidiary Guarantor under the Loan Documents;

(b) any Obligor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c) the ownership or economic interests of any Subsidiary of any Obligor may be sold, transferred or otherwise disposed of (including by way of consolidation or merger) (i) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower or (ii) so long as such transaction results in an Obligor receiving the proceeds of such disposition, to any other Person, provided that in the case of this clause (ii) if such Subsidiary is a Subsidiary Guarantor or holds any Portfolio Investments, immediately after giving effect to such sale, transfer or other disposition and any Concurrent Transactions (A) either (1) the amount of any excess availability under the Borrowing Base immediately prior to such disposition is not diminished as a result of such disposition to such other Person or (2) the Adjusted Gross Borrowing Base immediately after giving effect to such disposition is at least 110% of the Covered Debt Amount and (B) the Covered Debt Amount does not exceed the Borrowing Base; provided that sales of the ownership or economic interests of any Subsidiary that is an Excluded Asset to a Subsidiary that is not an Obligor shall be subject to clause (i) below;

(d) the Obligors may (i) sell, transfer or otherwise dispose of Portfolio Investments (other than the ownership or economic interests in any Excluded Asset), to an Excluded Asset or Immaterial Subsidiary ~~so long as~~or (ii) repurchase from any Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) any assets transferred or contributed, directly or indirectly, to such Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) pursuant to this Section 6.03, so long as, in each case of clause (i) or clause (ii), immediately after giving effect to such sale, transfer or disposition and any Concurrent Transactions, (i) the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such sale, transfer or disposition is not diminished as a result of such sale, transfer or disposition or (y) the Adjusted Gross Borrowing Base is at least 110% of the Covered Debt Amount, provided that, for purposes of this clause (ii) and in connection with the origination of any CLO Security, the Borrowing Base, Adjusted Gross Borrowing Base and the Covered Debt Amount, as applicable, shall be tested as of the pricing date for such CLO Security;

(e) the Borrower may merge or consolidate with, or acquire all or substantially all of the assets of, any other Person so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default shall have occurred and be continuing;

(f) the Borrower or the other Obligors may dissolve or liquidate (i) any Immaterial Subsidiary or (ii) any Subsidiary so long as, with respect to this clause(ii), (a)

in connection with such dissolution or liquidation, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to the Borrower or a wholly-owned Subsidiary Guarantor (or, if such Subsidiary is an Excluded Asset, to another Excluded Asset) and (b) such dissolution or liquidation is not materially adverse to the Lenders and the Borrower determines in good faith that such dissolution or liquidation is in the best interests of the Borrower and such dissolution does not result in any property of any Obligor becoming subject to the satisfaction of any outstanding Indebtedness of such Subsidiary (except as permitted under Section 6.12);

(g) the Borrower and the other Obligors may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $25,000,000 in any fiscal year;

(h) any Obligor may transfer assets to an Excluded Asset for the sole purpose of facilitating the transfer of assets (x) from one Excluded Asset (or a Subsidiary that was an Excluded Asset immediately prior to such disposition) to another Excluded Asset, directly or indirectly through such Obligor, as applicable (such assets, the “Transferred Assets”); provided that (i) no Event of Default exists and is continuing at such time or would result from any such transfer, (ii) immediately after giving effect to such transfer and any Concurrent Transaction, the amount of any excess availability under the Borrowing Base immediately prior to such transfer is not diminished as a result of such transfer, (iii) the Transferred Assets are transferred to such Obligor by the transferor Excluded Asset on the same Business Day that such assets are transferred by such Obligor to the transferee Excluded Asset, and (iv) following such transfer, such Obligor has no liability, actual or contingent, with respect to the Transferred Assets other than Standard Securitization Undertakings and (y) in connection with a Back-to-Back Transaction. For the avoidance of doubt, in determining for the purposes of this Agreement whether any Obligor has received Net Cash Proceeds in respect of any transaction involving a Transferred Asset, the transfer of such Transferred Asset to and from such Obligor shall be deemed to be a single transaction; and

(i) the Obligors may sell, transfer or otherwise dispose of direct ownership or economic interests in any Excluded Asset to any Subsidiary that is not an Obligor, if immediately after giving effect to such sale, transfer or other disposition, no more than 25% of the Value of all Obligors’ direct ownership or economic interests in all Excluded Assets (calculated as of the date of the most recently delivered financial statements on or prior to the date of such sale, transfer or other disposition) have been sold, transferred or otherwise disposed of to a Subsidiary that is not an Obligor pursuant to this clause (i); provided that, notwithstanding that a transfer may violate such 25% limitation, such transfer shall nevertheless be permitted if it is required by law, rule, regulation or interpretive position of the SEC.

SECTION 6.04. Investments. The Borrower will not, nor will it permit any other Obligor to, acquire, make or enter into, or hold, any Investments except:

(a) operating deposit accounts and securities accounts with banks;

(b) Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c) Hedging Agreements entered into in the ordinary course of any Obligor’s business and not for speculative purposes;

(d) Portfolio Investments (other than Credit Default Swaps), and Investments in Excluded Assets, to the extent such Portfolio Investments and/or Excluded Assets are permitted under the Investment Company Act and the Borrower’s Investment Policies; provided that, if such Portfolio Investment is not included in the Collateral Pool (other than Portfolio Investments or Excluded Assets (but excluding Cash or Cash Equivalents) made or received in connection with or as a result of a workout or restructuring of any Portfolio Investment) and with respect to Investments in Excluded Assets, immediately after giving effect to such Investment and any Concurrent Transaction, (i) the Covered Debt Amount shall not exceed the Borrowing Base and (ii) if cash or other assets are being contributed to or invested (A) in such Portfolio Investment or used to acquire any interest in such Portfolio Investment that is not included in the Collateral Pool or (B) in such Excluded Asset, either (1) the amount of any excess availability under the Borrowing Base immediately prior to such Investment is not diminished as a result of such Investment or (2) the Adjusted Gross Borrowing Base immediately after giving effect to such Investment is at least 110% of the Covered Debt Amount;

(e) additional Investments up to but not exceeding $~~50,000,000~~75,000,000 in the aggregate at any time outstanding;

(f) Investments in (or capital contribution to) Excluded Assets to the extent permitted by Section 6.03(d) or (h);

(g) Investments in Controlled Foreign Corporations; provided that, if cash or other assets are being contributed or invested in such Controlled Foreign Corporation, at the time of such Investment and immediately after giving effect to any Concurrent Transaction, (i) the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such Investment is not diminished as a result of such Investment or (y) the Adjusted Gross Borrowing Base immediately after giving effect to such Investment is at least 110% of the Covered Debt Amount;

(h) Investments constituting Credit Default Swaps in an aggregate amount not to exceed $25,000,000;

(i) Investments described on Schedule IV hereto; and

(j) Investments in Immaterial Subsidiaries; provided that, if cash or other assets are being contributed or invested in such Immaterial Subsidiary, at the time of such Investment and immediately after giving effect to such Investment and any Concurrent Transactions, (i) the Covered Debt Amount does not exceed the Borrowing Base and (ii) either (A) the amount of any excess availability under the Borrowing Base immediately prior to such Investment is not diminished as a result of such Investment or (B) the Adjusted Gross Borrowing Base is at least 110% of the Covered Debt Amount.

For purposes of this Section 6.04, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made) minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero; provided further that the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in such Investment or as a result of any other matter (other than any cash or assets contributed by or invested in such Investment).

SECTION 6.05. Restricted Payments. The Borrower will not, nor will it permit any other Obligor to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay:

(a) dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year (or any calendar year, as relevant) of the Borrower in amounts not to exceed 110% of the higher of (x) the net investment income of the Borrower for the applicable year determined in accordance with GAAP and as specified in the annual financial statements most recently delivered pursuant to Section 5.01(a) and (y) the amount that is estimated in good faith by the Borrower to (i) satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain the Borrower’s eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) the Borrower’s investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) the Borrower’s net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for such calendar year (or for the previous calendar year) imposed by Section 4982 of the Code (or any successor thereto);

(b) other Restricted Payments so long as on the date of such other Restricted Payment and immediately after giving effect thereto (A) immediately after giving effect to any Concurrent Transactions, no Borrowing Base Deficiency exists and the Covered Debt Amount does not exceed 90% of the Adjusted Gross Borrowing Base and (B) no Specified Default shall have occurred and be continuing;

(c) dividends with respect to the capital stock of the Borrower to the extent payable in additional shares of the Borrower’s common stock; and

(d) any settlement in respect of a conversion feature in any convertible security that may be issued by the Borrower to the extent made through the delivery of common stock (except in the case of interest (which may be payable in cash)).

In calculating the amount of Restricted Payments made during any period referred to in paragraph (b) above, any Restricted Payments made by any Designated Subsidiary or any other Excluded Asset that is a Subsidiary during such period (other than any such Restricted Payments that are made directly or indirectly to Obligors) shall be treated as Restricted Payments made by the Borrower during such period.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary Guarantor of the Borrower to (i) the Borrower or to any other Subsidiary Guarantor or (ii) on a pro rata basis, any class of its equityholders.

For the avoidance of doubt, the Borrower shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act applicable to it and the determination of the amounts referred to in paragraph (a) above shall be made separately for the taxable year and the calendar year and the limitation on dividends or distributions imposed by such paragraph shall apply separately to the amounts so determined.

SECTION 6.06. Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than any Excluded Asset or Immaterial Subsidiaries, in each case, with respect to its assets) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than (i) the Loan Documents, (ii) any indenture, agreement, instrument or other arrangement entered into in connection with Indebtedness permitted hereby to the extent any such indenture, agreement, instrument or other arrangement does not prohibit, in each case in any material respect, or impose materially adverse conditions upon, the requirements applicable to the Borrower and its Subsidiaries (other than any Excluded Asset or Immaterial Subsidiaries) under the Loan Documents or (iii) any agreement, instrument or other arrangement pertaining to any lease, sale or other disposition of any asset permitted by this Agreement so long as the applicable restrictions (A) only apply to such assets and (B) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Borrower and its Subsidiaries (other than any Excluded Asset or Immaterial Subsidiaries) to perform any other obligation under any of the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property.

SECTION 6.07. Certain Financial Covenants.

(a) Minimum Shareholders’ Equity. The Borrower will not permit its Shareholders’ Equity at the last day of any fiscal quarter to be less than the greater of (i) $~~593,830,900~~2,977,481,000 and (ii) an amount equal to the sum of (w) $~~593,830,900~~2,977,481,000 plus (x) 25% of the net cash proceeds of the sale of Equity Interests of the Borrower after the Effective Date (other than proceeds of any distribution or dividend reinvestment plan) minus (y) 25% of the aggregate amount paid or distributed by the Borrower to purchase its shares of common stock in connection with tender offers after the Effective Date minus (z) 25% of the aggregate amount (summed for all quarters after the Effective Date) of Equity Interests (A) issued in any quarterly period and (B) redeemed, bought back or purchased (other than amounts of common stock purchased in connection with tender offers) by the Borrower in the same quarterly period; provided the amount determined pursuant to this clause (z) for any quarterly period shall not exceed the lesser of (1) the excess of the foregoing clause (x) minus the foregoing clause (y) for such quarterly period and (2) the excess of (A) all Equity Interests issued in such quarterly period minus (B) common stock purchased in tender offers in such quarterly period.

(b) Asset Coverage Ratio. The Borrower will not permit the Asset Coverage Ratio to be less than 1.50 to 1 at any time.

SECTION 6.08. Transactions with Affiliates. The Borrower will not, and will not permit any other Obligor to enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable in any material respect to the Borrower or such other Obligor, as applicable, than could reasonably be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and any other Obligor not involving any other Affiliate, (c) transactions and documents governing transactions permitted under Sections 6.03, 6.04 and 6.05, (d) the Affiliate Agreements and the transactions provided in the Affiliate Agreements (as such agreements are amended, modified or supplemented from time to time in a manner not materially adverse to the Lenders), (e) transactions described or referenced on Schedule V, (f) any Investment that results in the creation of an Affiliate, (g) transactions with one or more Affiliates (including co-investments) as permitted by any SEC exemptive order (as may be amended from time to time), exemptive rule or any no-action letter, (h) any co-investment transaction to the extent not in violation of applicable law, (i) the payment of compensation and reimbursement of expenses and indemnification to officers and directors in the ordinary course of business, (j) this Agreement and the other Loan Documents, and the transactions contemplated herein and therein, (k) transactions between or among the Obligors and any Excluded Asset (i) at prices and on terms and conditions not less favorable in any material respect to the Obligors than could reasonably be obtained at the time on an arm’s-length basis from unrelated third parties, (ii) arising from, in connection with or related to Standard Securitization Undertakings and (iii) arising from, in connection with or related to Back-to-Back Transactions, (l) transactions approved by a majority of the independent members of the board of trustees of the Borrower or (m) any Permitted Advisor Loan.

SECTION 6.09. Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage in any business in a manner that would violate the Borrower’s Investment Policies in any material respect.

SECTION 6.10.  No Further Negative Pledge. The Borrower will not, and will not permit any other Obligor to, enter into any agreement, instrument, deed or lease which prohibits or limits in any material respect the ability of such Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan

Documents; (b) covenants in documents creating Liens permitted by Section 6.02 (including covenants with respect to Designated Indebtedness Obligations or Designated Indebtedness Holders under (and in each case, as defined in) the Guarantee and Security Agreement) prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; (d) any agreement with a financier to an Excluded Asset that imposes such restrictions only on ownership and economic interests in such Excluded Asset; (e) the underlying governing agreements of any minority Equity Interest that impose such restrictions only on such Equity Interest; (f) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require (other than pursuant to a grant of a Lien under the Loan Documents) the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of such Obligor to secure the Loans, or any Hedging Agreement and (g) any such agreement that imposes restrictions on Liens in joint venture investments (solely to the extent such restrictions relate to joint venture investments).

SECTION 6.11. Modifications of Certain Documents. The Borrower will not consent to any modification, supplement or waiver of:

(a) any of the provisions of any agreement, instrument or other document evidencing or relating to any Permitted Indebtedness, the 2025 Notes, the 2026 Notes, the 2027 Notes and the 2028 Notes, any Special Longer-Term Unsecured Indebtedness or any Shorter-Term Unsecured Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Permitted Indebtedness”, “2025 Notes”, “2026 Notes”, “2027 Notes”, “2028 Notes”, “Special Longer-Term Unsecured Indebtedness” or “Shorter-Term Unsecured Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, in each case, unless following such amendment, modification or waiver, such Indebtedness would be permitted to be incurred under Section 6.01 if newly incurred as of such date; or

(b) any of the Affiliate Agreements or the Custodian Agreements, unless such modification, supplement or waiver is not materially less favorable to the Borrower than could be obtained on an arm’s length basis from unrelated third parties.

Without limiting the foregoing, the Borrower may, at any time and from time to time, without the consent of the Administrative Agent or the Required Lenders, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(d), including increases in the principal amount thereof, modifications to the advance rates and/or modifications to the interest rate, fees or other pricing terms so long as following any such action such Indebtedness continues to be permitted under Section 6.01(d).

SECTION 6.12. Payments of Other Indebtedness. The Borrower will not, nor will it permit any other Obligor to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Permitted Indebtedness, any Special Longer-Term Unsecured Indebtedness, any Shorter-Term Unsecured Indebtedness or any

Indebtedness that is not then included in the Covered Debt Amount (other than (x) payments and prepayments of Contingent Secured Indebtedness and (y) the refinancing of such Indebtedness with Indebtedness permitted under Section 6.01 (including, for the avoidance of doubt, as incurred by an Excluded Asset or other Subsidiary) or with the proceeds of any issuance of Equity Interests of the Borrower or any of its Subsidiaries), except for:

(a) regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that: (i) the conversion features into Permitted Equity Interests under convertible notes; (ii) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; (iii) any cash payment on account of interest or expenses or fractional shares on such convertible notes in respect of such triggering and/or settlement thereof, and (iv) any customary mandatory prepayment provisions required by the terms thereof, shall be permitted under this clause (a));

(b) payments and prepayments thereof required to comply with requirements of Section 2.10(c) or 2.10(d);

(c) other payments and prepayments (other than any payment or prepayment of any Permitted Advisor Loan) so long as, if such payment or prepayment, as applicable, were treated as a “Restricted Payment” for the purposes of determining compliance with Section 6.05(b), such payment or prepayment, as applicable would be permitted to be made under Section 6.05(b); and

(d) any payments and prepayments with respect to any Permitted Advisor Loan so long as, (i) at the time of and immediately after giving effect to such payment or prepayment, as applicable, no Default or Event of Default shall have occurred and be continuing and (ii) the Borrowing Base immediately after giving effect to such payment or prepayment, as applicable, is at least 115% of the Covered Debt Amount;

provided that, in no event shall any Obligor be permitted to prepay or settle (whether as a result of a mandatory redemption, conversion or otherwise) any such Indebtedness, if immediately after giving effect thereto and to any Concurrent Transactions, the Covered Debt Amount would exceed the Borrowing Base; provided further that, no Obligor shall be permitted to give any notice of prepayment or redemption to any holders of Indebtedness not included in the Covered Debt Amount, if at the time of the giving of such notice, the inclusion of such Indebtedness in the Covered Debt Amount, after giving effect to any Concurrent Transactions, would result in a Borrowing Base Deficiency.

ARTICLE VII

EVENTS OF DEFAULT

Until the Facility Termination Date, any of the following events (“Events of Default”) shall occur and be continuing:

(a) the Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as required by Section 2.09(a) on the Commitment Termination Date;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue, unremedied (i) in the case of any interest on any Loan, LC Disbursement or any scheduled fee, for a period of five or more Business Days and (ii) in the case of any other amount, for a period of ten or more Business Days following delivery of notice thereof by the Administrative Agent to the Borrower;

(c) any representation or warranty made (or deemed made pursuant to Section 4.02) by or on behalf of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect and such failure, if capable of cure, shall continue unremedied for a period of ten (10) Business Days after the earlier of notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower and the Borrower’s actual knowledge thereof; provided that, the Borrower may cure any Default or Event of Default arising solely from the delivery of any certificate or report with an inaccuracy, by delivering within three (3) Business Days of knowledge by the Borrower thereof a corrected certificate or report so long as (i) any Borrowing, sale, disposition or other action of the Borrower or any other Obligor that was taken in reliance on such certificate or report containing such inaccuracy would have also been permitted hereunder if such Borrowing, sale, disposition or other action had been taken in reliance on the corrected certificate or report and (ii) the Borrower did not have knowledge of such inaccuracy at the time such certificate or report that included such inaccuracy was delivered;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.03 (with respect to the Borrower’s existence), Sections 5.08(a) and (b), Section 5.09 (solely with respect to a violation of applicable Sanctions), or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement, or (ii) Sections 5.01(d) and (e), or Section 5.02 and such failure, in the case of this clause (ii), shall continue unremedied for a period of five or more Business Days after notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower; provided that to the extent failure of an Obligor to “Deliver” (as defined in the Guarantee and Security Agreement) any particular Investment to the extent required by Section 7 of the Guarantee and Security Agreement would not constitute a Default or an Event of Default under Section 7.01(p) (assuming such investments were included in the Collateral Pool), such failure to Deliver shall not constitute a Default under this clause (d);

(e) a Borrowing Base Deficiency or Contingent Borrowing Base Deficiency shall occur and continue unremedied for a period of five or more Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency or Contingent Borrowing Base Deficiency pursuant to Section 5.01(e); provided that it shall not be a Specified Default or an Event of Default hereunder if the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Borrowing Base Deficiency or Contingent Borrowing Base Deficiency to be cured within 30 Business Days (which 30-Business Day period shall include the five Business Days permitted for delivery of such plan), so long as such Borrowing Base Deficiency or Contingent Borrowing Base Deficiency is cured within such 30-Business Day period; provided further, such 30-Business Day period shall be extended to a 45-Business Day period solely to the extent as provided in Section 2.10(c) in order to cure any failure to satisfy the Senior Investment Minimum Covenant;

(f) the Borrower or any other Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article VII) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(g) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account (other than with respect to payments of principal) any applicable grace or cure period;

(h) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) shall continue unremedied for any applicable period of time sufficient to enable or permit the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to, as a result of an event of default under such Material Indebtedness, cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (for the avoidance of doubt, in each case, other than as permitted under Section 6.12 and that is not a result of a breach, default or other violation or failure in respect of such Material Indebtedness by the Borrower or any of its Subsidiaries, and after giving effect to any applicable grace or cure period), provided that this clause (h) shall not apply (1) to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (2) to convertible debt that becomes due as a result of a conversion or redemption event, other than as a result of an “event of default” (as defined in the documents governing such convertible Material Indebtedness), (3) to any Indebtedness of a Designated Subsidiary that becomes due in part as a result of a breach of an overcollateralization test or borrowing base deficiency, or a customary “change of control” put right in any indenture or (4) in the case of clause (h)(ii), to any Indebtedness of a Designated Subsidiary (x) to the extent the event or condition giving rise to the circumstances in clause (h)(ii) was not a payment or insolvency default or (y) so long as all Commitments have not been terminated and the Loans have not been declared due and payable in full, such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) the Borrower or any of its Significant Subsidiaries (or group of Subsidiaries that if consolidated would constitute a Significant Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money in an aggregate amount in excess of $~~50,000,000~~75,000,000 shall be rendered against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or any combination thereof and (i) if not covered by insurance, the same shall remain undischarged for a period of 30 consecutive days following the entry of such judgment during which 30 day period such judgment shall not have been vacated, stayed, discharged or bonded pending appeal, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) to enforce any such judgment;

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(n) a Change in Control shall occur;

(o) HPS ~~Investment Partners~~Advisors, LLC (“HPS”), or any Affiliate of HPS that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients that replaces HPS (or any such permitted successor) (HPS or such Affiliate, the “HPS Advisor”) shall cease to be the investment advisor for the Borrower;

(p) the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments included in the Collateral Pool having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments included in the Collateral Pool, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents); provided that if such default is as a result of any action of the Administrative Agent or the Collateral Agent or a failure of the Administrative Agent or the Collateral Agent to take any action within its control, then there shall be no Default or Event of Default hereunder unless such default shall continue unremedied for a period of ten (10) consecutive Business Days after the Borrower receives written notice of such default thereof from the Administrative Agent unless the continuance thereof is a result of a failure of the Administrative Agent or the Collateral Agent to take an action within their control;

(q) except for expiration or termination in accordance with its terms, any of the Security Documents, taken as a whole, shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor;

(r) any Obligor shall at any time, without the consent of the Required Lenders, (i) modify, supplement or waive in any material and adverse respect the Investment Policies or the Valuation Policy (in each case, other than any Permitted Policy and Valuation Amendment and, for the avoidance of doubt, no modification, supplement or waiver of the Investment Policies or Valuation Policies, as applicable, shall be deemed ‘adverse’ if the effect of such modification, supplement or waiver is that the permitted investment size proportionately increases as the size of the Borrower’s capital base changes), (ii) except as required by this Agreement or any other Loan Document, fail to comply with the Valuation Policy in any material respect, or (iii) fail to comply with the Investment Policies if such failure would reasonably be expected to result in a Material Adverse Effect, and in the case of clauses (ii) and (iii) of this paragraph (r), such failure shall continue unremedied for a period of 30 or more days after the earlier of written notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower or knowledge thereof by a Financial Officer of the Borrower;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure of a Class demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Letter of Credit Collateral Account cash in an amount equal to 102% of the LC Exposure of such Class as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of this Article VII.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Collateral Agent as the collateral agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to have all the rights and benefits hereunder and thereunder (including Section 9 of the Guarantee and Security Agreement), and to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, make investments in and generally engage in any kind of business trust or other business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and such Person and its Affiliates may accept fees and other consideration from the Borrower or any Subsidiary or other Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any e-mail, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the

Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign by providing not less than thirty (30) days advance written notice to the Lenders, the Issuing Banks and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (or, if an Event of Default has occurred and is continuing, in consultation with the Borrower), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective at the end of such thirty (30) day period, except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

(a) Each Lender ~~acknowledges that~~and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own ~~analysis and~~ decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder in accordance with the Guarantee and Security Agreement) , or alter or subordinate the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to (1) release (which such release shall be automatic and require no further action from any party) any Lien covering property that is the subject of either a disposition of property (including, without limitation, any property subject to a participation or repurchase transaction not prohibited hereunder) permitted hereunder or a disposition to which the Required Lenders have consented, (2) release from any Guarantee and Security Agreement any “Subsidiary Guarantor” (and any property of such Subsidiary Guarantor) that is designated as a “Designated Subsidiary” by the Borrower or becomes an Excluded Asset or an Immaterial Subsidiary in accordance with this Agreement or which is no longer required to be a “Subsidiary Guarantor”, so long as in the case of this clause (2): (A) immediately after giving effect to any such release and any Concurrent Transactions, the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent, (B) either, immediately after giving effect to any Concurrent Transactions, (I) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (II) the Adjusted Gross Borrowing Base immediately after giving effect to such release is at least 110% of the Covered Debt Amount and (C) no Specified Default or Event of Default has occurred and is continuing, (3) spread Liens to any Designated Indebtedness or Hedging Agreement Obligations (as such terms are defined in the Guarantee and Security Agreement) in accordance with the Guarantee and Security Agreement and (4) release from any Guarantee and Security Agreement any Obligor (and any property of such Obligor) that is concurrently being joined as an Obligor under the Guarantee and Security Agreement in connection with a transaction permitted hereunder.

None of the Lead Arrangers shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank pursuant to the foregoing shall be conclusive, absent manifest error.

Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

The Borrower and each other Obligor hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Obligor, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Obligor for the purpose of making any payment hereunder.

Each party’s obligations pursuant to the foregoing shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, an Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

The Administrative Agent may treat any Loans and Revolving Credit Exposure of the Non-Extending Lenders that are outstanding at any time as a distinct Class of Loans and Revolving Credit Exposure from any outstanding Commitments, Loans and Revolving Credit Exposure of the Extending Lenders; provided that any such treatment is solely for administrative purposes and will not affect any Lender’s rights or obligations hereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices; Electronic Communications

(a) Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or (to the extent permitted by Section 9.01(b)), as follows:

(i) if to the Borrower, to

HPS Corporate Lending Fund

c/o HPS ~~Investment Partners~~Advisors, LLC

40 West 57th Street, 33rd Floor

New York, NY 10019

Attention: General Counsel

Tel: 212-287-6767

Email: legal-review@hpspartners.com

(ii) if to the Administrative Agent or the Collateral Agent (except with respect to a request for a Swingline Loan), to

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd., NCC5 / 1st Floor

Newark, DE 19713

Attention: ~~Loan & Agency Services Group~~Amber Corbin

Tel: (302) ~~552-0714~~

~~Fax: (302) 634-8459~~634-1568

Email: ~~andrew.weyant~~amber.corbin @chase.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd., NCC5 / 1st Floor

Newark, DE 19713

Attention: ~~Loan & Agency Services Group~~Haley Dumire

Tel: (302) ~~542-6266~~634-3028

~~Fax: (302) 634-8459~~

Email: ~~Christopher.draper@chase~~haley.dumire@jpmorgan .com

(iii) if to the Administrative Agent with respect to a request for a Swingline Loan denominated in a Foreign Currency; Telecopy No. (214) 291-4365; E-Fax 442074923297@tls.ldsprod.com; email address european.loans.operations@jpmorgan.com

(iv) if to any Issuing Bank, Swingline Lender or other Lender, to it at its address (or telecopy number or e-mail) set forth in its Administrative Questionnaire.

Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in

its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless otherwise notified by the Administrative Agent to the Borrower, the Borrower may satisfy its obligations to deliver documents or notices to the Administrative Agent or the Lenders under Sections 5.01 and 5.02 by delivering an electronic copy to: kevin.c.campbell@chase.com and gina.yant@chase.com, or such other e-mail address(es) as provided to the Borrower in a notice from the Administrative Agent, (and the Administrative Agent shall promptly provide notice thereof to the Lenders).

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

In no event shall the Administrative Agent or any Lender have any liability to the Borrower or any other Person for damages of any kind (whether in tort contract or otherwise) arising out of any transmission of communications through the internet, except in the case of direct damages, to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, willful misconduct or gross negligence of such relevant Person.

(c) Documents to be Delivered under Sections 5.01 and 5.02. For so long as an Intralinks™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 and 5.02 by delivering either an electronic copy in the manner specified in Section 9.01(b) or a notice identifying the website where such information is located for posting by the Administrative Agent on Intralinks™ or such equivalent website; provided that the Administrative Agent shall have no responsibility to maintain access to Intralinks™ or an equivalent website.

SECTION 9.02. Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Amendments to this Agreement. Subject to Sections 2.15(b), (c) and (d) and Section 9.02(e) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than with respect to the election of or the failure to elect the default rate in accordance with Section 2.12(d)), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby,

(iv) change Section 2.18(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly adversely affected thereby,

(v) change any of the provisions of this Section 9.02 (b) or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

(vi) other than as permitted by this Agreement, the Guarantee and Security Agreement or any other applicable Loan Document, release all or substantially all of the Collateral from the Lien created under the Guarantee and Security Agreement or release all or substantially all of the Obligors from their obligations as Subsidiary Guarantors thereunder, without the written consent of each Lender,

(vii) amend the definition of “Applicable Percentage”, “Applicable Dollar Percentage” or “Applicable Multicurrency Percentage”, without the written consent of each Lender directly affected thereby, or

(viii) amend Section 2.22 without written consent of each Lender (if any) that is subject to the GBSA;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or such Issuing Bank or Swingline Lender, as the case may be and (y) the consent of Lenders holding not less than two-thirds of the holders of the total Revolving Credit Exposures and unused Commitments will be required (A) for any adverse change (from the Lenders’ perspective) affecting the provisions of this Agreement solely relating to the calculation of the Borrowing Base (excluding changes to the provisions of Section 5.12(b)(iii) or (iv), but including changes to the provisions of Section 5.12(c)(ii) and the definitions set forth in Section 5.13) unless otherwise expressly provided herein and (B) for any release of Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.

For purposes of this Section 9.02, the “scheduled date of payment” of any amount shall refer to the date of payment of such amount specified in this Agreement, and shall not refer to a date or other event specified for the mandatory or optional prepayment of such amount. In addition, whenever a waiver, amendment or modification requires the consent of a Lender “affected” thereby, such waiver, amendment or modification shall, upon consent of such Lender, become effective as to such Lender whether or not it becomes effective as to any other Lender, so long as the Required Lenders consent to such waiver, amendment or modification as provided above.

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver, amendment or modification as provided above; provided, however, in no other circumstances shall the concurrence of the Required Lenders of a particular Class be required for any waiver, amendment or modification of any provision of this Agreement or any other Loan Document.

(c) Amendments to Security Documents. Except to the extent otherwise expressly set forth in the Guarantee and Security Agreement or the other Loan Documents, no Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens granted under the Guarantee and Security Agreement be spread to secure any additional obligations (excluding (x) any increase in the Loans and Letters of Credit hereunder pursuant to a Commitment Increase under Section 2.08(e), (y) any increase in any Other Secured Indebtedness permitted hereunder and (z) the spreading of such Liens to any Designated Indebtedness or Hedging Agreement Obligations (as such terms are defined in the Guarantee and Security Agreement) as provided for in the Guarantee and Security Agreement) except pursuant to an agreement or agreements in writing entered into by the Borrower and the Collateral Agent with the consent of the Required Lenders; provided that, except as otherwise expressly permitted by the Loan Documents, (i) without the written consent of each Lender, no such agreement shall release all or substantially all of the Obligors from their respective obligations under the Security Documents and (ii) except as otherwise expressly permitted by the Loan Documents, without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby, or release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, except that, in each case described in clause (i) or (ii), no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement (in addition to the rights of such parties under the Guarantee and Security Agreement), to and the Administrative Agent and the Collateral Agent may, (1) release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property (including, without limitation, in connection with the origination of any CLO Security or any Back-to-Back Transaction) permitted hereunder (including, without limitation, any property subject to a participation or repurchase transaction not prohibited hereunder) or a disposition to which the Required Lenders or the required number or percentage of Lenders have consented (and such Lien shall be released (A) automatically to the extent provided in the Guarantee and Security Agreement and (B) to the extent permitted hereunder in connection with any property becoming subject to a participation or repurchase transaction), (2) release from the Guarantee and Security Agreement any “Subsidiary Guarantor” (and any property of such Subsidiary Guarantor) that is designated as a “Designated Subsidiary” or becomes an Excluded Asset or an Immaterial Subsidiary in accordance with this Agreement or is otherwise no longer required to be a “Subsidiary Guarantor” (including, without limitation, because it ceases to be consolidated on the Borrower’s financial statements), so long as (A)immediately after giving effect to any such release under this clause (2) and any Concurrent Transactions, the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent, (B) immediately after giving effect to any Concurrent Transactions, either (I) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (II) the Adjusted Gross Borrowing Base, immediately after giving effect to such release is at least 110% of the Covered Debt Amount and (C) no Specified Default or Event of Default has occurred and is continuing.

(d) Replacement of Non-Consenting Lender. If, in connection with any proposed change, waiver, amendment, consent, discharge or termination to any of the provisions of this Agreement requiring (i) the consent of “each Lender” or “each Lender affected thereby” or (ii) the consent of “two-thirds of the holders of the total Revolving Credit Exposures and unused Commitments” that has been approved by the Required Lenders, the consent of one or more Lenders whose consent is required for such proposed change, waiver, amendment, consent, discharge or termination is not obtained, then (so long as no Event of Default under clause (a), (b), (i), (j) or (k) of Article VII has occurred and is continuing) the Borrower shall have the right, at its sole cost and expense, to replace each such non-consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.20(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge, termination or addition.

(e) If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Subject to any limitation previously agreed in writing, the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel for the Administrative Agent and its Affiliates collectively in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof) (whether or not the transactions contemplated hereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (with respect to legal fees, limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel (and, in the case of an actual conflict of interest where the Administrative Agent, any Issuing Bank or any Lender affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, another firm of counsel for any such affected Person) for the Administrative Agent, any Issuing Bank and any Lender collectively), in connection with the enforcement or protection of such Person’s respective rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.03, or in connection with the Loans or Letters of Credit, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) all reasonable and documented out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein limited in the case of legal expenses to the reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel for the Collateral Agent . For the avoidance of doubt, the Borrower shall not be responsible for the reimbursement of any costs, fees or expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(b)(iv) in excess of the IVP Supplemental Cap.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Issuing Bank, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (with respect to legal fees, limited to the reasonable and documented out-of-

pocket fees, charges and disbursements of one outside counsel (and, in the case of an actual conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, another firm of counsel for any such affected Indemnitee) for the Indemnitees collectively (other than the allocated costs of internal counsel)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder owed by or to or otherwise arising with respect to the Borrower or the consummation of the Transactions or any other transactions contemplated hereby or pursuant to any other Loan Document, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the fraud, willful misconduct or gross negligence of such Indemnitee, (B) the material breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents, or (C) a claim arising as a result of a dispute between Indemnitees (other than (x) any dispute involving claims against the Administrative Agent, any Issuing Bank, the Lead Arrangers or any Lender, in each case in their respective capacities as such, and (y) claims arising out of any act or omission by the Borrower or its Affiliates). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank or Swingline Lender in its capacity as such.

(d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party (or any Related Party to such party), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof, provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations under Section 9.03 to the extent such special, indirect consequential or punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification thereunder. None of the Administrative Agent, each Issuing Bank, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; except to the extent caused by fraud, willful misconduct or gross negligence of such Administrative Agent, Issuing Bank, Lead Arrangers and Lender, or Related Party, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (and any attempted assignment or transfer by any Lender which is not in accordance with this Section 9.04 shall be treated as provided in the last sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it) only if the assignee shall have executed a Lender non-disclosure agreement substantially in the form attached hereto as Exhibit F (a “Lender NDA”), with such changes requested by such assignee as may be reasonably approved by the Borrower, with the Borrower prior to such assignee’s receipt of any confidential information of the Borrower, and with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing (except that so long as no Event of Default under clause (a), (b), (i), (j), or (k) of Article VII is continuing, the Borrower shall have a consent right over any assignment to a Disqualified Lender), any other assignee; and

(B) the Administrative Agent and the Issuing Banks holding LC Commitments of the same Class as the Commitment, Loans and LC Exposure being transferred.

(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption in substantially the form of Exhibit A hereto with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 unless the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (i), (j) or (k) of Article VII has occurred and is continuing;

(B) each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments, Loans and LC Exposure;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender) (for which no Obligor shall be obligated); and

(D) the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 9.04.

(c) Maintenance of Register by Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent agrees to provide the Borrower with official copies of the Register upon reasonable request.

(d) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (d).

(e) Participations. Any Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), sell participations to one or more banks or other entities other than a Disqualified Lender (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no consent of the Borrower shall be required for a participation to a Lender, an Affiliate of a Lender, or if an Event of Default has occurred and is continuing (except that so long as no Event of Default under clause (a), (b), (i), (j), or (k) of Article VII is continuing, the Borrower shall have a consent right over any participation to a Disqualified Lender). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(e), (f) and (g) (it being understood that the documentation required under these paragraphs shall be delivered to the participating Lender)). For the avoidance of doubt, all Participants must execute a Lender NDA, with such changes as requested by such Participant as may be approved by the Borrower, prior to such Participant’s receipt of any confidential information of the Borrower. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments, Loans, Letters of Credit or other obligations under the Loan Documents (the “Participant Register”) and shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17 as though it were a Lender and in the case of a Participant claiming exemption for portfolio interest under Section 871(h) or 881(c) of the Code, the applicable Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations.

(g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto; provided, further, that if any confidential information of the Borrower is to be provided to such pledgee or assignee (in each case, other than a Federal Reserve Bank or any other central bank having jurisdiction over such Lender), such pledgee or assignee must first execute a Lender NDA, with such changes as requested by such pledgee or assignee as may be reasonably approved by the Borrower, prior to its receipt of any such confidential information.

(h) No Assignments or Participations to Natural Persons, the Borrower or Affiliates or Certain Other Persons. Anything in this Section 9.04 to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Loan or LC Exposure held by it hereunder to any natural person (or a holding company, investment vehicle or trust for, or owned by and operated for the primary benefit of, a natural person) or to the Borrower or any of its Affiliates or Subsidiaries (including, without limitation, Designated Subsidiaries) without the prior consent of each Lender or (ii) assign any interest in any Commitment, Loan or LC Exposure held by it hereunder to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment would be a Defaulting Lender.

(i) Multicurrency Lenders. Any assignment by a Multicurrency Lender, so long as no Event of Default has occurred and is continuing, must be to a Person that is able to fund and receive payments on account of each outstanding Agreed Foreign Currency at such time without the need to obtain any authorization referred to in clause (c) of the definition of “Agreed Foreign Currency”.

(j) Certain Matters Relating to Disqualified Lenders. The Administrative Agent shall not be responsible or have liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. The list of Disqualified Lenders will be made available by the Administrative Agent to any Lender, Participant or potential Lender or participant upon request.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation any Assignment and Assumption, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures (including, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform) or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever Currency) at any time held and other obligations at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be contingent or unmatured, or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness of the Borrower. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank or such Affiliate may have; provided that in the event that any Defaulting Lender exercises any such right of setoff, (a) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and (b) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided further, that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 9.09. Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise and whether at law or in equity) based upon or arising out of this Agreement and the other Loan Documents (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement (i) irrevocably consents to service of process in the manner provided for notices in Section 9.01 and (ii) agrees to the extent permitted by applicable law that service as provided in the manner provided for notices in Section 9.01 is sufficient to confer personal jurisdiction over such party in any proceeding in any court and otherwise constitutes effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section 9.11 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due from the Borrower hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, and as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due from the Borrower to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. None of the Lead Arrangers shall have any responsibility under this Agreement.

SECTION 9.13. Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section 9.13 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b) Confidentiality. Each of the Administrative Agent, the Collateral Agent, each Joint Lead Arranger, each Issuing Bank and each Lender agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent, the Collateral Agent, any Joint Lead Arranger, any Issuing Bank or any Lender from disclosing any such Information (a) to the Administrative Agent, the Collateral Agent, any Joint Lead Arranger, any Issuing Bank or any Lender or any Affiliate thereof that has been informed of the confidential nature of such information and advised of its obligation to keep information of this type confidential, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective assignee of or Participant in, any of its rights or obligations under this Agreement that (i) executed a Lender NDA and (ii) has been approved by the Borrower (such approval not to be unreasonably withheld) to the extent the Borrower’s consent to an assignment in or participation acquired by such Person is required pursuant to Section 9.04(b) or (e), as applicable; provided that, such Person would be permitted to be an assignee or Participant pursuant to the terms hereof and (except with the prior written consent of the Borrower) such Person is not a Disqualified Lender, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates who are informed of the confidential nature of such information and advised of their obligation to keep information of this type confidential (collectively, “Representatives”), (d) upon the request or demand of any Governmental Authority, (e) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that, it will use its reasonable efforts to notify the Borrower in writing of any such disclosure prior to making such disclosure to the extent permitted by applicable law, rule or regulation and will use reasonable efforts to obtain confidential treatment of such information and will cooperate with the Borrower, at the Borrower’s expense, to the extent the Borrower may reasonably request in seeking to resist or limit such disclosure), (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to any self-regulatory authority, including the National Association of Insurance Commissioners or any similar organization that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; provided that the disclosure of any such information to any such organization or agency referred to above shall be made subject to the acknowledgment and acceptance by such organization or agency that such information is being disseminated on a confidential basis in accordance with customary market standards for dissemination of such type of information, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to any other party to this Agreement, (k) subject to an agreement containing provisions substantially the same as those of this Section, to any ~~direct or indirect~~actual or prospective counterparty to any swap ~~or~~, derivative or other transaction ~~relating to the Transactions~~under which payments are to be made by reference to the Borrower and this Agreement or its obligations or payments hereunder (or any professional advisor to such counterparty), (l) to any nationally recognized rating agency, (m) that becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective branches or Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section or a breach of any other confidentiality obligations to the Borrower that is known by such disclosing party to be a breach of such other confidentiality obligations or (n) if agreed by the Borrower in its sole discretion, to any other Person. In addition, the Administrative Agent, the Issuing Banks and the Lenders may disclose the existence of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Issuing Bank or Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the HPS Advisor, Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses or any portfolio investment (including Portfolio Investments and including the Value of such Portfolio Investments), whether made orally, in writing, or by any other means whether tangible, intangible, electronic or observational, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Joint Lead Arranger, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the HPS Advisor, the Borrower or any of its Subsidiaries other than as a result of a disclosure in breach of this Agreement. Any Person required to maintain the confidentiality of Information as provided in this Section 9.13(b) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

No Lender shall, without first obtaining the Borrower’s express written consent: (x) use or permit the use of any Information for any purpose whatsoever except for the specific purposes of performing under this Agreement (other than as expressly provided in this Section 9.13); (y) disclose or permit the disclosure of any Information to any person or entity other than as specified above; and (z) disclose any Information to any other client (except to the extent permitted above) or Affiliate of such Lender or any Disqualified Lender. The Administrative Agent, the Collateral Agent, each Joint Lead Arranger, each Issuing Bank and each Lender shall be responsible for any breach of this Agreement by its Representatives or its Affiliates.

The Administrative Agent, the Collateral Agent, each Joint Lead Arranger, each Issuing Bank or each Lender acknowledges that improper disclosure of Information may irreparably harm the Borrower. Because money damages may not be a sufficient remedy for any breach of this Agreement, the Borrower shall be entitled to seek and obtain specific performance and injunctive or other equitable relief on an emergency, temporary, preliminary and/or permanent basis, as a remedy for any such breach or threatened breach, without first being required to demonstrate actual damages or post any security or bond. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other legal, equitable or contractual remedies that the Borrower may have.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws; provided that each Lender shall be responsible for its controlled Affiliates’ compliance with this Section 9.13(b).

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

Notwithstanding the foregoing, modification to this Section 9.13(b) with respect to its application to the Administrative Agent, the Collateral Agent, any Joint Lead Arranger, any Issuing Bank or any Lender may be made by written agreement between such Person and the Borrower pursuant to a Lender NDA, to the extent such Lender NDA contains provisions more favorable to such Person than the provisions contained in this Section 9.13(b).

SECTION 9.14. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

SECTION 9.15. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.16. No Fiduciary Duty~~. Each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Obligors, their respective stockholders and/or their respective affiliates. Each Obligor agrees that nothing in this Agreement or the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Obligor, its stockholders or its affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Obligors, on the other, and (ii) solely in connection therewith and solely with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting hereunder solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person. Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to the transactions contemplated by the Loan Documents and the process leading thereto. Each Obligor agrees that it will not claim that any Lender has rendered advisory services in connection with the Loan Documents of any nature or respect, or owes a fiduciary or similar duty to such Obligor, solely in connection with the transactions contemplated by the Loan Documents or the process leading thereto.~~

. (a) In connection with this Agreement, the other Loan Documents and the transactions contemplated herein and therein, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that none of the Administrative Agent, any Issuing Bank, the Swingline Lenders or any other Lender will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each of the Administrative Agent, each Issuing Bank, the Swingline Lenders and any other Lender is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any of the Administrative Agent, any Issuing Bank, the Swingline Lenders or any other Lender based on an alleged breach of fiduciary duty by such Administrative Agent, Issuing Bank, Swingline Lender or other Lender, as applicable, in connection with this Agreement and the transactions contemplated hereby. Additionally, solely with respect to this Agreement, the other Loan Documents and the transactions contemplated herein and therein, the Borrower acknowledges and agrees that none of the Administrative Agent, any Issuing Bank, the Swingline Lenders or any other Lender is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters in connection with this Agreement, the other Loan Documents and the transactions contemplated herein and therein, and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and none of the Administrative Agent, any Issuing Bank, the Swingline Lenders or any other Lender shall have responsibility or liability to the Borrower with respect thereto.

(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each the Administrative Agent, each Issuing Bank, the Swingline Lenders and any other Lender, together with their Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any of the Administrative Agent, each Issuing Bank, the Swingline Lenders or any other Lender may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any of the Administrative Agent, any Issuing Bank, the Swingline Lenders or any other Lender or any of their customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each of the Administrative Agent, each Issuing Bank, the Swingline Lenders and any other Lender and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. None of the Administrative Agent, any Issuing Bank, the Swingline Lenders or any other Lender will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by the Administrative Agent, any Issuing Bank, the Swingline Lenders and any other Lender, as applicable, of services for other companies, and none of the Administrative Agent, any Issuing Bank, the Swingline Lenders or any other Lender will furnish any such information to other companies. The Borrower also acknowledges that none of the Administrative Agent, any Issuing Bank, the Swingline Lenders or any other Lender has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

SECTION 9.17. Certain ERISA Matters(a) . (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arrangers and their respective Affiliates, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that none of the Administrative Agent, or any the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent, and the Lead Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and any other Loan Document, (ii) may recognize a gain if it extended the Loans, the Letters of Credit, or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 9.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.19. Termination. Promptly upon the Facility Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to the Borrower such termination statements and releases and other documents necessary or appropriate to evidence the release of the Borrower from this Agreement, the Loan Documents and each of the documents securing the obligations of the Borrower (and, in the case of the Facility Termination Date, with respect to each of the foregoing, the termination thereof) hereunder as the Borrower may reasonably request, all at the cost and expense of the Borrower.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HPS CORPORATE LENDING FUND

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank, a Swingline Lender and a Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

~~GOLDMAN SACHS~~ BANK ~~USA,~~OF AMERICA, N.A. as an Issuing Bank, a Swingline Lender and a Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

~~MUFG~~GOLDMAN SACHS BANK~~, LTD.,~~ USA as an Issuing Bank, a Swingline Lender and a Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

~~ROYAL BANK OF CANADA~~SUMITOMO MITSUI BANKING CORPORATION, as an Issuing Bank, a Swingline Lender and a Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

BNP PARIBAS. as a Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

ROYAL BANK OF CANADA. as a Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION as a Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

NATIXIS, NEW YORK BRANCH, as a Lender

~~SUMITOMO MITSUI BANKING CORPORATION, as an Issuing Bank, a Swingline Lender and a Lender~~

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

~~[NAME OF LENDER]~~MUFG BANK, LTD., as a Non-Extending Lender

By:
Name:
Title:

[Senior Secured Revolving Credit Agreement]

SCHEDULE I

Commitments, Issuing Banks and Swingline Lenders

Lender	Dollar Commitment		Multicurrency Commitment		Total
JPMorgan Chase Bank, N.A.		—	$	~~100,000,000.00~~150,000,000.00	$	~~100,000,000.00~~150,000,000.00
Bank of America, N.A.		—		$150,000,000.00		$150,000,000.00
BNP Paribas		—		$150,000,000.00		$150,000,000.00
Goldman Sachs Bank USA		—	$	~~100,000,000.00~~150,000,000.00	$	~~100,000,000.00~~150,000,000.00
~~MUFG Bank, Ltd.~~Sumitomo Mitsui Banking Corporation	$	~~100,000,000.00~~150,000,000.00		—	$	~~100,000,000.00~~150,000,000.00
Royal Bank of Canada		—		$100,000,000.00		$100,000,000.00
~~Sumitomo Mitsui Banking Corporation~~	~~$~~	~~100,000,000.00~~		~~—~~ 	~~$~~	~~100,000,000.00~~
~~Bank of America, N.A.~~		~~—~~ 	~~$~~	~~75,000,000.00~~	~~$~~	~~75,000,000.00~~
~~BNP Paribas~~		~~—~~ 	~~$~~	~~75,000,000.00~~	~~$~~	~~75,000,000.00~~
Capital One, National Association		—		$75,000,000.00		$75,000,000.00
Deutsche Bank AG New York Branch		$75,000,000.00		—		$75,000,000.00
Natixis, New York Branch		—		$75,000,000.00		$75,000,000.00
Morgan Stanley Bank, N.A.		—		$50,000,000.00		$50,000,000.00
The Bank of New York Mellon		—		$50,000,000.00		$50,000,000.00
MUFG Bank, Ltd.		$100,000,000.00		—		$100,000,000.00

Total Commitments	$	~~275,000,000~~325,000,000	$	~~650,000,000~~950,000,000	$	~~925,000,000~~1,275,000,000

Issuing Banks

Issuing Bank	Class	LC Commitment
JPMorgan Chase Bank, N.A.	Multicurrency		$40,000,000.00
~~Goldman Sachs~~ Bank ~~USA~~of America, N.A.	Multicurrency		$40,000,000.00
~~MUFG Bank, Ltd.~~	~~Dollar~~	~~$~~	~~40,000,000.00~~
~~Royal~~Goldman Sachs Bank ~~of Canada~~ USA	Multicurrency		$40,000,000.00
Sumitomo Mitsui Banking Corporation	Dollar		$40,000,000.00

Swingline Lenders

Swingline Lenders	Class
JPMorgan Chase Bank, N.A.	Multicurrency
~~Goldman Sachs~~ Bank ~~USA~~of America, N.A.	Multicurrency
~~MUFG Bank, Ltd.~~	~~Dollar~~
~~Royal~~Goldman Sachs Bank ~~of Canada~~ USA	Multicurrency
Sumitomo Mitsui Banking Corporation	Dollar

SCHEDULE II

Material Agreements and Liens

(A) Material Agreements

[Intentionally Omitted]

(B) Liens

[Intentionally Omitted]

SCHEDULE III

~~Permitted Indebtedness~~[Reserved]

~~1. None.~~

SCHEDULE IV

Subsidiaries and Investments

(A) Subsidiaries

[Intentionally Omitted]

(B) Investments

[Intentionally Omitted]

SCHEDULE V

Transactions with Affiliates

[Intentionally Omitted]

SCHEDULE VI

Industry Classification Group List

[Intentionally Omitted]

SCHEDULE VII

Approved Dealers and Approved Pricing Services

Approved Dealers:

[Intentionally Omitted]

Approved Pricing Services:

[Intentionally Omitted]

SCHEDULE VIII

Excluded Assets

[Intentionally Omitted]

EXHIBIT A

[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender]1]

3.	Borrower:	HPS Corporate Lending Fund

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[1]	Select as applicable.

Assignment and Assumption

5.	Credit Agreement:	The Senior Secured Revolving Credit Agreement dated as of June 23, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HPS Corporate Lending Fund, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent

6.	Assigned Interest:

Class and Type Assigned[2]	Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitments/Loans Assigned	Percentage Assigned of Commitments/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date: _____________ ___, 202__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[2]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Dollar Commitments” or “Multicurrency Commitment”, etc.)

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

Assignment and Assumption

[Consented to and][4] Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

[______________], as an
Issuing Bank

By:
Name:
Title:

[Consented to:][5]

HPS CORPORATE LENDING FUND

By: HPS Investment Partners, LLC, its Investment Adviser

By:
Name:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only when the consent of the Borrower is required by the terms of the Credit Agreement.

Assignment and Assumption

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made by any Person other than the Assignor in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder as if originally named as a Lender therein, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.01(d) of the Credit Agreement or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (vi) if this Assignment and Assumption is with respect to Multicurrency Commitments and/or Multicurrency Loans, it is able to fund and receive payments on account of each outstanding Agreed Foreign Currency as of the Effective Date without the need to obtain any authorization referred to in clause (c) of the definition of “Agreed Foreign Currency” in the Credit Agreement, and (vii) it is not a Disqualified Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest,

Annex 1 to Assignment and Assumption

fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. The provisions of this Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement. This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which together shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

Annex 1 to Assignment and Assumption

EXHIBIT B

[Form of Borrowing Base Certificate]

BORROWING BASE CERTIFICATE

Monthly accounting period ended ____________, 20__

Reference is made to the Senior Secured Revolving Credit Agreement dated as of June 23, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), among HPS Corporate Lending Fund (the “Borrower”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent. Terms defined in the Credit Agreement are used herein as defined therein. The contents of this certificate are confidential and subject to Section 9.13(b) of the Credit Agreement.

Pursuant to [Section 5.01(d) of]            6 the Credit Agreement, the undersigned, the ______________ of the Borrower, and as such a Financial Officer of the Borrower, hereby certifies on behalf of the Borrower, in the undersigned’s capacity as a Financial Officer of the Borrower and not in the undersigned’s individual capacity, that attached hereto as Annex 1 is (a) a complete and correct list as at [the end of the monthly accounting period ended] ____________, 20__ (the “Reference Date”) of all Portfolio Investments included in the Collateral, indicating, in the case of each such Portfolio Investment [(and including the rationale for any industry reclassification and a comparison to show changes from the Borrowing Base Certificate from the immediately prior period)], (i) the classification thereof for purposes of Section 5.13 of the Credit Agreement, (ii) the Value thereof as determined in accordance with Section 5.12 of the Credit Agreement, (iii) whether or not such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement), (iv) the Advance Rates (as adjusted pursuant to Section 5.13 of the Credit Agreement) applicable to each Portfolio Investment included in the Borrowing Base and (v) whether or not each Portfolio Investment included in the Borrowing Base is a Participation Interest and (b) a true and correct calculation [(A)] of the Borrowing Base as of the Reference Date, [(B) with respect to Sections 6.03(d), 6.04(d) and 6.05(b) of the Credit Agreement during such monthly accounting period, in each case determined in accordance with the requirements of the Credit Agreement, and (C) the ratio of the Adjusted Gross Borrowing Base to the Combined Debt Amount].

[The undersigned hereby confirms that the Borrower was in compliance with Section [6.04(d)][6.05(a)] of the Credit Agreement during the applicable accounting period.]7

[6]	Bracketed provisions to be added only if such Borrowing Base Certificate is being delivered in connection with Section 5.01(d) of the Credit Agreement.
[7]

To be added only if during such monthly accounting period the Borrower has made any Investment pursuant to Section 6.04(d) of the Credit Agreement or declared any Restricted Payment pursuant to Section 6.05(a) of the Credit Agreement, as applicable.

Borrowing Base Certificate

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the __ day of     , 20 .

HPS CORPORATE LENDING FUND

By: HPS Investment Partners, LLC, its Investment Adviser

Name:
Title:

Borrowing Base Certificate

EXHIBIT C

[Form of Borrowing Request]

BORROWING REQUEST

[Date]8

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd., NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Tel: (302) 552-0714

Fax: (302) 634-8459

Email: andrew.weyant@chase.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd., NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Tel: (312) 542-6266

Fax: (302) 634-8459

Email: Christopher.draper@chase.com

Re:

Senior Secured Revolving Credit Agreement dated as of June 23, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”) among HPS Corporate Lending Fund (the “Borrower”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

Ladies and Gentlemen:

The Borrower hereby requests a [Dollar][Multicurrency] Borrowing pursuant to the Credit Agreement as follows:

[8]

The Borrower shall notify the Administrative Agent of such request by delivery of a signed Borrowing Request or by e-mail (i) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in a Foreign Currency (other than AUD or NZD), not later than 12:00 p.m., London time, three Business Days before the date of the proposed Borrowing, (iii) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing, (iv) in the case of an RFR Borrowing denominated in Sterling or CHF, not later than 12:00 p.m., New York time, four Business Days before the date of the proposed Borrowing or (v) in the case of a Term Benchmark Borrowing denominated in AUD or NZD, not later than 12:00 p.m., London time, four Business Days before the date of the proposed Borrowing.

Borrowing Request

1.	The aggregate amount of the requested Borrowing is $[___________].

2.	The Currency of the requested Borrowing is [______].

3.	The date of the requested Borrowing (a Business Day) is [________].

4.	[The Type of the Borrowing is [an ABR Borrowing][a Term Benchmark Borrowing].][9]

5.	The Interest Period is [one][two][three][six] months[10].

6.	The location and number of the Borrower’s account is: [___________].

By its execution of this Borrowing Request, the Borrower hereby certifies (to the Administrative Agent and each Lender) that:

(a) the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless the relevant representation and warranty already contains a materiality qualifier or, in the case of the representations and warranties in Sections 3.01, 3.02, 3.04, 3.11 and 3.15 of the Credit Agreement, and in Sections 2.01, 2.02 and 2.04 through 2.08 of the Guarantee and Security Agreement, in each such case, is true and correct in all respects) on and as of the date of the requested Borrowing, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b) at the date hereof and immediately after giving effect to the requested Borrowing, no Specified Default or Event of Default has occurred and is continuing; and

(c) the aggregate Covered Debt Amount (immediately after giving effect to the requested Borrowing and any Concurrent Transactions) does not exceed the Borrowing Base.

Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

HPS CORPORATE LENDING FUND

By: HPS Investment Partners, LLC, its Investment Adviser

By:
Name:
Title:

[9]	For Dollar Borrowings only.
[10]	For Term Benchmark Borrowings only.

Borrowing Request

EXHIBIT D

[Form of Interest Election Request]

INTEREST ELECTION REQUEST

[Date]

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd., NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Tel: (302) 552-0714

Fax: (302) 634-8459

Email: andrew.weyant@chase.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd., NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group

Tel: (312) 542-6266

Fax: (302) 634-8459

Email: Christopher.draper@chase.com

Re:

Senior Secured Revolving Credit Agreement dated as of June 23, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”) among HPS Corporate Lending Fund (the “Borrower”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent.

Ladies and Gentlemen:

The Borrower hereby provides the following information in compliance with Section 2.07 of the Credit Agreement:

1.	This request applies to [________].

2.	The effective date of the election (a Business Day) is [______].

Interest Election Request

3.	[The resulting Borrowing is [an ABR Borrowing][a Term Benchmark Borrowing].][11]

4.	The Interest Period is [one][three][six] months[12].

Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

HPS CORPORATE LENDING FUND

By: HPS Investment Partners, LLC, its Investment Adviser

By:
Name:
Title:

[11]	For Dollar Borrowings only.
[12]	For Term Benchmark Borrowings only.

Interest Election Request

EXHIBIT E

[Form of Promissory Note]

PROMISSORY NOTE

$[   ]

[       ], 202

New York, New York

FOR VALUE RECEIVED, HPS CORPORATE LENDING FUND (the “Borrower”), hereby promises to pay to [        ] (the “Lender”) or its registered permitted assignee, in accordance with the Credit Agreement (as hereinafter defined; the terms defined therein being used herein as therein defined) at such of the offices of JPMORGAN CHASE BANK, N.A. as shall be notified to the Borrower from time to time, the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, in the Currency required by the terms of the Credit Agreement and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement in respect of the Loans made by the Lender.

This Note evidences the Loans made by the Lender under the Senior Secured Revolving Credit Agreement, dated as of [        ], 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein. This Note is subject to the terms of the Credit Agreement (including, without limitation, Section 2.09(f) thereof).

Promissory Note

Except as permitted by Section 9.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be construed in accordance with and governed by the law of the State of New York.

HPS CORPORATE LENDING FUND

By: HPS Investment Partners, LLC, its Investment Adviser

By:
Name:
Title:

Promissory Note

SCHEDULE OF LOANS

This Note evidences the Loans made, continued or converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

Date	Class of Loan	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Interest Period (if any)	Amount Paid, Prepaid, Continued or Converted	Notation Made by

Promissory Note

EXHIBIT F

[Form of Lender NDA]

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement, dated as of    , 20  (this “Agreement”) is made and entered into between        (“Recipient”) and HPS Corporate Lending Fund (“Borrower”) (collectively, the “Parties”).

Borrower has provided or may provide to Recipient and Recipient’s Representatives (as defined below) for their review in conjunction with evaluating, preparing for or maintaining a potential or ongoing business relationship with Borrower(the “Relationship”), certain highly confidential, non-public and proprietary information regarding Borrower and its existing or potential businesses, which information may include, without limitation, financial statements, projections, budgets, current or prospective business plans; investment or trading strategies (including past performance of such strategies and any examples of such strategies), methods and models; investment documents; risk management systems; institutional or organizational structures; financial records and performance data; internal processes and procedures; operational data; compliance materials and reports; personnel information or other non-public data relating to employees, officers, principals, owners, investors, prime brokers or counterparties; trade secrets; prospective projects; information relating to any actual or prospective legal matters (including litigation, regulatory, industry self-regulatory or compliance matters) that may be subject to privilege; information regarding companies in which Borrower has invested or disclosed by those companies to Recipient at Borrower’s direction; and any other non-public information relating to Borrower that is or has been revealed to Recipient by or on behalf of Borrower at any time in preparation for or evaluation of the Relationship (“Confidential Information”). If the Recipient is a governmental entity, or advising a governmental entity, the Confidential Information is being provided voluntarily and contains trade secret and confidential business or financial information exempt from disclosure under the Freedom of Information Act and its state equivalents, and notwithstanding anything to the contrary contained herein Recipient hereby agrees not to disclose any Confidential Information pursuant thereto. Confidential Information shall include (i) all disclosures made at any time by or on behalf of Borrower to Recipient, whether made orally, in writing, or by any other means whether tangible, intangible, electronic or observational; (ii) all analyses, compilations, data, studies, notes, memoranda or other documents prepared by Recipient or its Representatives containing or based in whole or in part on Confidential Information, even if such documents do not identify Borrower by name; and (iii) the fact that Recipient has received information hereunder or is considering the possibility of entering, or has entered into, the Relationship. All Confidential Information, except that described in clause (ii) above, is and shall remain the property of Borrower. By disclosing Confidential Information to Recipient, Borrower does not grant to Recipient any license, interest or rights of any kind in or to the Confidential Information. Recipient agrees that the disclosure of Confidential

Information to Recipient does not confer upon Recipient any rights in or to the Confidential Information. No representation or warranty is made herein concerning the accuracy or completeness of the Confidential Information or the suitability of the Confidential Information for Recipient’s purposes. “Representatives” shall mean Recipient’s officers, directors, employees, accountants and attorneys.

Recipient and its Representatives shall not, without first obtaining Borrower’s express written consent: (a) use or permit the use of any Confidential Information for any purpose whatsoever except for the specific purposes of evaluating, preparing for and performing the Relationship; (b) disclose or permit the disclosure of any Confidential Information to any person or entity other than to those of the Recipient’s Representatives with a need to know the information contained therein for the purposes of the Relationship, provided that each such Representative has undertaken to hold such Confidential Information confidential to the same (or substantially similar) extent set forth herein; and (c) disclose any Confidential Information to any other client or affiliate of Recipient or any competitor or potential competitor of Borrower. Recipient agrees to maintain all Confidential Information in strict confidence at all times. Recipient shall be responsible for any breach of this Agreement by its Representatives.

This Agreement shall not apply to particular portions of the Confidential Information that (i) are or become generally available to the public other than as a result of a disclosure in breach of this Agreement; or (ii) are in, or come into, Recipient’s possession on a non-confidential basis from a third party source that is entitled to make such disclosure without breaching any obligation of confidentiality to Borrower.

If Recipient is required by law, regulatory authority or by court order, subpoena, or other legal process to disclose any Confidential Information, Recipient may do so, provided that it has first given Borrower prompt written notice (unless such notice is prohibited by law) so that Borrower may object to such disclosure and/or seek an appropriate protective order, and further provided that Recipient limits its disclosure to the minimum information necessary to comply with the final order.

Recipient acknowledges that improper disclosure of Borrower’s Confidential Information may irreparably harm Borrower. Because money damages may not be a sufficient remedy for any breach of this Agreement, Borrower shall be entitled to seek and obtain specific performance and injunctive or other equitable relief on an emergency, temporary, preliminary and/or permanent basis, as a remedy for any such breach or threatened breach, without first being required to demonstrate actual damages or post any security or bond. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other legal, equitable or contractual remedies that Borrower may have.

Recipient acknowledges that some Confidential Information may constitute material non-public information and agrees to comply with all laws, including securities laws, concerning such information.

Recipient agrees that absent Borrower’s prior written approval it will not name or show Borrower as a client, business partner, or otherwise, in any advertising or marketing materials or other text, audio, visual or electronic media for public distribution.

Promptly upon the request of Borrower, Recipient shall (except as required by law) return to Borrower or destroy all originals and copies of any Confidential Information in its or its Representatives’ possession or control, and provide written confirmation of such return or destruction to Borrower. If Recipient is required by applicable law or regulation to retain any Confidential Information beyond the date upon which it would otherwise be required hereunder to return or destroy such Confidential Information, then notwithstanding the paragraph below, the terms of this Agreement shall continue to apply to all such Confidential Information for as long as it is retained by Recipient.

This Agreement shall continue in full force and effect until the earlier of (i) two years from the date hereof and (ii) the date on which the Recipient or one of its affiliates executes definitive financing documentation in connection with the Relationship containing a confidentiality undertaking by the Recipient or such affiliate, except as otherwise provided herein.

This Agreement shall be governed by and interpreted under the internal laws of the State of New York (without reference to choice of law doctrine). This Agreement may be executed in several counterparts, each of which, when taken together, shall be deemed the same agreement. Each individual signing this Agreement on behalf of each respective party represents that he or she has the authority to bind such party hereby. This Agreement may not be changed or modified except by written agreement signed by the parties hereto or their successors in interest. The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. This Agreement may not be assigned by either party without prior written agreement of the other party, such consent not to be unreasonably withheld.

Please sign and return a copy of this Agreement to evidence your acceptance of and agreement to the foregoing terms.

Sincerely,

HPS Corporate Lending Fund

By: HPS Investment Partners, LLC, its Investment Adviser

By:
Name:
Title:

ACCEPTED AND AGREED:

[NAME OF RECIPIENT]

By:
Name:
Title:
Date:

Lender NDA